Exhibit 2.1
UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11

R.H. DONNELLEY CORPORATION, et al.,[1]	Case No. 09-11833 (KG)

Debtors.	Jointly Administered
JOINT PLAN OF REORGANIZATION FOR
R.H. DONNELLEY CORPORATION AND ITS SUBSIDIARIES

SIDLEY AUSTIN LLP	YOUNG CONAWAY STARGATT & TAYLOR, LLP
James F. Conlan	Robert S. Brady (No. 2847)
Jeffrey C. Steen	Edwin J. Harron (No. 3396)
Paul S. Caruso	Edmon L. Morton (No. 3856)
Jeffrey E. Bjork	Donald J. Bowman, Jr. (No. 4383)
Bojan Guzina	Kenneth J. Enos (No. 4544)
Alex R. Rovira	The Brandywine Building
One South Dearborn Street	1000 West Street, 17th Floor
Chicago, Illinois 60603	P.O. Box 391
Telephone: (312) 853-7000	Wilmington, Delaware 19899-0391
Facsimile: (312) 853-7036	Telephone: (302) 571-6600
Facsimile: (302) 571-1253
COUNSEL FOR DEBTORS AND DEBTORS IN POSSESSION
DATED: October 21, 2009

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: R.H. Donnelley Corporation (0040), R.H. Donnelley Inc. (7635), DonTech Holdings, LLC (1351), R.H. Donnelley Publishing & Advertising of Illinois Holdings, LLC (1433), DonTech II Partnership (0375), R.H. Donnelley Publishing & Advertising of Illinois Partnership (9571), R.H. Donnelley Publishing & Advertising, Inc. (8228), Get Digital Smart.com, Inc. (4530), R.H. Donnelley APIL, Inc. (6495), RHD Service LLC (0222), Dex Media, Inc. (9762), Dex Media East, Inc. (5763), Dex Media East LLC (4575), Dex Media East Finance Co. (5761), Dex Media West, Inc. (7004), Dex Media West LLC (3487), Dex Media West Finance Co. (7059), Dex Media Service LLC (9647), Business.com, Inc. (9750), and Work.com, Inc. (5224). The Debtors’ corporate headquarters are located at, and the mailing address for each Debtor is, 1001 Winstead Drive, Cary, NC 27513.

TABLE OF CONTENTS

INTRODUCTION	1

ARTICLE I : DEFINITIONS; RULES OF INTERPRETATION; EXHIBITS	1
1.1 Definitions	1
1.2 Rules of Interpretation	24
1.3 Exhibits and Plan Supplement	24
1.4 Deemed Acts	25

ARTICLE II : TREATMENT OF ADMINISTRATIVE AND PRIORITY TAX CLAIMS	25
2.1 Administrative Expense Claims	25
2.2 Priority Tax Claims	25

ARTICLE III : CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS	26
3.1 Summary of Classification and Treatment of Classified Claims and Interests	26
3.2 Classification and Treatment of Claims Against and Interests In RHDC (Debtor 1)	31
3.3 Classification and Treatment of Claims Against and Interests in DMI (Debtor 2)	35
3.4 Classification and Treatment of Claims Against and Interests In RHDI (Debtor 3)	38
3.5 Classification and Treatment of Claims Against and Interests In DMW (Debtor 4)	42
3.6 Classification and Treatment of Claims Against and Interests in DME (Debtor 5)	46
3.7 Classification and Treatment of Claims Against and Interests in the DMW Guarantor Debtors (Debtors 6 and 7)	49
3.8 Classification and Treatment of Claims Against and Interests In the DME Guarantor Debtors (Debtors 8 and 9)	52
3.9 Classification and Treatment of Claims Against and Interests In the RHDI Guarantor Debtors (Debtors 10 through 16)	55
3.10 Classification and Treatment of Claims Against and Interests In the Non Guarantor Debtors Other than RHD Service LLC (Debtors 17 through 19)	59
3.11 Classification and Treatment of Claims Against and Interests In RHD Service LLC (Debtor 20)	62

ARTICLE IV : ACCEPTANCE OR REJECTION OF PLAN	63
4.1 Impaired Classes of Claims and Interests Entitled to Vote	63
4.2 Acceptance by an Impaired Class	63
4.3 Deemed Acceptance of the Plan	63
4.4 Presumed Rejection of the Plan	63
4.5 Confirmability and Severability of the Plan	63

ARTICLE V : MEANS FOR IMPLEMENTATION OF THE PLAN	64
5.1 Non Substantive Consolidation	64
5.2 Corporate Governance, Directors, Officers and Corporate Action	64
5.3 Issuance and Distribution of New Securities and Related Matters	66
5.4 Reporting Requirements Under Securities Exchange Act of 1934 and Listing on the New York Stock Exchange or NASDAQ Stock Market	67
5.5 Amended and Restated Credit Agreements	67
5.6 Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors	68
5.7 Cancellation of Notes, Instruments, Debentures and RHDC Interests	68
5.8 Cancellation of Liens	69
5.9 Compensation and Benefit Programs	69
5.10 Management Incentive Plan	70
5.11 Sources of Cash for Plan Distributions	70
5.12 Restructuring Transactions	70
5.13 Additional Transactions Authorized Under the Plan	71

ARTICLE VI : TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES	71

i

6.1 Assumption of Executory Contracts and Unexpired Leases	71
6.2 Cure of Defaults of Assumed Executory Contracts and Unexpired Leases	72
6.3 Assumption of Collective Bargaining Agreements	72
6.4 Insurance Policies and Agreements	72
6.5 Rejection of Executory Contracts and Unexpired Leases	73
6.6 Rejection Damages Bar Date	73
6.7 Post Petition Contracts and Leases	73

ARTICLE VII : PROVISIONS GOVERNING DISTRIBUTIONS	73
7.1 Distributions for Claims or Interests Allowed as of the Initial Distribution Date	73
7.2 Interest on Claims	74
7.3 Distributions by Disbursing Agent	74
7.4 Delivery of Distributions and Undeliverable or Unclaimed Distributions	74
7.5 Record Date for Distributions	76
7.6 Means of Cash Payment	76
7.7 Withholding and Reporting Requirements	76
7.8 Setoffs	76
7.9 Fractional Shares	77

ARTICLE VIII : PROVISIONS FOR RESOLVING DISPUTED CLAIMS AND DISPUTED INTERESTS	77
8.1 Objections to and Estimation of Claims	77
8.2 Payments and Distributions on Disputed, Contingent and Unliquidated Claims and Interests and on Claims for Which Proofs of Claim are Filed	77

ARTICLE IX : CONFIRMATION AND CONSUMMATION OF THE PLAN	77
9.1 Conditions to Confirmation	78
9.2 Conditions to Effective Date	78
9.3 Waiver of Conditions	78
9.4 Consequences of Non-Occurrence of Effective Date	79
9.5 Substantial Consummation	79
9.6 Notice of Effective Date	79

ARTICLE X : INJUNCTIONS, RELEASES AND DISCHARGE	79
10.1 Discharge	79
10.2 Releases	81
10.3 Supplemental Injunction	83
10.4 Disallowed Claims And Disallowed Equity Interests	84
10.5 Exculpation	85
10.6 Revesting of Assets	85
10.7 Preservation of Rights of Action and Litigation Claims	86
10.8 Survival of Indemnification Obligations	86

ARTICLE XI : RETENTION OF JURISDICTION	87
11.1 Exclusive Jurisdiction of the Bankruptcy Court	87

ARTICLE XII : MISCELLANEOUS	89
12.1 Surrender of Instruments	89
12.2 Committees	89
12.3 Post-Confirmation Date Retention of Professionals	89
12.4 Bar Date for Payment or Reimbursement of Professional Fees and Expenses and Claims for Substantial Contribution	90
12.5 Effectuating Documents and Further Transactions	90
12.6 Exemption from Transfer Taxes	90
12.7 Payment of Statutory Fees	90
12.8 Payment of Notes Indenture Trustee Fees	90
12.9 Notes Indenture Trustees’ Proof of Claim in respect of Noteholders Claims	91

12.10 Amendment or Modification of the Plan	91
12.11 Severability of Plan Provisions	91
12.12 Binding Effect; Successors and Assigns	91
12.13 Revocation, Withdrawal or Non Consummation	91
12.14 Notice	92
12.15 Governing Law	93
12.16 Tax Reporting and Compliance	93
12.17 Filing of Additional Documents	93
12.18 Reservation of Rights	93

APPENDIXES

Appendix A: Appendix B: Appendix C: Appendix D: Appendix E:	Primary Obligor Debtors DMW Guarantor Debtors DME Guarantor Debtors RHDI Guarantor Debtors Non-Guarantor Debtors
EXHIBITS TO BE FILED WITH THE PLAN SUPPLEMENT

Exhibit 1.1.113:	Litigation Claims
Exhibit 1.1.118:	New RHDC Note
Exhibit 1.1.119:	New RHDC Notes Indenture
Exhibit 1.1.149:	Registration Rights Agreement
Exhibit 5.2.1(1):	Amended and Restated Certificate of Incorporation of Reorganized RHDC
Exhibit 5.2.1(2):	Amended and Restated By-Laws of Reorganized RHDC
Exhibit 5.2.2:	Initial Directors of Reorganized RHDC
Exhibit 5.2.4:	Board of Directors of the Reorganized Debtors other than Reorganized RHDC
Exhibit 5.5.1(1):	Amended and Restated RHDI Credit Agreement
Exhibit 5.5.1(2):	Amended and Restated RHDI Lenders Guaranty & Collateral Agreement
Exhibit 5.5.2(1):	Amended and Restated DMW Credit Agreement
Exhibit 5.5.2(2):	Amended and Restated DMW Lenders Guaranty & Collateral Agreement
Exhibit 5.5.3(1):	Amended and Restated DME Credit Agreement
Exhibit 5.5.3(2):	Amended and Restated DME Lenders Guaranty & Collateral Agreement
Exhibit 5.9.1:	Employment and Retirement Benefit Agreements
Exhibit 5.10:	Management Incentive Plan
Exhibit 5.12:	Restructuring Transactions
Exhibit 6.5:	List of Executory Contracts and Unexpired Leases to be Rejected Pursuant to the Plan

INTRODUCTION
          R.H. Donnelley Corporation and those entities listed in footnote 1 hereto, hereby propose the following joint plans of reorganization for the Debtors2 in their reorganization cases under chapter 11 of the Bankruptcy Code for the resolution of outstanding claims against and interests in the Debtors. The Debtors are the proponents of the Plan within the meaning of Section 1129 of the Bankruptcy Code. Reference is made to the Disclosure Statement, distributed contemporaneously herewith, for a discussion of the Debtors’ history, business, properties and operations, projections for those operations, risk factors, a summary and analysis of the Plan, and certain related matters including, among other things, the securities to be issued under the Plan. Subject to certain restrictions and requirements set forth herein and in Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Debtors reserve the right to alter, amend, modify, supplement, revoke or withdraw the Plan prior to its Substantial Consummation in accordance with the terms hereof, the Noteholders Support Agreement, the Confirmation Order, and the Bankruptcy Code; provided, however, that any amendment, modification or supplement to the Plan shall be reasonably acceptable to a Majority of Consenting Noteholders and shall not be inconsistent with the terms of the Banks Support Agreements.
     ARTICLE I : DEFINITIONS; RULES OF INTERPRETATION; EXHIBITS
     1.1 Definitions.
          As used herein, capitalized terms shall have the meanings set forth below. Any capitalized term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.
          1.1.1 Administrative Expense Claim means a Claim for costs and expenses of administration of the Chapter 11 Cases that are Allowed under Sections 328, 330, 363, 364(c)(1), 365, 503(b), and 507(a)(2) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the Debtors’ Estates and operating the businesses of the Debtors (such as wages, salaries and commissions for services and payments for inventory, leased equipment and premises) and Claims of governmental units for taxes (including tax audit Claims) related to tax years commencing after the Petition Date, but excluding Claims related to tax periods, or portions thereof, ending on or before the Petition Date; (b) all compensation for legal, financial, advisory, accounting and other professional services and reimbursement of expenses Allowed by the Bankruptcy Court; (c) any indebtedness or obligations incurred or assumed by the Debtors during the Chapter 11 Cases; (d) any payment to be made under the Plan or otherwise to cure a default on an assumed executory contract or unexpired lease; (e) any fees and charges assessed against the Debtors’ Estates under Section 1930, chapter 123, of title 28 of the United States Code; (f) Postpetition Intercompany Claims; and (g) all administrative and superpriority administrative expense claims set forth in the Final Cash Collateral Orders.
          1.1.2 Allowed means, with respect to a Claim or Interest, or any portion thereof, in any Class or category specified herein, a Claim or Interest (a) that is not listed as

[2]	Capitalized terms used in this Introduction shall have the meanings ascribed to such terms in Article I hereof and elsewhere in the Plan.

disputed, contingent or unliquidated on the Debtors’ schedules, if any, and as to which no objection or request for estimation has been filed on or before any applicable objection deadline, if any, set by the Bankruptcy Court or the expiration of such other applicable period fixed by the Bankruptcy Court; (b) as to which any objection has been settled, waived, withdrawn or denied by a Final Order; or (c) that is expressly allowed (i) by a Final Order, (ii) by an agreement between the Holder of such Claim or Interest and the Debtors or Reorganized Debtors, or (iii) pursuant to the terms of the Plan.
          1.1.3 Amended and Restated Credit Documents means, collectively, the Amended and Restated DME Credit Agreement, the Amended and Restated DMW Credit Agreement, the Amended and Restated RHDI Credit Agreement, the Amended and Restated DME Lenders Guaranty & Collateral Agreement, the Amended and Restated DMW Lenders Guaranty & Collateral Agreement, the Amended and Restated RHDI Lenders Guaranty & Collateral Agreement and any other definitive documentation as is necessary to consummate the transactions contemplated by the Banks Support Agreements.
          1.1.4 Amended and Restated DME Credit Agreement means that certain amendment and restatement of the DME Credit Agreement as of the Effective Date (or, if applicable and in accordance with the DME Lenders Plan Term Sheet, a new credit agreement), on the same economic terms as, and otherwise in all material respects consistent with, the terms set forth in the DME Lenders Plan Term Sheet, including such other definitive documentation as is necessary to consummate the transactions contemplated by the DME Lenders Plan Term Sheet. The Amended and Restated DME Credit Agreement shall be substantially in the form attached as an exhibit to the Plan Supplement, and shall be in form and substance reasonably acceptable to the Debtors, the DME Lenders Agent and a Majority of Consenting Noteholders.
          1.1.5 Amended and Restated DME Lenders Guaranty & Collateral Agreement means that certain amendment and restatement of the DME Lenders Guaranty & Collateral Agreement (or, if applicable and in accordance with the DME Lenders Plan Term Sheet, a new guaranty and collateral agreement), on the same economic terms as, and in all material respects consistent with, the terms set forth in the DME Lenders Plan Term Sheet. The Amended and Restated DME Lenders Guaranty & Collateral Agreement shall be substantially in the form attached as an exhibit to the Plan Supplement, and shall be in form and substance reasonably acceptable to the Debtors, the DME Lenders Agent and a Majority of Consenting Noteholders.
          1.1.6 Amended and Restated DMW Credit Agreement means that certain amendment and restatement of the DMW Credit Agreement as of the Effective Date (or, if applicable and in accordance with the DMW Lenders Plan Term Sheet, a new credit agreement), on the same economic terms as, and otherwise in all material respects consistent with, the terms set forth in the DMW Lenders Plan Term Sheet, including such other definitive documentation as is necessary to consummate the transactions contemplated by the DMW Lenders Plan Term Sheet. The Amended and Restated DMW Credit Agreement shall be substantially in the form attached as an exhibit to the Plan Supplement, and shall be in form and substance reasonably acceptable to the Debtors, the DMW Lenders Agent and a Majority of Consenting Noteholders.
          1.1.7 Amended and Restated DMW Lenders Guaranty & Collateral Agreement means that certain amendment and restatement of the DMW Lenders Guaranty &

Collateral Agreement (or, if applicable and in accordance with the DMW Lenders Plan Term Sheet, a new guaranty and collateral agreement), on the same economic terms as, and in all material respects consistent with, the terms set forth in the DMW Lenders Plan Term Sheet. The Amended and Restated DMW Lenders Guaranty & Collateral Agreement shall be substantially in the form attached as an exhibit to the Plan Supplement, and shall be in form and substance reasonably acceptable to the Debtors, the DMW Lenders Agent and a Majority of Consenting Noteholders.
          1.1.8 Amended and Restated RHDI Credit Agreement means that certain amendment and restatement of the RHDI Credit Agreement as of the Effective Date (or, if applicable and in accordance with the RHDI Lenders Plan Term Sheet, a new credit agreement), on the same economic terms as, and otherwise in all material respects consistent with, the terms set forth in the RHDI Lenders Plan Term Sheet, including such other definitive documentation as is necessary to consummate the transactions contemplated by the RHDI Lenders Plan Term Sheet. The Amended and Restated RHDI Credit Agreement shall be substantially in the form attached as an exhibit to the Plan Supplement, and shall be in form and substance reasonably acceptable to the Debtors, the RHDI Lenders Agent and a Majority of Consenting Noteholders.
          1.1.9 Amended and Restated RHDI Lenders Guaranty & Collateral Agreement means that certain amendment and restatement of the RHDI Lenders Guaranty & Collateral Agreement (or, if applicable and in accordance with the RHDI Lenders Plan Term Sheet, a new guaranty and collateral agreement), on the same economic terms as, and in all material respects consistent with, the terms set forth in the RHDI Lenders Plan Term Sheet. The Amended and Restated RHDI Lenders Guaranty & Collateral Agreement shall be substantially in the form attached as an exhibit to the Plan Supplement, and shall be in form and substance reasonably acceptable to the Debtors, the RHDI Lenders Agent and a Majority of Consenting Noteholders.
          1.1.10 Assumption/Rejection Motion means a motion to be filed by the Debtors prior to the hearing on the Confirmation of the Plan, providing for the assumption or rejection of executory contracts and unexpired leases to which any of the Debtors are party and which have not been previously assumed or rejected.
          1.1.11 Ballot means the document for accepting or rejecting the Plan, in the form approved by the Bankruptcy Court, and in form and substance reasonably acceptable to a Majority of Consenting Noteholders.
          1.1.12 Banks Support Agreements means, collectively, the DME Lenders Plan Support Agreement, the DMW Lenders Plan Support Agreement and the RHDI Lenders Plan Support Agreement.
          1.1.13 Bankruptcy Code means title 11 of the United States Code, as in effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Chapter 11 Cases.
          1.1.14 Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware or any other court with jurisdiction over the Chapter 11 Cases.

          1.1.15 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under Section 2075 of title 28 of the United States Code and any local rules of the Bankruptcy Court, as in effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Chapter 11 cases.
          1.1.16 Business Day means any day other than a Saturday, a Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).
          1.1.17 By-Laws means the amended and restated by-laws of Reorganized RHDC, in form and substance acceptable to a Majority of Consenting Noteholders in their discretion, in substantially the form attached as Exhibit 5.2.1(2) to the Plan to be filed with the Plan Supplement.
          1.1.18 Certificate of Incorporation means the amended and restated certificate of incorporation of Reorganized RHDC, in form and substance acceptable to a Majority of Consenting Noteholders in their discretion, in substantially the form attached as Exhibit 5.2.1(1) to the Plan to be filed with the Plan Supplement.
          1.1.19 Chapter 11 Cases means the voluntary cases commenced May 28, 2009 by the Debtors in the Bankruptcy Court under chapter 11 of the Bankruptcy Code.
          1.1.20 Claim means a “claim,” as defined in Section 101(5) of the Bankruptcy Code.
          1.1.21 Claims Agent means The Garden City Group, Inc., employed and retained by the Debtors, pursuant to an order of the Bankruptcy Court, as claims, noticing, and balloting agent.
          1.1.22 Class means a category of Claims or Interests pursuant to the Plan, as such term is used and described in Section 1122 and Section 1123(a)(1) of the Bankruptcy Code.
          1.1.23 Confirmation means the entry of the Confirmation Order by the Bankruptcy Court.
          1.1.24 Confirmation Date means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on its docket.
          1.1.25 Confirmation Hearing means the hearing held by the Bankruptcy Court on confirmation of the Plan, as such hearing may be continued from time to time.
          1.1.26 Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.
          1.1.27 Consenting Noteholders means those certain unaffiliated entities that are Holders (or advisor, nominee or investment manager for beneficial holder(s)) of Noteholder Claims and that are parties to the Noteholders Support Agreement, and any Holder of Notes who after the date of the Noteholders Support Agreement executes a counterpart to the Noteholders Support Agreement or takes the actions required of a transferee in accordance with Section 7 of the Noteholders Support Agreement; and are represented by Akin Gump Strauss Hauer & Feld LLP, as legal counsel, and Houlihan Lokey Howard & Zukin Capital, Inc., as financial advisor.
          1.1.28 Convenience Claim means a Claim against any of the Debtors that would otherwise be classified as an Allowed General Unsecured Claim, and which (i) is in an amount that is equal to or less than $5,000 or (ii) pursuant to the Ballot has been reduced to $5,000 by election of the Holder of such Claim.
          1.1.29 Debtor(s) means, individually or collectively, the debtors and debtors in possession identified in footnote 1 hereto.
          1.1.30 Disallowed Claim means all or such part of a Claim that is disallowed by a Final Order of the Bankruptcy Court or other court of competent jurisdiction.
          1.1.31 Disbursing Agent means any entity in its capacity, including, but not limited to, the Prepetition Lenders Agents, as a disbursing agent under Section 7.3 hereof.
          1.1.32 Discharge Injunction means the injunction described in Section 1141 of the Bankruptcy Code and contained in Section 10.1.2 of the Plan.
          1.1.33 Disclosure Statement means that certain disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, each in form and substance reasonably acceptable to a Majority of Consenting Noteholders, as the same may be amended, supplemented or otherwise modified from time to time, as approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code; provided, however, that any amendment, modification or supplement to the Disclosure Statement shall be reasonably acceptable, or acceptable, as the case may be, to a Majority of Consenting Noteholders in accordance with the Noteholders Support Agreement and Noteholders Plan Term Sheet.
          1.1.34 Disputed Claim means any Claim, including any portion thereof, that is (a) neither an Allowed Claim nor a Disallowed Claim, or (b) for which a Proof of Claim or Interest for payment has been timely filed with the Bankruptcy Court or a written request for payment has been made, to the extent that any of the Debtors or any party in interest has interposed a timely objection or request for estimation, which objection or request for estimation has not been withdrawn or determined by a Final Order.
          1.1.35 Distribution Record Date means, the Confirmation Date or such other date as may be designated in the Confirmation Order.
          1.1.36 DME means Dex Media East LLC, a Delaware limited liability company.
          1.1.37 DME Credit Agreement means that certain Credit Agreement among DMI, Dex Media East, Inc., DME, as Borrower, the DME Lenders, the DME Lenders Agent, Bank of America, N.A., Bear Stearns Corporate Lending Inc., Credit Suisse, Cayman Islands Branch, Deutsche Bank Trust Company Americas and the Royal Bank of Scotland, PLC, as Co-Documentation Agents, and J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as Joint Lead Arrangers and Joint Bookrunners dated as of October 24, 2007 (as amended, supplemented or otherwise modified) prior to the effective date of the Amended and Restated DME Credit Agreement.
          1.1.38 DME Guarantor Debtors means those Debtors listed on Appendix C.
          1.1.39 DME Hedge Agreements means those certain interest rate hedge agreements entered into by DME with the DME Hedge Providers; the obligations which arise thereunder or relate thereto are secured under the DME Lenders Guaranty & Collateral Agreement.
          1.1.40 DME Hedge Providers means those DME Revolving Lenders or DME Term Lenders, as the case may be, or their respective affiliates, party to interest rate hedge agreements with DME.
          1.1.41 DME Hedge Termination Payments means the net termination payments owing under the DME Hedge Agreements.
          1.1.42 DME Lenders means, collectively, (i) the DME Revolving Lenders, (ii) the DME Term Lenders, and (iii) the DME Hedge Providers.
          1.1.43 DME Lenders Agent means JPMorgan Chase Bank, N.A., in its capacity as (i) administrative agent to the DME Lenders under the DME Credit Agreement and (ii) as collateral agent to the DME Lenders under the DME Lenders Guaranty & Collateral Agreement and related documents.
          1.1.44 DME Lenders Claims means all Claims of (i) the DME Lenders arising under the DME Credit Agreement, the DME Lenders Guaranty & Collateral Agreement and all related documentation, including, but not limited to, related pledge agreements, mortgages and other security agreements or instruments, (ii) the DME Hedge Providers under the DME Hedge Agreements and (iii) the DME Lenders Agent under the documentation set forth in (i) and (ii) and all other documentation related thereto.
          1.1.45 DME Lenders Guaranty & Collateral Agreement means that certain Guaranty and Collateral Agreement, by and among DME, Dex Media East, Inc., Dex Media East Finance Co. and the DME Lenders Agent dated as of October 24, 2007 (as amended, supplemented or otherwise modified prior to the effective date of the Amended and Restated DME Lenders Guaranty and Collateral Agreement), pursuant to which, among other things, (i) Dex Media East, Inc. and Dex Media East Finance Co. agreed to guarantee the obligations under the DME Credit Agreement and DME Hedge Agreements, and (ii) DME, Dex Media East, Inc., Dex Media East Finance Co. secured the obligations under the DME Credit Agreement and DME Hedge Agreements.
          1.1.46 DME Lenders Guaranty Claims means those Claims of the DME Lenders arising under the DME Lenders Guaranty & Collateral Agreement.
          1.1.47 DME Lenders Plan Support Agreement means that certain Plan Support Agreement dated as of May 21, 2009, as amended or otherwise modified from time to time in accordance with the terms thereof (including all exhibits and attachments thereto, including the DME Lenders Plan Term Sheet), entered into prior to the Petition Date by and among R.H. Donnelley Corporation, DMI, Dex Media East, Inc., DME and certain of the DME Lenders that are parties thereto and which, as of the Petition Date, held in excess of two-thirds (2/3) in principal amount and one-half (1/2) in number of the aggregate DME Lenders Claims. A copy of the DME Lenders Plan Support Agreement is attached to the Disclosure Statement as Exhibit B.
          1.1.48 DME Lenders Plan Term Sheet means that certain Term Sheet, as amended or otherwise modified from time to time in accordance with the terms of the DMW Lenders Plan Support Agreement, a copy of which is attached as Exhibit A to the DME Lenders Plan Support Agreement.
          1.1.49 DME Revolving Loans means those revolving loans made under the DME Credit Agreement by the DME Revolving Lenders.
          1.1.50 DME Revolving Lenders means those Persons from time to time party to the DME Credit Agreement in their capacities as revolving lenders thereunder.
          1.1.51 DME Term Lenders means, collectively, the DME Term Loan A Lenders and the DME Term Loan B Lenders.
          1.1.52 DME Term Loan A means that certain term loan A provided under the DME Credit Agreement by the DME Term Loan A Lenders.
          1.1.53 DME Term Loan A Lenders means those Persons from time to time party to the DME Credit Agreement in their capacities as term loan A lenders thereunder.
          1.1.54 DME Term Loan B means that certain term loan B provided under the DME Credit Agreement by the DME Term Loan B Lenders.
          1.1.55 DME Term Loan B Lenders means those Persons from time to time party to the DME Credit Agreement in their capacities as term loan B lenders thereunder.
          1.1.56 DME Term Loans means, collectively, the DME Term Loan A and DME Term Loan B.
          1.1.57 DMI means Dex Media, Inc., a Delaware corporation.
          1.1.58 DMI 8% Senior Notes means the 8% Senior Notes due 2013 in the outstanding aggregate principal amount of $500 million as of the Petition Date, issued by DMI under an Indenture dated as of November 10, 2003, between DMI and Law Debenture Trust Company, as successor to U.S. Bank National Association, as Trustee.
          1.1.59 DMI 9% Senior Discount Notes means, collectively, the two series of 9% Senior Discount Notes due 2013 in the outstanding aggregate principal amount of $750 million as of the Petition Date, issued by DMI under those certain Indentures dated as of (i) November 10, 2003 and (ii) February 11, 2004, between DMI and Law Debenture Trust Company, as successor to U.S. Bank National Association, as Trustee.

          1.1.60 DMI Notes means, collectively, the DMI 8% Senior Notes and the DMI 9% Senior Discount Notes.
          1.1.61 DMI Notes Indenture(s) means, individually or collectively: (i) that certain Indenture dated as of November 10, 2003, pursuant to which DMI issued the DMI 8% Senior Notes, as amended, restated or otherwise modified from time to time; and (ii) those certain Indentures dated as of (i) November 10, 2003 and (ii) February 11, 2004, pursuant to which DMI issued the DMI 9% Senior Discount Notes, as amended, restated or otherwise modified from time to time.
          1.1.62 DMI Noteholders Claims means all Claims arising under or evidenced by the DMI Notes and DMI Notes Indentures and related documentation.
          1.1.63 DMW means Dex Media West LLC, a Delaware limited liability company.
          1.1.64 DMW 5.875% Senior Notes means the 5.875% Senior Notes due 2011 in the outstanding aggregate principal amount of $9 million as of the Petition Date, issued by DMW and Dex Media West Finance Co. under an Indenture dated as of November 24, 2004, between DMW, Dex Media West Finance Co. and Wilmington Trust Company, as successor to U.S. Bank National Association, as Trustee.
          1.1.65 DMW 8.5% Senior Notes means the 8.5% Senior Notes due 2010 in the outstanding aggregate principal amount of $385 million as of the Petition Date, issued by DMW and Dex Media West Finance Co. under an Indenture dated as of August 29, 2003, between DMW, Dex Media West Finance Co. and Wilmington Trust Company, as successor to U.S. Bank National Association, as Trustee.
          1.1.66 DMW 9.875% Senior Subordinated Notes means the 9.875% Senior Subordinated Notes due 2013 in the outstanding aggregate principal amount of $762 million as of the Petition Date, issued by DMW and Dex Media West Finance Co. under an Indenture dated as of August 29, 2003, between DMW, Dex Media West Finance Co. and Law Debenture Trust Company, as successor to U.S. Bank National Association, as Trustee.
          1.1.67 DMW Credit Agreement means that certain Credit Agreement by and among DMI, Dex Media West, Inc., DMW, as Borrower, the DMW Lenders, the DMW Lenders Agent, Bank of America, N.A., as Syndication Agent, Barclays Bank, PLC, Credit Suisse, Cayman Islands Branch, Deutsche Bank Trust Company Americas, Goldman Sachs Credit Partners, LP, Morgan Stanley & Co. and Wachovia Bank, National Association, as Co-Documentation Agents, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners dated as of June 6, 2008 (as amended, supplemented or otherwise modified) prior to the effective date of the Amended and Restated DMW Credit Agreement.
          1.1.68 DMW Guarantor Debtors means those Debtors listed on Appendix B.
          1.1.69 DMW Hedge Agreements means those certain interest rate hedge agreements entered into by DMW with the DMW Hedge Providers; the obligations which arise thereunder or relate thereto are secured under the DMW Lenders Guaranty & Collateral Agreement.
          1.1.70 DMW Hedge Providers means those DMW Revolving Lenders or DMW Term Lenders, as the case may be, or their respective affiliates, party to interest rate hedge agreements with DMW.
          1.1.71 DMW Hedge Termination Payments means the net termination payments owing under the DMW Hedge Agreements.
          1.1.72 DMW Lenders means, collectively, (i) the DMW Revolving Lenders, (ii) the DMW Term Lenders, and (iii) the DMW Hedge Providers.
          1.1.73 DMW Lenders Agent means JPMorgan Chase Bank, N.A., in its capacity as (i) administrative agent to the DMW Lenders under the DMW Credit Agreement and (ii) as collateral agent to the DMW Lenders under the DMW Lenders Guaranty & Collateral Agreement and related documents.
          1.1.74 DMW Lenders Claims means all Claims of (i) the DMW Lenders arising under the DMW Credit Agreement, the DMW Lenders Guaranty & Collateral Agreement and all related documentation, including, but not limited to, related pledge agreements, mortgages and other security agreements or instruments, (ii) the DMW Hedge Providers under the DMW Hedge Agreements and (iii) the DMW Lenders Agent under the documentation set forth in (i) and (ii) and all other documentation related thereto.
          1.1.75 DMW Lenders Guaranty & Collateral Agreement means that certain Guaranty and Collateral Agreement, by and among DMW, Dex Media West, Inc., and Dex Media West Finance Co., and the DMW Lenders Agent, dated as of June 6, 2008 (as amended, supplemented or otherwise modified prior to the effective date of the Amended and Restated DMW Lenders Guaranty and Collateral Agreement), pursuant to which, among other things, (i) Dex Media West, Inc. and Dex Media West Finance Co. agreed to guarantee the obligations under the DMW Credit Agreement and DMW Hedge Agreements, and (ii) DMW, Dex Media West, Inc. and Dex Media West Finance Co. secured the obligations under the DMW Credit Agreement and DMW Hedge Agreements.
          1.1.76 DMW Lenders Guaranty Claims means those Claims of the DMW Lenders arising under the DMW Lenders Guaranty & Collateral Agreement.
          1.1.77 DMW Lenders Plan Support Agreement means that certain Plan Support Agreement dated as of May 21, 2009, as amended or otherwise modified from time to time in accordance with the terms thereof (including all exhibits and attachments thereto, including the DMW Lenders Plan Term Sheet), entered into prior to the Petition Date by and among R.H. Donnelley Corporation, DMI, Dex Media West, Inc., DMW and certain DMW Lenders that are parties thereto which, as of the Petition Date, held in excess of two-thirds (2/3) in principal amount and one-half (1/2) in number of the aggregate DMW Lenders Claims. A copy of the DMW Lenders Plan Support Agreement is attached to the Disclosure Statement as Exhibit B.

          1.1.78 DMW Lenders Plan Term Sheet means that certain Term Sheet, as amended or otherwise modified from time to time in accordance with the terms of the DMW Lenders Plan Support Agreement, a copy of which is attached as Exhibit A to the DMW Lenders Plan Support Agreement.
          1.1.79 DMW Notes means, collectively, the DMW Senior Notes and the DMW Senior Subordinated Notes.
          1.1.80 DMW Revolving Loans means those revolving loans made under the DMW Credit Agreement by the DMW Revolving Lenders.
          1.1.81 DMW Revolving Lenders means those Persons from time to time party to the DMW Credit Agreement in their capacities as revolving lenders thereunder.
          1.1.82 DMW Senior Notes means, collectively, the DMW 5.875% Senior Notes and the DMW 8.5% Senior Notes.
          1.1.83 DMW Senior Notes Indenture(s) means, individually or collectively: (i) that certain Indenture dated as of November 24, 2004, pursuant to which DMW and Dex Media West Finance Co. issued the DMW 5.875% Senior Notes, as amended, restated or otherwise modified from time to time; and (ii) that certain Indenture dated as of August 29, 2003, pursuant to which DMW and Dex Media West Finance Co. issued the DMW 8.5% Senior Notes, as amended, restated or otherwise modified from time to time.
          1.1.84 DMW Senior Notes Noteholders Claims means all Claims arising under or evidenced by the DMW Senior Notes and the DMW Senior Notes Indentures and related documentation.
          1.1.85 DMW Senior Subordinated Notes means the DMW 9.875% Senior Subordinated Notes.
          1.1.86 DMW Senior Subordinated Notes Indenture means that certain Indenture dated as of August 29, 2003, pursuant to which DMW and Dex Media West Finance Co. issued the DMW Senior Subordinated Notes, as amended, restated or otherwise modified from time to time.
          1.1.87 DMW Senior Subordinated Notes Noteholders Claims means all Claims arising under or evidenced by the DMW Senior Subordinated Notes and the DMW Senior Subordinated Notes Indenture and related documentation.
          1.1.88 DMW Term Lenders means those Persons from time to time party to the DMW Credit Agreement in their capacities as term loan lenders thereunder.
          1.1.89 DMW Term Loan A means that certain term loan A provided under the DMW Credit Agreement by the DMW Term Loan A Lenders.
          1.1.90 DMW Term Loan A Lenders means those Persons from time to time party to the DMW Credit Agreement in their capacities as term loan A lenders thereunder.

          1.1.91 DMW Term Loan B means that certain term loan B provided under the DMW Credit Agreement by the DMW Term Loan B Lenders.
          1.1.92 DMW Term Loan B Lenders means those Persons from time to time party to the DMW Credit Agreement in their capacities as term loan B lenders thereunder.
          1.1.93 DMW Term Loans means, collectively, the DMW Term Loan A and the DMW Term Loan B.
          1.1.94 DTC means The Depository Trust Company.
          1.1.95 Effective Date means the first Business Day the Plan becomes effective as provided in Article IX hereof.
          1.1.96 Employee Benefit Plans means any employment, compensation, pension, welfare, healthcare, bonus, incentive compensation, sick leave and other leave, vacation pay, expense reimbursement, dependent care, retirement, savings, deferred compensation, supplemental pension, retention, workers compensation, life insurance, disability, dependent care, dependent healthcare, education, severance or other compensation or benefit plan, agreement or arrangement for the benefit of the current or former directors, officers or employees (whether salaried or hourly, active or retired) of the applicable Debtor, but excluding any pre-petition equity-based compensation awards granted by any of the Debtors.
          1.1.97 Employee Pension Plans means the R.H. Donnelley Corporation Retirement Account and the Dex Media, Inc. Pension Plan, each a tax-qualified defined benefit pension plan, and each amended and restated as of January 1, 2007.
          1.1.98 Employment and Retirement Benefit Agreements means, collectively, each of the employment contracts, compensation agreements and/or retirement benefit programs of the Debtors, or any of the Debtors, including, without limitation, those (x) listed as an exhibit to the Plan Supplement, which the Debtors have assumed or will assume as of the Effective Date pursuant to the Plan subject to the provisions and requirements of Section 365 and 1123(b) of the Bankruptcy Code, and (y) identified on Exhibit C to the Noteholders Plan Term Sheet.
          1.1.99 Estate(s) means, individually or collectively, the estate or estates of the Debtors created under Section 541 of the Bankruptcy Code.
          1.1.100 Exhibit means an exhibit annexed either to the Plan or the Disclosure Statement or filed as part of the Plan Supplement, in each case in form and substance reasonably acceptable, or acceptable, as the case may be, to a Majority of Consenting Noteholders in accordance with the Noteholders Support Agreement and Noteholders Plan Term Sheet.
          1.1.101 File, Filed or Filing means file, filed or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.
          1.1.102 Final Cash Management Order means that certain Final Order (I) Authorizing the Debtors to Continue Using Their Existing Cash Management System, (II) Authorizing the Continued Use of Existing Bank Accounts and Business Forms, (III) Authorizing the Continuation of Certain Intercompany Transactions, (IV) Waiving the

Requirements of 11 U.S.C. § 345(b) on an Interim Basis, and (V) Granting Administrative Expenses Status to Post-Petition Intercompany Transactions, entered by the Bankruptcy Court on June 1, 2009, Docket No. 43.
          1.1.103 Final Cash Collateral Order(s) means, individually or collectively:
               (a) that certain Final Order (I) Authorizing Debtors To Use Cash Collateral And (II) Granting Adequate Protection To Prepetition Secured Parties (Dex Media West LLC Final Order), entered by the Bankruptcy Court on June 25, 2009, Docket No. 147;
               (b) that certain Final Order (I) Authorizing Debtors To Use Cash Collateral And (II) Granting Adequate Protection To Prepetition Secured Parties (Dex Media East LLC Final Order), entered by the Bankruptcy Court on June 25, 2009, Docket No. 148; and
               (c) that certain Final Order (I) Authorizing Debtors To Use Cash Collateral And (II) Granting Adequate Protection To Prepetition Secured Parties (RHDI Final Order), entered by the Bankruptcy Court on June 25, 2009, Docket No. 149.
          1.1.104 Final Distribution Date means a date selected by the Reorganized Debtors that is no later than thirty (30) days after the date that all Disputed Claims shall have been Allowed or Disallowed pursuant to a Final Order of the Bankruptcy Court or such other court with competent jurisdiction over Disputed Claims.
          1.1.105 Final Order means an order or judgment of the Bankruptcy Court (or other court of competent jurisdiction) entered by the Clerk of the Bankruptcy Court on the docket in the Chapter 11 Cases (or on the docket of any other court of competent jurisdiction), which has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending, or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause such order not to be a Final Order.
          1.1.106 General Unsecured Claim means any Claim against the Debtors that is not an Administrative Expense Claim, a Priority Tax Claim, a Priority Non-Tax Claim, an Other Secured Claim, a Convenience Claim, a Prepetition Lenders Claim, a Noteholders Claim, a RHDI Noteholders Guaranty Claim or an Intercompany Claim and shall not include Claims that are Disallowed or released, whether by operation of law or pursuant to order of the Bankruptcy Court, written release or settlement, the provisions of the Plan or otherwise.
          1.1.107 Hedge Termination Payments means, collectively, the DME Hedge Termination Payments, the DMW Hedge Termination Payments and the RHDI Hedge Termination Payments.

          1.1.108 Holder means a Person holding a Claim against, or Interest in, a Debtor.
          1.1.109 Impaired means “impaired” within the meaning of Section 1124 of the Bankruptcy Code.
          1.1.110 Intercompany Claims means all prepetition Claims against any Debtor held by another Debtor.
          1.1.111 Interest means the interest of any holder of equity securities in any of the Debtors represented by any issued outstanding common stock, preferred interests or other instrument evidencing an ownership interest in any of the Debtors prior to the Effective Date (including prior to the Petition Date), whether or not transferable, any restricted stock units, calls, rights, puts, awards, commitments, repurchase rights, unvested or unexercised options, warrants, unvested common interests, unvested preferred interests or any other agreements of any character related to the common or preferred interests of any of the Debtors, obligating any of the Debtors to issue, transfer, purchase, redeem, or sell any equity interests or other equity securities, any rights under any equity incentive plans, voting agreements and registration rights agreements regarding equity securities of any of the Debtors, any claims arising from the rescission of a purchase, sale or other acquisition of any outstanding common interests or preferred interests or other equity securities (or any right, claim, or interest in and to any common interests, preferred interests or other equity securities) of any of the Debtors, any claims for the payment of any distributions with respect to any common or preferred interests of any of the Debtors, and any claims for damages or any other relief arising from the purchase, sale, or other acquisition of any of the Debtors’ outstanding common interests, preferred interests or other equity securities, including but not limited to the RHDC Interests.
          1.1.112 Lien means, with respect to any interest in property, any mortgage, lien, pledge, charge, security interest, easement or encumbrance of any kind whatsoever affecting such interest in property.
          1.1.113 Litigation Claims means the claims, rights of action, suits or proceedings, whether in law or in equity, whether known or unknown that any Debtor or Estate may hold against any entity as of the Petition Date, identified on Exhibit 1.1.111 to the Plan Supplement.
          1.1.114 Majority of Consenting Noteholders means the Consenting Noteholders holding 50.1% or more of the aggregate principal amount of the Notes held by all of the Consenting Noteholders, which requisite percentage shall necessarily include Franklin Advisors, Inc.
          1.1.115 Management Incentive Plan means the management, directors and employees compensation, incentive and benefit plan, that will be filed as an exhibit to the Plan Supplement, in form and substance reasonably acceptable to a Majority of Consenting Noteholders to the extent required by the Noteholders Support Agreement and Noteholders Plan Term Sheet, which shall include, among other things, an allocation of equity-based awards representing not less than ten percent (10%) of the fully diluted New RHDC Common Stock outstanding on the Effective Date.

          1.1.116 Maximum Class 1G Payment means $4,000,000, the aggregate dollar amount available to be distributed to Holders of Allowed Class 1G Claims against RHDC.3
          1.1.117 Maximum Class 2E Payment means $1,000,000, the aggregate dollar amount available to be distributed to Holders of Allowed Class 2E Claims against DMI.4
          1.1.118 Maximum Class 3F Payment means $4,000,000, the aggregate dollar amount available to be distributed to Holders of Allowed Class 3F Claims against RHDI.5
          1.1.119 Maximum Class 4G Payment means $1,000,000, the aggregate dollar amount available to be distributed to Holders of Allowed Class 4G Claims against DMW.6
          1.1.120 Maximum Convenience Class Payment means $1,000,000, the aggregate amount available to be distributed to Holders of Convenience Claims.
          1.1.121 New RHDC Common Stock means the new common stock, par value $0.001 per share, in Reorganized RHDC which will be issued (or shall be authorized to be issued) by Reorganized RHDC on, or as soon as reasonably practicable after, the Effective Date and distributed pursuant to the Plan.

[3]	As discussed in greater detail in Section II.B. of the Disclosure Statement, as of the date of the filing of this Plan, pursuant to the bar date order entered by the Bankruptcy Court on September 11, 2009 (the “Bar Date Order”) [Docket. No. 439] the dates by which Persons must file proofs of claim have not yet passed. The Debtors, subject to the reasonable consent of a Majority of Consenting Noteholders, will determine, prior to the commencement of the hearing to approve the adequacy of the Disclosure Statement (the “Disclosure Statement Hearing”), the appropriate amount of the Maximum Class 1G Payment and will revise the Plan to include appropriate provisions relating to the allowance and resolution of disputed Claims and distribution mechanics in respect of Allowed Claims, to the extent necessary to incorporate the Maximum Class 1G Payment into the Plan. Such amount and other Plan provisions will be disclosed in a further revised version of the Plan and the Disclosure Statement that will be filed with Bankruptcy Court prior to the Disclosure Statement Hearing.

[4]	See Footnote 3. The Debtors, subject to the reasonable consent of a Majority of Consenting Noteholders, will determine, prior to the commencement of the Disclosure Statement Hearing, the appropriate amount of the Maximum Class 2E Payment and will revise the Plan to include appropriate provisions relating to the allowance and resolution of disputed Claims and distribution mechanics in respect of Allowed Claims, to the extent necessary to incorporate the Maximum Class 2E Payment into the Plan. Such amount and other Plan provisions will be disclosed in a further revised version of the Plan and the Disclosure Statement that will be filed with Bankruptcy Court prior to the Disclosure Statement Hearing.

[5]	See Footnote 3. The Debtors, subject to the reasonable consent of a Majority of Consenting Noteholders, will determine, prior to the commencement of the Disclosure Statement Hearing, the appropriate amount of the Maximum Class 3F Payment and will revise the Plan to include appropriate provisions relating to the allowance and resolution of disputed Claims and distribution mechanics in respect of Allowed Claims, to the extent necessary to incorporate the Maximum Class 3F Payment into the Plan. Such amount and other Plan provisions will be disclosed in a further revised version of the Plan and the Disclosure Statement that will be filed with Bankruptcy Court prior to the Disclosure Statement Hearing.

[6]	See Footnote 3. The Debtors, subject to the reasonable consent of a Majority of Consenting Noteholders, will determine, prior to the commencement of the Disclosure Statement Hearing, the appropriate amount of the Maximum Class 4G Payment and will revise the Plan to include appropriate provisions relating to the allowance and resolution of disputed Claims and distribution mechanics in respect of Allowed Claims, to the extent necessary to incorporate the Maximum Class 4G Payment into the Plan. Such amount and other Plan provisions will be disclosed in a further revised version of the Plan and the Disclosure Statement that will be filed with Bankruptcy Court prior to the Disclosure Statement Hearing.

          1.1.122 New RHDC Notes means the new promissory notes in the aggregate principal amount of $300 million, the material terms of which are described in the Disclosure Statement and in Exhibit 1.1.118 of the Plan Supplement, to be issued by Reorganized RHDC pursuant to the New RHDC Notes Indenture on, or as soon as reasonably practicable after, the Effective Date and distributed pursuant to the Plan, and which terms and supporting documentation shall be in form and substance reasonably acceptable to a Majority of Consenting Noteholders.
          1.1.123 New RHDC Notes Indenture means the indenture governing the New RHDC Notes, which shall be substantially in the form to be filed with the Plan Supplement, and shall further be in form and substance reasonably acceptable to a Majority of Consenting Noteholders.
          1.1.124 New RHDC Stock Pool for Unsecured Creditors means all New RHDC Common Stock other than the New RHDC Common Stock reserved for issuance to the Debtors’ or Reorganized Debtors’ directors, officers and employees pursuant to the Management Incentive Plan.
          1.1.125 Non-Guarantor Debtors means those Debtors listed on Appendix E.
          1.1.126 Noteholder(s) means, individually or collectively, the Holder(s) of a Noteholder Claim(s).
          1.1.127 Noteholders Claims means all Claims arising under or evidenced by the Notes, the Notes Indentures and related documents.
          1.1.128 Noteholders Plan Term Sheet means that certain Term Sheet dated as of May 28, 2009, a copy of which is attached as Exhibit A to the Noteholders Support Agreement.
          1.1.129 Noteholders Support Agreement means that certain Restructuring Support Agreement dated as of May 28, 2009 (including all exhibits and attachments thereto, including the Noteholders Plan Term Sheet), entered into by and among RHDC and the Consenting Noteholders prior to the commencement of the Chapter 11 Cases. A copy of the Noteholders Support Agreement is attached to the Disclosure Statement as Exhibit C.
          1.1.130 Notes means, collectively, the issued and outstanding Notes under the Notes Indentures.
          1.1.131 Notes Indentures means, collectively, the DMI Notes Indenture, DMW Senior Notes Indenture, DMW Senior Subordinated Notes Indenture, RHDC Notes Indenture and RHDI Notes Indenture.
          1.1.132 Notes Indenture Trustee(s) means, individually or collectively, the trustees under each of the respective Notes Indentures, including any successor thereto.
          1.1.133 Notes Indenture Trustee Charging Lien means any Lien or other priority in payment arising prior to the Effective Date to which a Notes Indenture Trustee is entitled pursuant to the relevant Notes Indenture, against distributions to be made to Noteholders, for payment of any Notes Indenture Trustee Fees. Nothing contained in the Plan shall be deemed to impair, waive, extinguish, or negatively impact the Notes Indenture Trustee Charging Lien.
          1.1.134 Notes Indenture Trustee Fees means the reasonable compensation owed to any Notes Indenture Trustee (including in connection with the administration of distributions of Allowed Noteholder Claims pursuant to Section 7.5.2 of the Plan), and reasonable disbursements, indemnity claims, expenses and advances incurred or made by any Notes Indenture Trustee (including reasonable fees, disbursements and expenses of any Notes Indenture Trustee’s agents or external counsel), whether prior to, on or after the Petition Date (but no later than the Effective Date) and payable in accordance with and pursuant to the relevant Notes Indentures; provided, however, that any such indemnity claims shall be reasonable, liquidated and non-contingent as of the Effective Date, and shall otherwise be compensable under the terms of the relevant Notes Indenture.
          1.1.135 Other Secured Claim means a Claim, other than a Prepetition Lenders Claim, that is secured by a Lien on property in which a Debtor’s Estate has an interest or that is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder’s interest in the applicable Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Section 506(a) of the Bankruptcy Code or, in the case of the setoff, pursuant to Section 553 of the Bankruptcy Code.
          1.1.136 Petition Date means May 28, 2009, the date on which the Debtors commenced their Chapter 11 Cases.
          1.1.137 Person means an individual, corporation, partnership, association, joint stock company, joint venture, limited liability company, limited liability partnership, trust, estate, unincorporated organization or other entity, or any government, governmental agency or any subdivision, department or other instrumentality thereof.
          1.1.138 Plan means this chapter 11 plan of reorganization, including any Exhibits and all supplements, appendices and schedules thereto, either in its present form or as the same may be altered, amended, modified or supplemented from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.
          1.1.139 Plan Related Documents means the Plan, the Disclosure Statement, the solicitation materials in respect of the Plan, the Confirmation Order and any other documents or agreements filed with the Bankruptcy Court by the Debtors or at the Debtors’ direction that are necessary to implement the Plan, including any appendices, amendments, modifications, supplements, exhibits and schedules relating to the Plan or the Disclosure Statement, including: (i) any term sheet and/or commitment letter for any proposed exit financing facility, including, but not limited to, any amendment or restatement of a prepetition credit agreement, any guaranty and collateral agreement and any related documents; (ii) any operative documents for any proposed exit financing facility, including, but not limited to, any amendment or restatement of a prepetition credit agreement, any guaranty and collateral agreement and any related documents; (iii) any documents disclosing the identity of the members of the board of directors of any of the Reorganized Debtors and the nature of and compensation for any “insider” under the Bankruptcy Code who is proposed to be employed or retained by any of the Reorganized Debtors; (iv) any list of material executory contracts and unexpired leases to be assumed, assumed and assigned, or rejected; (v) a list of any material retained causes of action; (vi) the certificate of incorporation and bylaws for the Reorganized Debtors, including the Certificate of Incorporation and By-Laws; (vii) any registration rights agreement, including the Registration Rights Agreement; (viii) any stockholders agreement; (ix) the New RHDC Notes; and (x) any documents related to the New RHDC Notes, including the New RHDC Notes Indenture and any related purchase agreement; each of which shall be in form and substance reasonably acceptable, or acceptable, as the case may be, to a Majority of Consenting Noteholders in accordance with the Noteholders Support Agreement and Noteholders Plan Term Sheet.
          1.1.140 Plan Supplement means any supplement to the Plan, and the compilation of documents and forms of documents and exhibits to the Plan, as amended, modified or supplemented from time to time, to be filed with the Bankruptcy Court on or before the Plan Supplement Filing Date, each in form and substance reasonably acceptable, or acceptable, as the case may be, to a Majority of Consenting Noteholders in accordance with the Noteholders Support Agreement and Noteholders Plan Term Sheet.
          1.1.141 Plan Supplement Filing Date means the date the Debtors file the Plan Supplement which date shall not be later than ten (10) days prior to the Voting Deadline (except as may otherwise be agreed by the Debtors, a Majority of Consenting Noteholders, and the Prepetition Lenders Agents).
          1.1.142 Plan Support Agreements means, collectively, the Banks Support Agreements and the Noteholders Support Agreement.
          1.1.143 Plan Term Sheets means, collectively, the DME Lenders Plan Term Sheet, the DMW Lenders Plan Term Sheet, the RHDI Lenders Plan Term Sheet and the Noteholders Plan Term Sheet.
          1.1.144 Postpetition Intercompany Claims means all postpetition Claims against any Debtor held by another Debtor which, pursuant to the Final Cash Management Order, granted administrative priority status pursuant to Section 507(a)(2) of the Bankruptcy Code.
          1.1.145 Prepetition Lenders means, collectively, the DME Lenders, the DMW Lenders and the RHDI Lenders.
          1.1.146 Prepetition Lenders Agents means, collectively, the DME Lenders Agent, the DMW Lenders Agent and the RHDI Lenders Agent.
          1.1.147 Prepetition Lenders Claims means, collectively, the DMW Lenders Claims, the DME Lenders Claims and the RHDI Lenders Claims.
          1.1.148 Prepetition Lenders Guaranty Claims means, collectively, the DMW Lenders Guaranty Claims, the DME Lenders Guaranty Claims and the RHDI Lenders Guaranty Claims.
          1.1.149 Primary Obligor Debtors means those Debtors listed on Appendix A.

          1.1.150 Priority Non-Tax Claims means any Claim other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment as specified in Section 507(a) of the Bankruptcy Code.
          1.1.151 Priority Tax Claim means any Claim of a governmental unit of the kind entitled to priority in payment as specified in Sections 502(i) and 507(a)(8) of the Bankruptcy Code.
          1.1.152 Proof of Claim means the proof of claim that must be filed by a Holder of a Claim by the date(s), if any, designated by the Bankruptcy Court as the last date(s) for filing proofs of claim against or interests in the Debtors.
          1.1.153 Pro Rata means that proportion that a Claim or Interest in a particular Class bears to the aggregate amount of all Claims or Interests in such Class except in cases where Pro Rata is used in reference to multiple Classes in which case, Pro Rata means the proportion that a Claim or Interest in a particular Class bears to the aggregate amount of all Claims in such multiple Classes.
          1.1.154 Registration Rights Agreement means a registration rights agreement between Reorganized RHDC and the Holders of New RHDC Common Stock and New RHDC Notes, which shall be substantially in the form to be filed with the Plan Supplement and shall further be in form and substance acceptable to a Majority of Consenting Noteholders in their discretion.
          1.1.155 Reinstated or Reinstatement means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the Holder of such Claim, or (b) notwithstanding any contractual provision or applicable law that entitles the Holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim as such maturity existed before such default; (iii) compensating the Holder of such Claim for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; (iv) if such Claim arises from any failure to perform a nonmonetary obligation other than a default arising from failure to operate a nonresidential real property lease subject to Section 365(b)(1)(A) of the Bankruptcy Code, compensating the Holder of such Claim (other than the debtor or an insider) for any pecuniary loss incurred by such Holder as a result of such failure; and (v) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the Holder of such Claim.
          1.1.156 Related Persons means, with respect to any Person, such Person’s predecessors, successors and assigns (whether by operation of law or otherwise) and their respective present and former affiliates and each of their respective current and former members, partners, equity-holders, officers, directors, employees, managers, shareholders, partners, financial advisors, attorneys, accountants, investment bankers, consultants, agents and professionals, or other representatives, nominee or investment manager for beneficial owner(s) of the Notes, each acting in such capacity, and any Person claiming by or through any of them (including their respective officers, directors, managers, shareholders, partners, employees, members and professionals).

          1.1.157 Released Parties means, collectively, each of the Debtors, the Reorganized Debtors, the members of the Unsecured Creditors Committee, the Prepetition Lenders, the Prepetition Lenders Agents, the Consenting Noteholders, the Notes Indenture Trustees, and each of its respective Related Persons.
          1.1.158 Reorganized Debtors means, collectively, each of the reorganized Debtors or any successors thereto by merger, consolidation, conversion or otherwise, on or after the Effective Date, after giving effect to the transactions occurring on the Effective Date in accordance with the Plan.
          1.1.159 Reorganized DME means reorganized DME or any successors thereto by merger, consolidation, conversion or otherwise, on or after the Effective Date, after giving effect to the transactions occurring on the Effective Date in accordance with the Plan.
          1.1.160 Reorganized DMI means reorganized DMI or any successors thereto by merger, consolidation, conversion or otherwise, on or after the Effective Date, after giving effect to the transactions occurring on the Effective Date in accordance with the Plan.
          1.1.161 Reorganized DMW means reorganized DMW or any successors thereto by merger, consolidation, conversion or otherwise, on or after the Effective Date, after giving effect to the transactions occurring on the Effective Date in accordance with the Plan.
          1.1.162 Reorganized RHDC means reorganized RHDC or any successors thereto by merger, consolidation, conversion or otherwise, on or after the Effective Date, after giving effect to the transactions occurring on the Effective Date in accordance with the Plan.
          1.1.163 Reorganized RHDI means reorganized RHDI or any successors thereto by merger, consolidation, conversion or otherwise, on or after the Effective Date, after giving effect to the transactions occurring on the Effective Date in accordance with the Plan.
          1.1.164 Reorganized RHD Service means reorganized RHD Service or any successors thereto by merger, consolidation, conversion or otherwise, on or after the Effective Date, after giving effect to the transactions occurring on the Effective Date in accordance with the Plan.
          1.1.165 Restructuring Transactions means those transactions or other actions (including, without limitation, mergers, consolidations, conversions, joint ventures, restructurings, recapitalizations, dispositions, liquidations or dissolutions) that one or more of the applicable Debtors or Reorganized Debtors may enter into or undertake on, prior to, or after the Effective Date outside the ordinary course of business of such Debtors or Reorganized Debtors in accordance with Section 5.12 hereof; provided, however, that (i) the Debtors shall have obtained the consent of a Majority of Consenting Noteholders prior to entering into any such Restructuring Transaction that is entered into or undertaken on or prior to the Effective Date and (ii) any Restructuring Transaction that is entered into or undertaken after the Effective Date shall be subject to the terms of the Amended and Restated Credit Documents.
          1.1.166 Revolving Loans means, collectively, the DME Revolving Loans, DMW Revolving Loans and the RHDI Revolving Loans.

          1.1.167 RHDC means R.H. Donnelley Corporation, a Delaware corporation.
          1.1.168 RHDC 6.875% Senior Notes means the 6.875% Senior Notes due 2013 in the outstanding aggregate principal amount of $207 million as of the Petition Date, issued by RHDC under an Indenture dated as of January 14, 2005, between RHDC and The Bank of New York, as Trustee.
          1.1.169 RHDC 6.875% A-1 Senior Discount Notes means the 6.875% A-1 Senior Discount Notes due 2013 in the outstanding aggregate principal amount of $304 million as of the Petition Date, issued by RHDC under an Indenture dated as of January 27, 2006, between RHDC and The Bank of New York, as Trustee.
          1.1.170 RHDC 6.875% A-2 Senior Discount Notes means the 6.875% A-2 Senior Discount Notes due 2013 in the outstanding aggregate principal amount of $458 million as of the Petition Date, issued by RHDC under an Indenture dated as of January 27, 2006, between RHDC (as successor to R.H. Donnelley Finance Corporation III) and The Bank of New York, as Trustee.
          1.1.171 RHDC 8.875% A-3 Senior Notes means the 8.875% A-3 Senior Notes due 2016 in the aggregate outstanding principal amount of $1,013 million as of the Petition Date, issued by RHDC under an Indenture dated as of January 27, 2006, between RHDC (as successor to R.H. Donnelley Finance Corporation III) and The Bank of New York, as Trustee.
          1.1.172 RHDC 8.875% A-4 Senior Notes means the 8.875% A-4 Senior Notes due 2017 in the aggregate outstanding principal amount of $1,230 million as of the Petition Date, issued by RHDC under an Indenture dated as of October 2, 2007, between RHDC and The Bank of New York, as Trustee.
          1.1.173 RHDC Interests means any and all Interests in RHDC prior to the Effective Date (including prior to the Petition Date). For the avoidance of doubt, the term RHDC Interests shall include the existing common stock of RHDC of which 400 million shares were authorized and approximately 68,924,438 shares were outstanding as of July 15, 2009.
          1.1.174 RHDC Notes means, collectively, the RHDC 6.875% Senior Notes, the RHDC 6.875% A-1 Senior Discount Notes, the RHDC 6.875% A-2 Senior Discount Notes, the RHDC 8.875% A-3 Senior Notes and the RHDC 8.875% A-4 Senior Notes.
          1.1.175 RHDC Notes Indenture(s) means, individually or collectively:
               (a) that certain Indenture dated as of January 14, 2005, pursuant to which RHDC issued the RHDC 6.875% Senior Notes, as amended, restated or otherwise modified from time to time;
               (b) that certain Indenture dated as of January 27, 2006, pursuant to which RHDC issued the RHDC 6.875% A-1 Senior Discount Notes, as amended, restated or otherwise modified from time to time;

               (c) that certain Indenture dated as of January 27, 2006, pursuant to which RHDC issued the RHDC 6.875% A-2 Senior Discount Notes, as amended, restated or otherwise modified from time to time;
               (d) that certain Indenture dated as of January 27, 2006, pursuant to which RHDC issued the RHDC 8.875% A-3 Senior Notes, as amended, restated or otherwise modified from time to time; and
               (e) that certain Indenture dated as of October 2, 2007, pursuant to which RHDC issued the RHDC 8.875% A-4 Senior Notes, as amended, restated or otherwise modified from time to time.
          1.1.176 RHDC Noteholders Claims means all Claims arising under or evidenced by the RHDC Notes, the RHDC Notes Indentures and related documentation.
          1.1.177 RHDI means R.H. Donnelley, Inc., a Delaware corporation.
          1.1.178 RHDI Credit Agreement means that certain Second Amended and Restated Credit Agreement by and among RHDC, RHDI, as Borrower, the RHDI Lenders, JPMorgan Chase Bank, N.A., as Syndication Agent, Bear Stearns Corporate Lending Inc., Credit Suisse, Cayman Islands Branch, Goldman Sachs Credit Partners L.P., UBS Securities LLC and Wachovia Bank, National Association, as Co-Documentation Agents and the RHDI Lenders Agent dated as of December 13, 2005 (as amended, supplemented or otherwise modified) prior to the effective date of the Amended and Restated RHDI Credit Agreement.
          1.1.179 RHDI Guarantor Debtors means those Debtors listed on Appendix D hereto.
          1.1.180 RHDI Hedge Agreements means those certain interest rate hedge agreements entered into by RHDI with the RHDI Hedge Providers; the obligations which arise thereunder or related thereto are secured under the RHDI Lenders Guaranty & Collateral Agreement.
          1.1.181 RHDI Hedge Providers means those RHDI Revolving Lenders or RHDI Term Lenders, as the case may be, or their respective affiliates, party to interest rate hedge agreements with RHDI.
          1.1.182 RHDI Hedge Termination Payments means the net termination payments owing under the RHDI Hedge Agreements.
          1.1.183 RHDI Lenders means, collectively, (i) the RHDI Revolving Lenders, (ii) the RHDI Term Lenders, and (iii) the RHDI Hedge Providers.
          1.1.184 RHDI Lenders Agent means Deutsche Bank Trust Company Americas, in its capacity as (i) administrative agent to the RHDI Lenders under the RHDI Credit Agreement and (ii) as collateral agent to the RHDI Lenders under the RHDI Lenders Guaranty & Collateral Agreement.

          1.1.185 RHDI Lenders Claims means all Claims of (i) the RHDI Lenders arising under the RHDI Credit Agreement, the RHDI Lenders Guaranty & Collateral Agreement and all related documentation, including, but not limited to, related pledge agreements, mortgages and other security agreements or instruments, (ii) the RHDI Hedge Providers under the RHDI Hedge Agreements and (iii) the RHDI Lenders Agent under the documentation set forth in (i) and (ii) and all other documentation related thereto.
          1.1.186 RHDI Lenders Guaranty & Collateral Agreement means that certain Second Amended and Restated Guaranty and Collateral Agreement, by and among RHDC, RHDI, the subsidiaries of RHDI party thereto, and the RHDI Lenders Agent dated as of December 13, 2005 (as amended, supplemented or otherwise modified prior to the effective date of the Amended and Restated RHDI Lenders Guaranty and Collateral Agreement), pursuant to which, among other things, (i) RHDC and the subsidiaries of RHDI party thereto agreed to guarantee the obligations under the RHDI Credit Agreement and RHDI Hedge Agreements, and (ii) RHDC, RHDI and the subsidiaries of RHDI party thereto secured the obligations under the RHDI Credit Agreement and RHDI Hedge Agreements.
          1.1.187 RHDI Lenders Guaranty Claims means those Claims of the RHDI Lenders arising under the RHDI Lenders Guaranty & Collateral Agreement.
          1.1.188 RHDI Lenders Plan Support Agreement means that certain Plan Support Agreement dated as of May 21, 2009, as amended or otherwise modified from time to time in accordance with the terms thereof (including all exhibits and attachments thereto, including the RHDI Lenders Plan Term Sheet), entered into prior to the Petition Date by and among RHDC, RHDI, the subsidiaries of RHDI party thereto and the RHDI Lenders that are parties thereto which, as of the Petition Date, held in excess of two-thirds (2/3) in principal amount and one-half (1/2) in number of the RHDI Lenders Claims. A copy of the RHDI Lenders Plan Support Agreement is attached to the Disclosure Statement as Exhibit B.
          1.1.189 RHDI Lenders Plan Term Sheet means that certain Term Sheet, as amended or otherwise modified from time to time in accordance with the terms of the RHDI Lenders Plan Support Agreement, a copy of which is attached as Exhibit A to the RHDI Lenders Plan Support Agreement.
          1.1.190 RHDI 11.75% Senior Notes means the 11.75% Senior Notes due 2015 in the outstanding aggregate principal amount of $413 million as of the Petition Date, issued by RHDI under an Indenture dated as of June 25, 2008, between RHDI, the guarantors named therein and The Bank of New York, as Trustee.
          1.1.191 RHDI Noteholders Claims means all Claims arising under or evidenced by the RHDI 11.75% Senior Notes, the RHDI Notes Indenture and related documentation.
          1.1.192 RHDI Noteholders Guaranty Claims means those Claims pursuant to the RHDI Noteholders Guaranty.

          1.1.193 RHDI Noteholders Guaranty means that certain guaranty agreement by RHDC and the subsidiaries of RHDI party thereto, and The Bank of New York, as Trustee, guarantying the obligations with respect to the RHDI 11.75% Senior Notes.
          1.1.194 RHDI Notes Indenture means that certain Indenture dated as of June 25, 2008, pursuant to which RHDI issued the RHDI 11.75% Senior Notes, as amended, restated or otherwise modified from time to time.
          1.1.195 RHDI Revolving Loans means those revolving loans provided under the RHDI Credit Agreement by the RHDI Revolving Lenders.
          1.1.196 RHDI Revolving Lenders means those Persons from time to time party to the RHDICredit Agreement in their capacities as revolving lenders thereunder.
          1.1.197 RHDI Term Lenders means, collectively, the RHDI Term Loan D-1 Lenders and RHDI Term Loan D-2 Lenders.
          1.1.198 RHDI Term Loan D-1 means that certain term loan D-1 provided under the RHDI Credit Agreement by the RHDI Term Loan D-1 Lenders.
          1.1.199 RHDI Term Loan D-1 Lenders means those Persons from time to time party to the RHDI Credit Agreement in their capacities as term loan D-1 lenders thereunder.
          1.1.200 RHDI Term Loan D-2 means that certain term loan D-2 provided under the RHDI Credit Agreement by the RHDI Term Loan D-2 Lenders.
          1.1.201 RHDI Term Loan D-2 Lenders means those Persons from time to time party to the RHDI Credit Agreement in their capacities as term loan D-2 lenders thereunder.
          1.1.202 RHDI Term Loans means, collectively, the RHDI Term Loan D-1 and RHDI Term Loan D-2.
          1.1.203 RHD Service means RHD Service LLC, a Delaware limited liability company.
          1.1.204 Secured Claim means the Prepetition Lenders Claims and any other Claim secured by a Lien on collateral to the extent of the value of such collateral (i) as set forth in the Plan, (ii) as agreed to by the Holder of such Claim and the Debtors or (iii) as determined by a Final Order in accordance with Section 506(a) of the Bankruptcy Code or, in the event that such Claim is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of such setoff.
          1.1.205 Substantial Consummation means “substantial consummation” as defined in Section 1101(2) of the Bankruptcy Code.
          1.1.206 Subordinated Equity Securities Claim means a Claim, if any, subject to subordination under Section 510(b) of the Bankruptcy Code, including without limitation, any Claim that arises from the rescission of a purchase or sale of an RHDC Interest, or for damages arising from the purchase or sale of such a security, or for reimbursement, indemnification, or contribution allowed under Section 502 of the Bankruptcy Code on account of such Claim.
          1.1.207 Term Loans means, collectively, the DME Term Loans, the DMW Term Loans and the RHDI Term Loans.
          1.1.208 Unimpaired means with respect to a Claim, Class or Interest, a Claim, Class or Interest that is not Impaired.
          1.1.209 Unsecured Creditors Committee means the official committee of unsecured creditors appointed by the U.S. Trustee pursuant to Section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases.
          1.1.210 Voting Deadline means the date by which a creditor or interest holder must deliver a ballot voting to accept or reject the Plan as set forth in the order of the Bankruptcy Court approving the instructions and procedures relating to the solicitation of votes with respect to the Plan.
     1.2 Rules of Interpretation.
          For purposes of the Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) unless otherwise provided in the Plan, any reference in the Plan to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document, schedule or exhibit Filed or to be Filed means such document or schedule, as it may have been or may be amended, modified, or supplemented pursuant to the Plan; (d) any reference to an entity as a Holder of a Claim or Interest includes that entity’s successors and assigns; (e) all references in the Plan to Sections, Articles, Exhibits and Schedules are references to Sections, Articles, Exhibits and Schedules of or to the Plan or the Plan Supplement, as the same may be amended, waived or modified from time to time; (f) the words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (h) subject to the provisions of any contract, organizational or governing documents, instruments, releases, or other agreements or documents entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules; (i) the rules of construction set forth in Section 102 of the Bankruptcy Code will apply; and (j) in computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) will apply.
     1.3 Exhibits and Plan Supplement.
          All Exhibits as well as the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein, and, to the extent not annexed hereto, such Exhibits and Plan Supplement shall be timely Filed with the Clerk of the Bankruptcy Court on or before the

Plan Supplement Filing Date. Holders of Claims and Interests may obtain a copy of the Filed Exhibits and Plan Supplement upon written request to the Debtors. Upon their Filing, the Exhibits and Plan Supplement may be inspected in the office of the clerk of the Bankruptcy Court or at the Bankruptcy Court’s website at http://www.deb.uscourts.gov/, or at the Claim Agent’s website at http://www.rhdrestructuring.com. The documents contained in the Exhibits and Plan Supplement shall be approved by the Bankruptcy Court pursuant to the Confirmation Order. The Debtors explicitly reserve the right to modify or make additions to or subtractions from any Exhibit to the Plan or the Plan Supplement and to amend, modify or supplement any Exhibit to the Plan prior to the Confirmation Date; provided, however, that any amendment, modification or supplement to the Plan is reasonably acceptable to a Majority of Consenting Noteholders and shall not be inconsistent with the terms of the Banks Support Agreements.
     1.4 Deemed Acts.
          Whenever an act or event is expressed under the Plan to have been deemed done or to have occurred, it shall be deemed to have been done or to have occurred without any further act by any party, by virtue of the Plan and Confirmation Order.
ARTICLE II : TREATMENT OF ADMINISTRATIVE AND PRIORITY TAX CLAIMS
          In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III.
     2.1 Administrative Expense Claims.
          Subject to the provisions of Sections 328, 330, 331 and 503(b) of the Bankruptcy Code, on either: (i) the latest to occur of (x) the Effective Date (or as soon as practicable thereafter), (y) the date upon which such Administrative Expense Claim becomes an Allowed Claim and (z) such other date as agreed upon by the Debtors and the Holder of such Administrative Expense Claim, or (ii) on such other date as the Bankruptcy Court may order, each Holder of an Allowed Administrative Expense Claim shall receive, on account of and in full and complete settlement, release and discharge of, and in exchange for, such Allowed Claim, (a) cash equal to the full unpaid amount of such Allowed Administrative Expense Claim, or (b) such other treatment as the applicable Debtor and such Holder shall have agreed; provided, however, that Allowed Administrative Expense Claims not yet due or that represent obligations incurred by the Debtors in the ordinary course of their business during these Chapter 11 Cases, or assumed by the Debtors during these Chapter 11 Cases, shall be paid or performed when due in the ordinary course of business and in accordance with the terms and conditions of the particular agreements governing such obligations.
     2.2 Priority Tax Claims.
          Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment (in which event such other agreement shall govern), each Holder of an Allowed Priority Tax Claim against any of the Debtors that is due and payable on or before the Effective Date shall receive, on account of and in full and complete settlement, release and discharge of, and in exchange for, such Allowed Priority Tax Claim, cash equal to the amount of such Allowed Priority Tax Claim on the later of (i) the Effective Date (or as soon as practicable thereafter) and (ii) the date such Priority Tax Claim becomes an Allowed Claim, or as soon thereafter as practicable. All Allowed Priority Tax Claims against any of the Debtors which are not due and payable on the Effective Date shall be paid in the ordinary course of business by the Reorganized Debtors in accordance with the terms thereof.
ARTICLE III : CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS
     3.1 Summary of Classification and Treatment of Classified Claims and Interests
          3.1.1 General
               (a) Pursuant to Sections 1122 and 1123 of the Bankruptcy Code, Claims and Interests are classified for all purposes, including, without express or implied limitation, voting, confirmation and distribution pursuant to the Plan, as set forth herein. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class, and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date. If there are no Claims or Interests in a particular Class, then such Class of Claims or Interests shall not exist for all purposes of the Plan.
               (b) The Plan constitutes, and shall be deemed to constitute, a separate chapter 11 plan of reorganization for each Debtor. For purposes of brevity and convenience, the classification and treatment of Claims and Interests has been set forth in five (6) groups: (i) Primary Obligor Debtors (Debtors 1 through 5), (ii) DMW Guarantor Debtors (Debtors 6 and 7), (iii) DME Guarantor Debtors (Debtors 8 and 9), (iv) RHDI Guarantor Debtors (Debtors 10 through 16); (v) Non-Guarantor Debtors Other Than RHD Service LLC (Debtors 17 through 19) and (vi) RHD Service LLC (Debtor 20). Each group is specifically listed in Appendices A through E to the Plan, and each Debtor is ascribed a numerical designation therein that corresponds to the applicable Debtor.
          3.1.2 Identification of Classes Against the Primary Obligor Debtors.
               (a) The following chart assigns a letter to each Class with respect to RHDC (Debtor 1) for purposes of identifying each separate Class:

CLASS	CLAIM OR INTEREST
A	Priority Non-Tax Claims

B	Other Secured Claims

C	Convenience Claims

D	RHDI Lenders Guaranty Claims

CLASS	CLAIM OR INTEREST
E	RHDC Noteholders Claims

F	RHDI Noteholders Guaranty Claims

G	General Unsecured Claims

H	Intercompany Claims

I	RHDC Interests[7]
                     (b) The following chart assigns a letter to each Class with respect to DMI (Debtor 2) for purposes of identifying each separate Class:

CLASS	CLAIM OR INTEREST
A	Priority Non-Tax Claims

B	Other Secured Claims

C	Convenience Claims

D	DMI Noteholders Claims

E	General Unsecured Claims

F	Intercompany Claims

G	Interests
               3.1.3 The following chart assigns a letter to each Class with respect to RHDI (Debtor 3) for purposes of identifying each separate Class:

CLASS	CLAIM OR INTEREST
A	Priority Non-Tax Claims

B	Other Secured Claims

C	Convenience Claims

D	RHDI Lenders Claims

E	RHDI Noteholders Claims

[7]	The Debtors reserve the right, if and as appropriate, to classify any potential Subordinated Equity Securities Claim either as an RHDC Interest or as a separate class for such Subordinated Equity Securities Claim.

CLASS	CLAIM OR INTEREST
F	General Unsecured Claims

G	Intercompany Claims

H	Interests
               3.1.4 The following chart assigns a letter to each Class with respect to DMW (Debtor 4) for purposes of identifying each separate Class:

CLASS	CLAIM OR INTEREST
A	Priority Non-Tax Claims

B	Other Secured Claims

C	Convenience Claims

D	DMW Lenders Claims

E	DMW Senior Notes Noteholders Claims

F	DMW Senior Subordinated Notes Noteholders Claims

G	General Unsecured Claims

H	Intercompany Claims

I	Interests
               3.1.5 The following chart assigns a letter to each Class with respect to DME (Debtor 5) for purposes of identifying each separate Class:

CLASS	CLAIM OR INTEREST
A	Priority Non-Tax Claims

B	Other Secured Claims

C	Convenience Claims

D	DME Lenders Claims

E	General Unsecured Claims

F	Intercompany Claims

G	Interests

               3.1.6 Identification of Classes Against the DMW Guarantor Debtors (Debtors 6 and 7). The following chart assigns a letter to each Class with respect to the DMW Guarantor Debtors for purposes of identifying each separate Class:

CLASS	CLAIM OR INTEREST
A	Priority Non-Tax Claims

B	Other Secured Claims

C	Convenience Claims

D	DMW Lenders Guaranty Claims

E	General Unsecured Claims

F	Intercompany Claims

G	Interests
               3.1.7 Identification of Classes Against DME Guarantor Debtors (Debtors 8 and 9). The following chart assigns a letter to each Class with respect to the DME Guarantor Debtors for purposes of identifying each separate Class:

CLASS	CLAIM OR INTEREST
A	Priority Non-Tax Claims

B	Other Secured Claims

C	Convenience Claims

D	DME Lenders Guaranty Claims

E	General Unsecured Claims

F	Intercompany Claims

G	Interests

               3.1.8 Identification of Classes Against RHDI Guarantor Debtors (Debtors 10 through 16). The following chart assigns a letter to each Class with respect to the RHDI Guarantor Debtors for purposes of identifying each separate Class:

CLASS	CLAIM OR INTEREST
A	Priority Non-Tax Claims

B	Other Secured Claims

C	Convenience Claims

D	RHDI Lenders Guaranty Claims

E	RHDI Noteholders Guaranty Claims

F	General Unsecured Claims

G	Intercompany Claims

H	Interests
               3.1.9 Identification of Classes Against Non-Guarantor Debtors Other than RHD Service LLC (Debtors 17 through 19). The following chart assigns a letter to each Class with respect to the Non-Guarantor Debtors for purposes of identifying each separate Class:

CLASS	CLAIM OR INTEREST
A	Priority Non-Tax Claims

B	Other Secured Claims

C	Convenience Claims

D	General Unsecured Claims

E	Intercompany Claims

F	Interests
               3.1.10 Identification of Classes Against RHD Service LLC (Debtor 20). The following chart assigns a letter to each Class with respect to RHD Service LLC for purposes of identifying each separate Class:

CLASS	CLAIM OR INTEREST
A	Intercompany Claims

B	Interests
     3.2 Classification and Treatment of Claims Against and Interests In RHDC (Debtor 1).
          3.2.1 Class 1A: RHDC Priority Non-Tax Claims
               (a) Classification: Class 1A consists of all Priority Non-Tax Claims against RHDC.
               (b) Treatment: Except to the extent that a Holder of an Allowed Claim in Class 1A has agreed in writing to a different treatment (in which event such other writing will govern), each Holder of an Allowed Claim in Class 1A that is due and payable on or before the Effective Date shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for, such Claim, at the election of the Debtors, (i) cash equal to the amount of such Allowed Claim in Class 1A in accordance with Section 1129(a)(9) of the Bankruptcy Code, on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) the date such Claim in Class 1A becomes an Allowed Claim in Class 1A, or as soon thereafter as is practicable, or (ii) such other treatment required to render such Allowed Claim in Class 1A Unimpaired pursuant to Section 1124 of the Bankruptcy Code. All Allowed Claims in Class 1A which are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such claims become due and payable in the ordinary course of business in accordance with the terms thereof.
               (c) Voting: Claims in Class 1A are Unimpaired. Each Holder of an Allowed Claim in Class 1A shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, therefore, shall not be entitled to vote to accept or reject the Plan.
          3.2.2 Class 1B: RHDC Other Secured Claims.
               (a) Classification: Class 1B consists of all Other Secured Claims against RHDC.
               (b) Treatment: On or as soon as reasonably practicable after, the latest to occur of (i) the Effective Date or (ii) the date on which such Class 1B Claim becomes an Allowed Class 1B Claim, each Holder of an Allowed Class 1B Claim, if any, shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for such Allowed Class 1B Claim, at the election of the Debtors, in consultation with the Consenting Noteholders, (a) Reinstatement of any such Allowed Class 1B Claim pursuant to Section 1124 of the Bankruptcy Code; (b) payment in full, in cash, of such Allowed Class 1B Claim; (c) satisfaction of any such Allowed Class 1B Claim by delivering the collateral securing any such Claim and paying any interest required to be paid under Section 506(b) of the Bankruptcy Code; or (d) providing such Holder with such treatment in accordance with Section 1129(b) of the Bankruptcy Code as may be determined by the Bankruptcy Court. The Debtors’ failure to object to any Class 1B Claim in the Chapter 11 Cases shall be without prejudice to the rights of the Debtors or the Reorganized Debtors to contest or otherwise defend against such Claim in the appropriate forum when and if such Claim is sought to be enforced by the Holder of such Claim. Nothing in the Plan or elsewhere shall preclude the Debtors or Reorganized Debtors from challenging the validity of any alleged Lien on any asset of any Debtor or Reorganized Debtor or the value of any such collateral.
               (c) Voting: Class 1B Claims are Unimpaired. Each Holder of an Allowed Claim in Class 1B shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, therefore, shall not be entitled to vote to accept or reject the Plan.
          3.2.3 Class 1C: RHDC Convenience Claims
               (a) Classification: Class 1C consists of all Convenience Claims against RHDC.
               (b) Treatment: On or as soon as reasonably practicable after, the latest of (i) the Effective Date or (ii) the date on which such Class 1C Claim becomes an Allowed Class 1C Claim, each Holder of an Allowed Class 1C Claim shall receive, on account of, and in full and complete satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 1C Claim an amount equal to one hundred percent (100%) of such Allowed Class 1C Claim, subject to a cap of $5,000; provided, however, that if the Allowed Convenience Claims in the aggregate against all of the Debtors exceed the Maximum Convenience Class Payment, then Holders of Allowed Class 1C Claims shall receive their Pro Rata share of the Maximum Convenience Class Payment.
               (c) Election: Any Holder of a Claim in Class 1G that desires treatment of such Claim as a Class 1C Claim shall make such election on the Ballot to be provided to Holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.
               (d) Voting: Class 1C Claims are Impaired. Each Holder of an Allowed Claim in Class 1C shall be entitled to vote to accept or reject the Plan.
          3.2.4 Class 1D: RHDI Lenders Guaranty Claims
               (a) Classification: Class 1D consists of all RHDI Lenders Guaranty Claims against RHDC.
               (b) Treatment: On or as soon as practicable after the Effective Date, in full and complete settlement, release and discharge of, and in exchange for, the Allowed Class 1D Claim, as of the Effective Date, each Holder of an Allowed Class 1D Claims shall receive the treatment set forth in greater detail in the RHDI Lenders Plan Support Agreement appended to the Disclosure Statement as Exhibit B, including, without limitation, such rights set forth in the Amended and Restated RHDI Credit Agreement, the Amended and Restated RHDI Lenders

Guaranty & Collateral Agreement and such other definitive documentation executed in connection therewith as of the Effective Date. Holders of Allowed Class 1D Claims shall receive no additional consideration under the Plan on account of such Allowed Class 1D Claims.
               (c) Voting: Class 1D Claims are Impaired. Each Holder of an Allowed Claim in Class 1D shall be entitled to vote to accept or reject the Plan.
          3.2.5 Class 1E: RHDC Noteholders Claims
               (a) Classification: Class 1E consists of all RHDC Noteholders Claims against RHDC.
               (b) Treatment: On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Class 1E Claim shall receive in full and complete satisfaction, settlement, release and discharge of such Claim, its Pro Rata share of 21.0% of the New RHDC Stock Pool for Unsecured Creditors (subject to dilution pursuant to the Management Incentive Plan).
               (c) Voting: Class 1E Claims are Impaired. Each Holder of an Allowed Claim in Class 1E shall be entitled to vote to accept or reject the Plan.
               (d) Allowance: The Class 1E Claims shall be Allowed in the aggregate amount of $3.211 billion, plus accrued but unpaid interest, if any, as of the Petition Date, and shall not be subject to objection, challenge, deduction or offset. For the avoidance of doubt, to the extent that a Notes Indenture Trustee and a Noteholder each file a Proof of Claim evidencing a duplicative Class 1E Claim, only the Claim of the Notes Indenture Trustee shall be Allowed.
          3.2.6 Class 1F: RHDI Noteholders Guaranty Claims
               (a) Classification: Class 1F consists of all RHDI Noteholders Guaranty Claims against RHDC.
               (b) Treatment: On or as soon as practicable after the Effective Date, in full and complete settlement, release and discharge of, and in exchange for, the Class 1F Claims, each Holder of an Allowed Class 1F Claim shall receive the same treatment provided to Allowed Claims in Class 3E, and Holders of such Allowed Class 1F Claims shall receive no additional consideration under the Plan on account of such Allowed Class 1F Claims. For the avoidance of doubt, to the extent that a Notes Indenture Trustee and a Noteholder each file a Proof of Claim evidencing a duplicative Class 1F Claim, only the Claim of the Notes Indenture Trustee shall be Allowed.
               (c) Voting: Class 1F Claims are Impaired. Each Holder of an Allowed Claim in Class 1F shall be entitled to vote to accept or reject the Plan.
          3.2.7 Class 1G: RHDC General Unsecured Claims
               (a) Classification: Class 1G consists of all General Unsecured Claims against RHDC.

               (b) Treatment: In the event that each Class of Impaired Claims against RHDC has accepted the Plan, then each Holder of an Allowed Class 1G Claim, including Claims under contracts and unexpired leases rejected by the Debtors herein (or pursuant to a separate motion) and trade payables, shall receive the following treatment at the option of the Debtors: (i) on the Effective Date, or as soon thereafter as practicable, payment in cash equal to 100% of such Allowed Class 1G Claim; provided, however, that if the aggregate amount of the Allowed Class 1G Claims exceeds the Maximum Class 1G Payment, then, subject to Section 7.4.2 of the Plan, Holders of Allowed Class 1G Claims shall receive their Pro Rata Share of the Maximum Class 1G Payment; or (ii) the assumption or payment in full or in part of any such Allowed Claim as such Claim becomes due in the ordinary course of business; provided, however, that, in the event that any Class of Impaired Claims against RHDC does not accept the Plan, then, on the Effective Date, or as soon thereafter as practicable, each Holder of an Allowed Class 1G Claim, including claims under contracts and unexpired leases rejected by the Debtors herein (or pursuant to a separate motion) and trade payables, shall receive payment in cash equal to the value, as of the Effective Date, of the distribution to which such Holder would have been entitled pursuant to Section 3.2.5(b) of the Plan had such Holder been classified in Class 1E, as such value shall be determined by the Bankruptcy Court at or in connection with the Confirmation Hearing. The Debtors shall reserve all rights to challenge the legal basis and amount of any Class 1G Claims.
               (c) Voting: Class 1G Claims are Impaired. Each Holder of an Allowed Claim in Class 1G shall be entitled to vote to accept or reject the Plan.
          3.2.8 Class 1H: RHDC Intercompany Claims
               (a) Classification: Class 1H consists of all Intercompany Claims against RHDC.
               (b) Treatment: Holders of Allowed Class 1H Claims shall receive no monetary distributions on account of such Allowed Class 1H Claims, and all of the Allowed Class 1H Claims shall be deemed settled, cancelled and extinguished; provided, however, that any Allowed Class 1H Claim may be reinstated, in full or in part, to the extent the Debtors and a Majority of Consenting Noteholders agree to such treatment. Subject to the foregoing proviso, no Holder of an Allowed Class 1H Claim shall be entitled to, or shall receive or retain, any property or interest in property on account of such Allowed Class 1H Claim.
               (c) Voting: Class 1H Claims are Impaired. Each Holder of an Allowed Class 1H Claim shall be entitled to vote to accept or reject the Plan.
          3.2.9 Class 1I: RHDC Interests
               (a) Classification: Class 1I consists of all RHDC Interests in RHDC.
               (b) Treatment: On the Effective Date, all of the Class 1I Interests outstanding as of the Effective Date shall be extinguished, cancelled and discharged as of the Effective Date. Holders of Class 1I Interest shall not be entitled to, nor receive, any distribution or retain any property or interest in property on account of such Class 1I Interests pursuant to Section 1129(b)(2)(C) of the Bankruptcy Code.8
               (c) Voting: Class 1I Interests are Impaired. The Holders of Allowed Interests in Class 1I are deemed to have rejected the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.
     3.3 Classification and Treatment of Claims Against and Interests in DMI (Debtor 2)
          3.3.1 Class 2A: DMI Priority Non-Tax Claims.
               (a) Classification: Class 2A consists of all Priority Non-Tax Claims against DMI.
               (b) Treatment: Except to the extent that a Holder of an Allowed Class 2A Claim has agreed in writing to a different treatment (in which event such other writing will govern), each Holder of an Allowed Class 2A Claim that is due and payable on or before the Effective Date shall receive, on account of, and in full and complete settlement, release and discharge of, and in exchange for, such Claim, at the election of the Debtors, (i) cash equal to the amount of such Allowed Class 2A Claim in accordance with Section 1129(a)(9) of the Bankruptcy Code, on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) the date such Class 2A Claim becomes an Allowed Class 2A Claim, or as soon thereafter as is practicable, or (ii) such other treatment required to render such Allowed Class 2A Claim Unimpaired pursuant to Section 1124 of the Bankruptcy Code. All Allowed Class 2A Claims which are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such claims become due and payable in the ordinary course of business in accordance with the terms thereof.
               (c) Voting: Class 2A Claim are Unimpaired. Each Holder of an Allowed Claim in Class 2A shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, therefore, shall not be entitled to vote to accept or reject the Plan.
          3.3.2 Class 2B: DMI Other Secured Claims
               (a) Classification: Class 2B consists of all Other Secured Claims against DMI.
               (b) Treatment: On or as soon as reasonably practicable after, the latest to occur of (i) the Effective Date or (ii) the date on which such Class 2B Claim becomes an Allowed Class 2B Claim, each Holder of an Allowed Class 2B Claim, if any, shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for such Allowed Class 2B Claim, at the election of the Debtors, in consultation with the Consenting Noteholders, (a) Reinstatement of any such Allowed Class 2B Claim pursuant to Section 1124 of the Bankruptcy Code; (b) payment in full, in cash, of such Allowed Class 2B Claim; (c)

[8]	In the event that the Debtors separately classify any Subordinated Equity Securities Claims, any such claims shall be extinguished, cancelled and discharged as of the Effective Date, and any holders thereof shall receive no distribution in respect of their claims pursuant to section 1129(b)(2)(C) of the Bankruptcy Code.

satisfaction of any such Allowed Class 2B Claim by delivering the collateral securing any such Claim and paying any interest required to be paid under Section 506(b) of the Bankruptcy Code; or (d) providing such Holder with such treatment in accordance with Section 1129(b) of the Bankruptcy Code as may be determined by the Bankruptcy Court. The Debtors’ failure to object to any Class 2B Claim in the Chapter 11 Cases shall be without prejudice to the rights of the Debtors or the Reorganized Debtors to contest or otherwise defend against such Claim in the appropriate forum when and if such Claim is sought to be enforced by the Holder of such Claim. Nothing in the Plan or elsewhere shall preclude the Debtors or Reorganized Debtors from challenging the validity of any alleged Lien on any asset of any Debtor or Reorganized Debtor or the value of any such collateral.
               (c) Voting: Class 2B Claims are Unimpaired. Each Holder of an Allowed Claim in Class 2B shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, therefore, shall not be entitled to vote to accept or reject the Plan.
          3.3.3 Class 2C: DMI Convenience Claims
               (a) Classification: Class 2C consists of all Convenience Claims against DMI.
               (b) Treatment: On or as soon as reasonably practicable after, the latest of (i) the Effective Date or (ii) the date on which such Class 2C Claim becomes an Allowed Class 2C Claim, each Holder of an Allowed Class 2C Claim shall receive, on account of, and in full and complete satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Class 2C Claim an amount equal to one hundred percent (100%) of such Allowed Class 2C Claim, subject to a cap of $5,000; provided, however, that if the Allowed Convenience Claims in the aggregate against all of the Debtors exceed the Maximum Convenience Class Payment, then Holders of Allowed Class 2C Claims shall receive their Pro Rata share of the Maximum Convenience Class Payment.
               (c) Election: Any Holder of a Claim in Class 2E that desires treatment of such Claim as a Convenience Claim shall make such election on the Ballot to be provided to Holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.
               (d) Voting: Class 2C Claims are Impaired. Each Holder of an Allowed Claim in Class 2C shall be entitled to vote to accept or reject the Plan.
3.3.4 Class 2D: DMI Noteholders Claims
               (a) Classification: Class 2D consists of all DMI Noteholders Claims against DMI.
               (b) Treatment: On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Class 2D Claim shall receive in full and complete satisfaction, settlement, release and discharge of such Claim, its Pro Rata share of 23.3% of the New RHDC Stock Pool for Unsecured Creditors (subject to dilution pursuant to the Management Incentive Plan).
               (c) Voting: Class 2D Claims are Impaired. Each Holder of an Allowed Claim in Class 2D shall be entitled to vote to accept or reject the Plan.
               (d) Allowance: The Class 2D Claims shall be Allowed in the aggregate amount of $1.25 billion, plus accrued but unpaid interest, as of the Petition Date, and shall not be subject to objection, challenge, deduction or offset. For the avoidance of doubt, to the extent that a Notes Indenture Trustee and a Noteholder each file a Proof of Claim evidencing a duplicative Class 2D Claim, only the Claim of the Notes Indenture Trustee shall be Allowed.
          3.3.5 Class 2E: DMI General Unsecured Claims
               (a) Classification: Class 2E consists of all General Unsecured Claims against DMI.
               (b) Treatment: In the event that each Class of Impaired Claims against DMI has accepted the Plan, then each Holder of an Allowed Class 2E Claim, including Claims under contracts and unexpired leases rejected by the Debtors herein (or pursuant to a separate motion) and trade payables, shall receive the following treatment at the option of the Debtors: (i) on the Effective Date, or as soon thereafter as practicable, payment in cash equal to 100% of such Allowed Class 2E Claim; provided, however, that if the aggregate amount of the Allowed Class 2E Claims exceeds the Maximum Class 2E Payment, then, subject to Section 7.4.2 of the Plan, Holders of Allowed Class 2E Claims shall receive their Pro Rata Share of the Maximum Class 2E Payment; or (ii) the assumption or payment in full or in part of any such Allowed Claim as such Claim becomes due in the ordinary course of business; provided, however, that, in the event that any Class of Impaired Claims against DMI does not accept the Plan, then, on the Effective Date, or as soon thereafter as practicable, each Holder of an Allowed Class 2E Claim, including claims under contracts and unexpired leases rejected by the Debtors herein (or pursuant to a separate motion) and trade payables, shall receive payment in cash equal to the value, as of the Effective Date, of the distribution to which such Holder would have been entitled pursuant to Section 3.3.4(b) of the Plan had such Holder been classified in Class 2D, as such value shall be determined by the Bankruptcy Court at or in connection with the Confirmation Hearing. The Debtors shall reserve all rights to challenge the legal basis and amount of any Class 2E Claims.
               (c) Voting: Class 2E Claims are Impaired. Each Holder of an Allowed Claim in Class 2E shall be entitled to vote to accept or reject the Plan.
          3.3.6 Class 2F: DMI Intercompany Claims
               (a) Classification: Class 2F consists of all Intercompany Claims against DMI.
               (b) Treatment: Holders of Allowed Class 2F Claims shall receive no monetary distributions on account of such Allowed Class 2F Claims, and all of the Allowed Class 2F Claims shall be deemed settled, cancelled and extinguished; provided, however, that any Allowed Class 2F Claim may be reinstated, in full or in part, to the extent the Debtors and a Majority of Consenting Noteholders agree to such treatment. Subject to the foregoing proviso, no Holder of an Allowed Class 2F Claim shall be entitled to, or shall receive or retain, any property or interest in property on account of such Allowed Class 2F Claim.
               (c) Voting: Class 2F Claims are Impaired. Each Holder of an Allowed Class 2F Claim shall be entitled to vote to accept or reject the Plan.
          3.3.7 Class 2G: DMI Interests
               (a) Classification: Class 2G consists of all Interests in DMI.
               (b) Treatment: As of the Effective Date, each Holder of an Allowed Class 2G Interest shall retain, unaltered, the legal, equitable and contractual rights to which such Allowed Class 2G Interest entitles the Holder immediately prior to the Effective Date.
               (c) Voting: Class 2G Interests are Unimpaired. Each Holder of an Allowed Interest in Class 2G shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, therefore, shall not be entitled to vote to accept or reject the Plan.
     3.4 Classification and Treatment of Claims Against and Interests In RHDI (Debtor 3)
          3.4.1 Class 3A: RHDI Priority Non-Tax Claims
               (a) Classification: Class 3A consists of all Priority Non-Tax Claims against RHDI.
               (b) Treatment: Except to the extent that a Holder of an Allowed Class 3A Claim has agreed in writing to a different treatment (in which event such other writing will govern), each Holder of an Allowed Class 3A Claim that is due and payable on or before the Effective Date shall receive, on account of, and in full and complete settlement, release and discharge of, and in exchange for, such Claim, at the election of the Debtors, (i) cash equal to the amount of such Allowed Class 3A Claim in accordance with Section 1129(a)(9) of the Bankruptcy Code, on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) the date such Class 3A Claim becomes an Allowed Class 3A Claim, or as soon thereafter as is practicable, or (ii) such other treatment required to render such Allowed Class 3A Claim Unimpaired pursuant to Section 1124 of the Bankruptcy Code. All Allowed Class 3A Claims which are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such claims become due and payable in the ordinary course of business in accordance with the terms thereof.
               (c) Voting: Class 3A Claims are Unimpaired. Each Holder of an Allowed Claim in Class 3A shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, therefore, shall not be entitled to vote to accept or reject the Plan.
          3.4.2 Class 3B: RHDI Other Secured Claims

               (a) Classification: Class 3B consists of all Other Secured Claims against RHDI.
               (b) Treatment: On or as soon as reasonably practicable after, the latest to occur of (i) the Effective Date or (ii) the date on which such Class 3B Claim becomes an Allowed Class 3B Claim, each Holder of an Allowed Class 3B Claim, if any, shall receive, on account of, and in full and complete settlement, release and discharge of, and in exchange for, such Allowed Class 3B Claim, at the election of the Debtors, in consultation with the Consenting Noteholders, (a) Reinstatement of any such Allowed Class 3B Claim pursuant to Section 1124 of the Bankruptcy Code; (b) payment in full, in cash, of such Allowed Other Secured Claim; (c) satisfaction of any such Allowed Class 3B Claim by delivering the collateral securing any such Claim and paying any interest required to be paid under Section 506(b) of the Bankruptcy Code; or (d) providing such Holder with such treatment in accordance with Section 1129(b) of the Bankruptcy Code as may be determined by the Bankruptcy Court. The Debtors’ failure to object to any Allowed Class 3B Claim in the Chapter 11 Cases shall be without prejudice to the rights of the Debtors or the Reorganized Debtors to contest or otherwise defend against such Claim in the appropriate forum when and if such Claim is sought to be enforced by the Holder of such Claim. Nothing in the Plan or elsewhere shall preclude the Debtors or Reorganized Debtors from challenging the validity of any alleged Lien on any asset of any Debtor or Reorganized Debtor or the value of any such collateral.
               (c) Voting: Class 3B Claims are Unimpaired. Each Holder of an Allowed Claim in Class 3B shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, therefore, shall not be entitled to vote to accept or reject the Plan.
          3.4.3 Class 3C: RHDI Convenience Claims
               (a) Classification: Class 3C consists of all Convenience Claims against RHDI.
               (b) Treatment: On or as soon as reasonably practicable after, the latest of (i) the Effective Date or (ii) the date on which such Class 3C Claim becomes an Allowed Class 3C Claim, each Holder of an Allowed Class 3C Claim shall receive, on account of, and in full and complete satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Class 3C Claim an amount equal to one hundred percent (100%) of such Allowed Class 3C Claim, subject to a cap of $5,000; provided, however, that if the Allowed Convenience Claims in the aggregate against all of the Debtors exceed the Maximum Convenience Class Payment, then Holders of Allowed Class 3C Claims shall receive their Pro Rata share of the Maximum Convenience Class Payment.
               (c) Election: Any Holder of a Claim in Class 3F that desires treatment of such Claim as a Convenience Claim shall make such election on the Ballot to be provided to Holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

               (d) Voting: Class 3C Claims are Impaired. Each Holder of an Allowed Claim in Class 3C shall be entitled to vote to accept or reject the Plan.
          3.4.4 Class 3D: RHDI Lenders Claims
               (a) Classification: Class 3D consists of all RHDI Lenders Claims against RHDI.
               (b) Treatment: On or as soon as reasonably practicable after, the Effective Date, in full and complete satisfaction, settlement, release and discharge of the Allowed Class 3D Claim, as of the Effective Date, each Holder of an Allowed Class 3D Claim shall be entitled to the treatment set forth in greater detail in the RHDI Lenders Plan Support Agreement appended to the Disclosure Statement as Exhibit B, including, without limitation, such rights as set forth in the Amended and Restated RHDI Credit Agreement, the RHDI Lenders Guaranty and Collateral Agreement and such other definitive documentation executed in connection therewith as of the Effective Date, and payment by Reorganized RHDI of the RHDI Revolving Loans, RHDI Term Loans and RHDI Hedge Termination Payments in an aggregate amount equal to at least the Prepayment Amount (as defined in the RHDI Lenders Plan Support Agreement), which shall include cash in the sum of $50,000,000 received from RHD Service on account of RHDI’s Class 20E Claim.
               (c) Voting: Class 3D Claims are Impaired. Each Holder of an Allowed Secured Claim in Class 3D shall be entitled to vote to accept or reject the Plan.
               (d) Allowance: The Class 3D Claims shall be Allowed Secured Claims in the aggregate amount of approximately $1.434 billion, plus accrued but unpaid interest, if any, as of the Petition Date, and shall not be subject to objection, challenge, deduction or offset.
          3.4.5 Class 3E: RHDI Noteholders Claims
               (a) Classification: Class 3E consists of all RHDI Noteholders Claims against RHDI.
               (b) Treatment: On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Class 3E Claim shall receive in full and complete satisfaction, settlement, release and discharge of such Claim, its Pro Rata share of 25.8% of the New RHDC Stock Pool for Unsecured Creditors (subject to dilution pursuant to the Management Incentive Plan).
               (c) Voting: Class 3E Claims are Impaired. Each Holder of an Allowed Claim in Class 3E shall be entitled to vote to accept or reject the Plan.
               (d) Allowance: The Class 3E Claims shall be Allowed in the aggregate amount of $413 million, plus accrued but unpaid interest, as of the Petition Date, and shall not be subject to objection, challenge, deduction or offset. For the avoidance of doubt, to the extent that a Notes Indenture Trustee and a Noteholder each file a Proof of Claim evidencing a duplicative Class 3E Claim, only the Claim of the Notes Indenture Trustee shall be Allowed.

          3.4.6 Class 3F: RHDI General Unsecured Claims
               (a) Classification: Class 3F consists of all General Unsecured Claims against RHDI.
               (b) Treatment: In the event that each Class of Impaired Claims against RHDI has accepted the Plan, then each Holder of an Allowed Class 3F Claim, including Claims under contracts and unexpired leases rejected by the Debtors herein (or pursuant to a separate motion) and trade payables, shall receive the following treatment at the option of the Debtors: (i) on the Effective Date, or as soon thereafter as practicable, payment in cash equal to 100% of such Allowed Class 3F Claim; provided, however, that if the aggregate amount of the Allowed Class 3F Claims exceeds the Maximum Class 3F Payment, then, subject to Section 7.4.2 of the Plan, Holders of Allowed Class 3F Claims shall receive their Pro Rata Share of the Maximum Class 3F Payment; or (ii) the assumption or payment in full or in part of any such Allowed Claim as such Claim becomes due in the ordinary course of business; provided, however, that, in the event that any Class of Impaired Claims against RHDI does not accept the Plan, then, on the Effective Date, or as soon thereafter as practicable, each Holder of an Allowed Class 3F Claim, including claims under contracts and unexpired leases rejected by the Debtors herein (or pursuant to a separate motion) and trade payables, shall receive payment in cash equal to the value, as of the Effective Date, of the distribution to which such Holder would have been entitled pursuant to Section 3.4.5(b) of the Plan had such Holder been classified in Class 3E, as such value shall be determined by the Bankruptcy Court at or in connection with the Confirmation Hearing. The Debtors shall reserve all rights to challenge the legal basis and amount of any Class 3F Claims.
               (c) Voting: Class 3F Claims are Impaired. Each Holder of an Allowed Claim in Class 3F shall be entitled to vote to accept or reject the Plan.
          3.4.7 Class 3G: RHDI Intercompany Claims
               (a) Classification: Class 3G consists of all Intercompany Claims against RHDI.
               (b) Treatment: Holders of Allowed Class 3G Claims shall receive no monetary distributions on account of such Allowed Class 3G Claims, and all of the Allowed Class 3G Claims shall be deemed settled, cancelled and extinguished; provided, however, that any Allowed Class 3G Claim may be reinstated, in full or in part, to the extent the Debtors and a Majority of Consenting Noteholders agree to such treatment. Subject to the foregoing proviso, no Holder of an Allowed Class 3G Claim shall be entitled to, or shall receive or retain, any property or interest in property on account of such Allowed Class 3G Claim.
               (c) Voting: Class 3G Claims are Impaired. Each Holder of an Allowed Class 3G Claim shall be entitled to vote to accept or reject the Plan.
          3.4.8 Class 3H: RHDI Interests
               (a) Classification: Class 3H consists of all Interests in RHDI.

               (b) Treatment: As of the Effective Date, each Holder of an Allowed Class 3H Interest shall retain, unaltered, the legal, equitable and contractual rights to which such Allowed Interest entitles the Holder immediately prior to the Effective Date.
               (c) Voting: Class 3H Interests are Unimpaired. Each Holder of an Allowed Interest in Class 3H shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, therefore, shall not be entitled to vote to accept or reject the Plan.
     3.5 Classification and Treatment of Claims Against and Interests In DMW (Debtor 4)
          3.5.1 Class 4A: DMW Priority Non-Tax Claims
               (a) Classification: Class 4A consists of all Priority Non-Tax Claims against DMW.
               (b) Treatment: Except to the extent that a Holder of an Allowed Class 4A Claim has agreed in writing to a different treatment (in which event such other writing will govern), each Holder of an Allowed Class 4A Claim that is due and payable on or before the Effective Date shall receive, on account of, and in full and complete settlement, release and discharge of, and in exchange for, such Claim, at the election of the Debtors, (i) cash equal to the amount of such Allowed Class 4A Claim in accordance with Section 1129(a)(9) of the Bankruptcy Code, on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) the date such Allowed Class 4A Claim becomes an Allowed Class 4A Claim, or as soon thereafter as is practicable, or (ii) such other treatment required to render such Allowed Class 4A Claim Unimpaired pursuant to Section 1124 of the Bankruptcy Code. All Allowed Class 4A Claims against the Debtors which are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such claims become due and payable in the ordinary course of business in accordance with the terms thereof.
               (c) Voting: Class 4A Claims are Unimpaired. Each Holder of an Allowed Claim in Class 4A shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, therefore, shall not be entitled to vote to accept or reject the Plan.
          3.5.2 Class 4B: DMW Other Secured Claims
               (a) Classification: Class 4B consists of all Other Secured Claims against DMW.
               (b) Treatment: On or as soon as reasonably practicable after, the latest to occur of (i) the Effective Date or (ii) the date on which such Class 4B Claim becomes an Allowed Class 4B Claim, each Holder of an Allowed Class 4B Claim, if any, shall receive, on account of, and in full and complete settlement, release and discharge of, and in exchange for, such Allowed Class 4B Claim, at the election of the Debtors, in consultation with the Consenting Noteholders, (a) Reinstatement of any such Allowed Class 4B Claim pursuant to Section 1124 of the Bankruptcy Code; (b) payment in full, in cash, of such Allowed Class 4B Claim; (c) satisfaction of any such Allowed Class 4B Claim by delivering the collateral securing any such Claim and paying any interest required to be paid under Section 506(b) of the Bankruptcy Code;

or (d) providing such Holder with such treatment in accordance with Section 1129(b) of the Bankruptcy Code as may be determined by the Bankruptcy Court. The Debtors’ failure to object to any Allowed Class 4B Claim in the Chapter 11 Cases shall be without prejudice to the rights of the Debtors or the Reorganized Debtors to contest or otherwise defend against such Claim in the appropriate forum when and if such Claim is sought to be enforced by the Holder of such Claim. Nothing in the Plan or elsewhere shall preclude the Debtors or Reorganized Debtors from challenging the validity of any alleged Lien on any asset of any Debtor or Reorganized Debtor or the value of any such collateral.
               (c) Voting: Allowed Class 4B Claims are Unimpaired. Each Holder of an Allowed Claim in Class 4B shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, therefore, shall not be entitled to vote to accept or reject the Plan.
          3.5.3 Class 4C: DMW Convenience Claims
               (a) Classification: Class 4C consists of all Convenience Claims against DMW.
               (b) Treatment: On or as soon as reasonably practicable after, the latest of (i) the Effective Date or (ii) the date on which such Class 4C Claim becomes an Allowed Class 4C Claim, each Holder of an Allowed Class 4C Claim shall receive, on account of, and in full and complete satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Class 4C Claim an amount equal to one hundred percent (100%) of such Allowed Class 4C Claim, subject to a cap of $5,000; provided, however, that if the Allowed Convenience Claims in the aggregate against all of the Debtors exceed the Maximum Convenience Class Payment, then Holders of Allowed Class 4C Claims shall receive their Pro Rata share of the Maximum Convenience Class Payment.
               (c) Election: Any Holder of a Claim in Class 4G that desires treatment of such Claim as a Convenience Claim shall make such election on the Ballot to be provided to Holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.
               (d) Voting: Class 4C Claims are Impaired. Each Holder of an Allowed Claim in Class 4C shall be entitled to vote to accept or reject the Plan.
          3.5.4 Class 4D: DMW Lenders Claims
               (a) Classification: Class 4D consists of all DMW Lenders Claims against DMW.
               (b) Treatment: On or as soon as reasonably practicable after, the Effective Date, in full and complete satisfaction, settlement, release and discharge of the Allowed Class 4D Claims, as of the Effective Date, each Holder of an Allowed Class 4D Claim shall be entitled to the treatment set forth in greater detail in the DMW Lenders Plan Support

Agreement appended to the Disclosure Statement as Exhibit B, including, without limitation, such rights as set forth in the Amended and Restated DMW Credit Agreement, the Amended and Restated DMW Guaranty and Collateral Agreement and such other definitive documentation executed in connection therewith as of the Effective Date, and payment by Reorganized DMW of the DMW Revolving Loans, DMW Term Loans and DMW Hedge Termination Payments in an amount equal to the Paydown (as defined in the DMW Lenders Plan Support Agreement), which shall include cash in the sum of $75,000,000 received from RHD Service on account of DMW’s Class 20E Claim.
               (c) Voting: Class 4D Claims are Impaired. Each Holder of an Allowed Secured Claim in Class 4D shall be entitled to vote to accept or reject the Plan.
               (d) Allowance: The Class 4D Claims shall be Allowed Secured Claims in the aggregate amount of approximately $1.107 billion, plus accrued but unpaid interest, if any, as of the Petition Date, and shall not be subject to objection, challenge, deduction or offset.
          3.5.5 Class 4E: DMW Senior Notes Noteholders Claims
               (a) Classification: Class 4E consists of all DMW Senior Notes Noteholders Claims against DMW.
               (b) Treatment: On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Class 4E Claim shall receive in full and complete satisfaction, settlement, release and discharge of such Claim, its Pro Rata share of (i) the New RHDC Notes and (ii) 13.0% of the New RHDC Stock Pool for Unsecured Creditors (subject to dilution pursuant to the Management Incentive Plan). Notwithstanding the terms of either of the DMW Senior Subordinated Notes Indenture or DMW Senior Subordinated Notes, each Holder of a DMW Senior Notes Noteholders Claim shall be deemed to have consented and agreed to the treatment provided under this Plan to all Holders of DMW Senior Subordinated Noteholders Claims in accordance with Section 3.5.6 hereof, and to have waived and/or relinquished and shall be barred from asserting any rights or claims pursuant to Section 510(a) of the Bankruptcy Code in respect of their Class 4E Claims.
               (c) Voting: Class 4E Claims are Impaired. Each Holder of an Allowed Claim in Class 4E shall be entitled to vote to accept or reject the Plan.
               (d) Allowance: The Class 4E Claims shall be Allowed in the aggregate amount of $394 million, plus accrued but unpaid interest, as of the Petition Date, and shall not be subject to objection, challenge, deduction or offset. For the avoidance of doubt, to the extent that a Notes Indenture Trustee and a Noteholder each file a Proof of Claim evidencing a duplicative Class 4E Claim, only the Claim of the Notes Indenture Trustee shall be Allowed.
          3.5.6 Class 4F: DMW Senior Subordinated Notes Noteholders Claims
               (a) Classification: Class 4F consists of all DMW Senior Subordinated Notes Noteholders Claims against DMW.

               (b) Treatment: On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Class 4F Claim shall receive in full and complete satisfaction, settlement, release and discharge of such Claim, its Pro Rata share of 16.9% of the New RHDC Stock Pool for Unsecured Creditors (subject to dilution pursuant to the Management Incentive Plan).
               (c) Voting: Class 4F Claims are Impaired. Each Holder of an Allowed Claim in Class 4F shall be entitled to vote to accept or reject the Plan.
               (d) Allowance: The Class 4F Claims shall be Allowed in the aggregate amount of $762 million, plus accrued but unpaid interest, as of the Petition Date, and shall not be subject to objection, challenge, deduction or offset. For the avoidance of doubt, to the extent that a Notes Indenture Trustee and a Noteholder each file a Proof of Claim evidencing a duplicative Class 4F Claim, only the Claim of the Notes Indenture Trustee shall be Allowed.
          3.5.7 Class 4G: DMW General Unsecured Claims
               (a) Classification: Class 4G consists of all General Unsecured Claims against DMW.
               (b) Treatment: In the event that each Class of Impaired Claims against DMW has accepted the Plan, then each Holder of an Allowed Class 4G Claim, including Claims under contracts and unexpired leases rejected by the Debtors herein (or pursuant to a separate motion) and trade payables, shall receive the following treatment at the option of the Debtors: (i) on the Effective Date, or as soon thereafter as practicable, payment in cash equal to 100% of such Allowed Class 4G Claim; provided, however, that if the aggregate amount of the Allowed Class 4G Claims exceeds the Maximum Class 4G Payment, then, subject to Section 7.4.2 of the Plan, Holders of Allowed Class 4G Claims shall receive their Pro Rata Share of the Maximum Class 4G Payment; or (ii) the assumption or payment in full or in part of any such Allowed Claim as such Claim becomes due in the ordinary course of business; provided, however, that, in the event that any Class of Impaired Claims against DMW does not accept the Plan, then, on the Effective Date, or as soon thereafter as practicable, each Holder of an Allowed Class 4G Claim, including claims under contracts and unexpired leases rejected by the Debtors herein (or pursuant to a separate motion) and trade payables, shall receive payment in cash equal to the value, as of the Effective Date, of the distribution to which such Holder would have been entitled pursuant to Section 3.5.6(b) of the Plan had such Holder been classified in Class 4F, as such value shall be determined by the Bankruptcy Court at or in connection with the Confirmation Hearing. The Debtors shall reserve all rights to challenge the legal basis and amount of any Class 4G Claims.
               (c) Voting: Class 4G Claims are Impaired. Each Holder of an Allowed Claim in Class 4G shall be entitled to vote to accept or reject the Plan.
          3.5.8 Class 4H: DMW Intercompany Claims
               (a) Classification: Class 4H consists of all Intercompany Claims against DMW.

               (b) Treatment: Holders of Allowed Class 4H Claims shall receive no monetary distributions on account of such Allowed Class 4H Claims, and all of the Allowed Class 4H Claims shall be deemed settled, cancelled and extinguished; provided, however, that any Allowed Class 4H Claim may be reinstated, in full or in part, to the extent the Debtors and a Majority of Consenting Noteholders agree to such treatment. Subject to the foregoing proviso, no Holder of an Allowed Class 4H Claim shall be entitled to, or shall receive or retain, any property or interest in property on account of such Allowed Class 4H Claim.
               (c) Voting: Class 4H Claims are Impaired. Each Holder of an Allowed Class 4H Claim shall be entitled to vote to accept or reject the Plan.
          3.5.9 Class 4I: DMW Interests
               (a) Classification: Class 4I consists of all Interests in DMW.
               (b) Treatment: As of the Effective Date, each Holder of an Allowed DMW Interest shall retain, unaltered, the legal, equitable and contractual rights to which such Allowed Interest entitles the Holder immediately prior to the Effective Date.
               (c) Voting: Class 4I Interests are Unimpaired. Each Holder of an Allowed Interest in Class 4I shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, therefore, shall not be entitled to vote to accept or reject the Plan.
     3.6 Classification and Treatment of Claims Against and Interests in DME (Debtor 5)
          3.6.1 Class 5A: DME Priority Non-Tax Claims
               (a) Classification: Class 5A consists of all Priority Non-Tax Claims against DME.
               (b) Treatment: Except to the extent that a Holder of an Allowed Class 5A Claim has agreed in writing to a different treatment (in which event such other writing will govern), each Holder of an Allowed Class 5A Claim that is due and payable on or before the Effective Date shall receive, on account of, and in full and complete settlement, release and discharge of, and in exchange for, such Claim, at the election of the Debtors, (i) cash equal to the amount of such Allowed Class 5A Claim in accordance with Section 1129(a)(9) of the Bankruptcy Code, on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) the date such Class 5A Claim becomes an Allowed Class 5A Claim, or as soon thereafter as is practicable, or (ii) such other treatment required to render such Allowed Class 5A Claim Unimpaired pursuant to Section 1124 of the Bankruptcy Code. All Allowed Class 5A Claims against the Debtors which are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such claims become due and payable in the ordinary course of business in accordance with the terms thereof.
               (c) Voting: Allowed Class 5A Claims are Unimpaired. Each Holder of an Allowed Claim in Class 5A shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, therefore, shall not be entitled to vote to accept or reject the Plan.

          3.6.2 Class 5B: DME Other Secured Claims
               (a) Classification: Class 5B consists of all Other Secured Claims against DME.
               (b) Treatment: On or as soon as reasonably practicable after, the latest to occur of (i) the Effective Date or (ii) the date on which such Class 5B Claim becomes an Allowed Class 5B Claim, each Holder of an Allowed Class 5B Claim, if any, shall receive, on account of, and in full and complete settlement, release and discharge of, and in exchange for, such Allowed Class 5B Claim, at the election of the Debtors, in consultation with the Consenting Noteholders, (a) Reinstatement of any such Allowed Class 5B Claim pursuant to Section 1124 of the Bankruptcy Code; (b) payment in full, in cash, of such Allowed Class 5B Claim; (c) satisfaction of any such Allowed Class 5B Claim by delivering the collateral securing any such Claim and paying any interest required to be paid under Section 506(b) of the Bankruptcy Code; or (d) providing such Holder with such treatment in accordance with Section 1129(b) of the Bankruptcy Code as may be determined by the Bankruptcy Court. The Debtors’ failure to object to any Allowed Class 5B Claim in the Chapter 11 Cases shall be without prejudice to the rights of the Debtors or the Reorganized Debtors to contest or otherwise defend against such Claim in the appropriate forum when and if such Claim is sought to be enforced by the Holder of such Claim. Nothing in the Plan or elsewhere shall preclude the Debtors or Reorganized Debtors from challenging the validity of any alleged Lien on any asset of any Debtor or Reorganized Debtor or the value of any such collateral.
               (c) Voting: Allowed Class 5B Claims are Unimpaired. Each Holder of an Allowed Claim in Class 5B shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, therefore, shall not be entitled to vote to accept or reject the Plan.
          3.6.3 Class 5C: DME Convenience Claims
               (a) Classification: Class 5C consists of all Convenience Claims against DME.
               (b) Treatment: On or as soon as reasonably practicable after, the latest of (i) the Effective Date or (ii) the date on which such Class 5C Claim becomes an Allowed Class 5C Claim, each Holder of an Allowed Class 5C Claim shall receive, on account of, and in full and complete satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Class 5C Claim an amount equal to one hundred percent (100%) of such Allowed Class 5C Claim, subject to a cap of $5,000; provided, however, that if the Allowed Convenience Claims in the aggregate against all of the Debtors exceed the Maximum Convenience Class Payment, then Holders of Convenience Class claims shall receive their Pro Rata share of the Maximum Convenience Class Payment.
               (c) Election: Any Holder of a Claim in Class 5E that desires treatment of such Claim as a Class 5C Claim shall make such election on the Ballot to be provided to Holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.
               (d) Voting: Class 5C Claims are Impaired. Each Holder of an Allowed Claim in Class 5C shall be entitled to vote to accept or reject the Plan.
          3.6.4 Class 5D: DME Lenders Claims
               (a) Classification: Class 5D consists of all DME Lenders Claims against DME.
               (b) Treatment: On or as soon as reasonably practicable after, the Effective Date, in full and complete satisfaction, settlement, release and discharge of the Allowed Class 5D Claims, as of the Effective Date, each Holder of an Allowed Class 5D Claim shall be entitled to the treatment set forth in greater detail in the DME Lenders Plan Support Agreement appended to the Disclosure Statement as Exhibit B, including without limitation, such rights as set forth in the Amended and Restated DME Credit Agreement , the DME Lenders Guaranty and Collateral Agreement and such other definitive documentation executed in connection therewith as of the Effective Date, and payment by Reorganized DME of the DME Revolving Loans, DME Term Loans and DME Hedge Termination Payments in an aggregate amount equal to the Paydown (as defined in the DME Lenders Plan Support Agreement), which shall include cash in the sum of $50,000,000 received from RHD Service on account of DME’s Class 20E Claim.
               (c) Voting: Class 5D Claims are Impaired. Each Holder of an Allowed Secured Claim in Class 5D shall be entitled to vote to accept or reject the Plan.
               (d) Allowance: The Class 5D Claims shall be Allowed Secured Claims in the aggregate amount of approximately $1.101 billion, plus accrued but unpaid interest, if any, as of the Petition Date, and shall not be subject to objection, challenge, deduction or offset.
          3.6.5 Class 5E: DME General Unsecured Claims
               (a) Classification: Class 5E consists of all General Unsecured Claims against DME.
               (b) Treatment: Each Holder of an Allowed Class 5E Claim, including claims under contracts and unexpired leases rejected by the Debtors herein (or pursuant to a separate motion) and trade payables, shall receive the following treatment at the option of the Debtors: (i) on the Effective Date or as soon thereafter as practicable, payment in cash equal to 100% of such Allowed Class 5E Claim; or (ii) the assumption or payment in full or in part of any such Allowed Claim as such Claim becomes due in the ordinary course of business. The Debtors shall reserve all rights to challenge the legal basis and amount of any Class 5E Claims.
               (c) Voting: Class 5E Claims are Impaired. Each Holder of an Allowed Claim in Class 5E shall be entitled to vote to accept or reject the Plan.
          3.6.6 Class 5F: DME Intercompany Claims

               (a) Classification: Class 5F consists of all Intercompany Claims against DME.
               (b) Treatment: Holders of Allowed Class 5F Claims shall receive no monetary distributions on account of such Allowed Class 5F Claims, and all of the Allowed Class 5F Claims shall be deemed settled, cancelled and extinguished; provided, however, that any Allowed Class 5F Claim may be reinstated, in full or in part, to the extent the Debtors and a Majority of Consenting Noteholders agree to such treatment. Subject to the foregoing proviso, no Holder of a Allowed Class 5F Claim shall be entitled to, or shall receive or retain, any property or interest in property on account of such Allowed Class 5F Claim.
               (c) Voting: Class 5F Claims are Impaired. Each Holder of an Allowed Class 5F Claim shall be entitled to vote to accept or reject the Plan.
          3.6.7 Class 5G: DME Interests
               (a) Classification: Class 5G consists of all Interests in DME.
               (b) Treatment: As of the Effective Date, each Holder of an Allowed Class 5G Interest shall retain, unaltered, the legal, equitable and contractual rights to which such Class 5G Interest entitles the Holder immediately prior to the Effective Date.
               (c) Voting: Class 5G Interests are Unimpaired. Each Holder of an Allowed Interest in Class 5G shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, therefore, shall not be entitled to vote to accept or reject the Plan.
     3.7 Classification and Treatment of Claims Against and Interests in the DMW Guarantor Debtors (Debtors 6 and 7)
          3.7.1 Classes 6A and 7A: Priority Non-Tax Claims
               (a) Classification: Classes 6A and 7A consist of all Priority Non-Tax Claims against the DMW Guarantor Debtors.9
               (b) Treatment: Except to the extent that a Holder of an Allowed Claim in Class 6A or 7A has agreed in writing to a different treatment (in which event such other writing will govern), each Holder of an Allowed Claim in Class 6A or 7A that is due and payable on or before the Effective Date shall receive, on account of, and in full and complete settlement, release and discharge of, and in exchange for, such Claim, at the election of the Debtors, (i) cash equal to the amount of such Allowed Claim in Class 6A or 7A in accordance with Section 1129(a)(9) of the Bankruptcy Code, on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) the date such Claim in Class 6A or 7A becomes an Allowed Claim in Class 6A or 7A, or as soon thereafter as is practicable, or (ii) such other treatment required to render such Allowed Claim in Class 6A or 7A Unimpaired pursuant to

[9]	For ease of reference, each of the classes beginning with the number six (6) relates to Claims or Interests, as applicable, against or in, Dex Media West, Inc. (Debtor 6), and each of the classes beginning with the number seven (7) relates to Claims or Interests, as applicable, against or in, Dex Media West Finance Co. (Debtor 7).

Section 1124 of the Bankruptcy Code. All Allowed Claims in Class 6A or 7A which are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such claims become due and payable in the ordinary course of business in accordance with the terms thereof.
               (c) Voting: Claims in Class 6A and 7A are Unimpaired. Each Holder of an Allowed Claim in Class 6A or 7A shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, therefore, shall not be entitled to vote to accept or reject the Plan.
          3.7.2 Classes 6B and 7B: Other Secured Claims
               (a) Classification: Classes 6B and 7B consist of all Other Secured Claims against the DMW Guarantor Debtors.
               (b) Treatment: On or as soon as reasonably practicable after, the latest to occur of (i) the Effective Date or (ii) the date on which such Claim in Class 6B or 7B becomes an Allowed Claim in Class 6B or 7B, each Holder of an Allowed Claim in Class 6B or 7B, if any, shall receive, on account of, and in full and complete settlement, release and discharge of, and in exchange for, such Allowed Claim in Class 6B or 7B, at the election of the Debtors, in consultation with the Consenting Noteholders, (a) Reinstatement of any such Allowed Claim in Class 6B or 7B pursuant to Section 1124 of the Bankruptcy Code; (b) payment in full, in cash, of such Claim in Class 6B or 7B; (c) satisfaction of any such Allowed Claim in Class 6B or 7B by delivering the collateral securing any such Allowed Claim and paying any interest required to be paid under Section 506(b) of the Bankruptcy Code; or (d) providing such Holder with such treatment in accordance with Section 1129(b) of the Bankruptcy Code as may be determined by the Bankruptcy Court. The Debtors’ failure to object to any Claim in Class 6B or 7B in the Chapter 11 Cases shall be without prejudice to the rights of the Debtors or the Reorganized Debtors to contest or otherwise defend against such Claim in the appropriate forum when and if such Claim is sought to be enforced by the Holder of such Claim. Nothing in the Plan or elsewhere shall preclude the Debtors or Reorganized Debtors from challenging the validity of any alleged Lien on any asset of any Debtor or Reorganized Debtor or the value of any such collateral.
               (c) Voting: Claims in Classes 6B and 7B are Unimpaired. Each Holder of an Allowed Claim in Class 6B or 7B shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, therefore, shall not be entitled to vote to accept or reject the Plan.
          3.7.3 Classes 6C and 7C: Convenience Claims
               (a) Classification: Classes 6C and 7C consist of all Convenience Claims against the DMW Guarantor Debtors.
               (b) Treatment: On or as soon as reasonably practicable after, the latest of (i) the Effective Date or (ii) the date on which such Claim in Class 6C or 7C becomes an Allowed Claim in Class 6C or 7C, each Holder of an Allowed Claim in Class 6C or 7C shall receive, on account of, and in full and complete satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Claim in Class 6C or 7C, an amount equal to one hundred percent (100%) of such Allowed Claim in Class 6C or 7C, subject to a cap of $5,000; provided, however, that if the Allowed Convenience Claims in the aggregate against all of the Debtors exceed the Maximum Convenience Class Payment, then Holders of Allowed Claims in Class 6C or 7C shall receive their Pro Rata share of the Maximum Convenience Class Payment.
               (c) Election: Any Holder of a Claim in Class 6E or 7E that desires treatment of such Claim as a Claim in Class 6C or 7C shall make such election on the Ballot to be provided to Holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.
               (d) Voting: Claims in Class 6C and 7C are Impaired. Each Holder of an Allowed Claim in Class 6C or 7C shall be entitled to vote to accept or reject the Plan.
          3.7.4 Classes 6D and 7D: DMW Lenders Guaranty Claims
               (a) Classification: Classes 6D and 7D consist of all DMW Lenders Guaranty Claims against the DMW Guarantor Debtors.
               (b) Treatment: On or as soon as practicable after the Effective Date, in full and complete settlement, release and discharge of, and in exchange for, the Allowed Claims in Classes 6D and 7D, as of the Effective Date, each Holder of an Allowed Class 6D or 7D Claim (as the case may be) shall receive the treatment set forth in greater detail in the DMW Lenders Plan Support Agreement appended to the Disclosure Statement as Exhibit B, including, without limitation, such rights as set forth in the Amended and Restated DMW Credit Agreement, the Amended and Restated DMW Lenders Guaranty & Collateral Agreement and such other definitive documentation executed in connection therewith as of the Effective Date. Holders of Allowed Claims in Classes 6D and 7D shall receive no additional consideration under the Plan on account of such Allowed Claims in Classes 6D and 7D.
               (c) Voting: Claims in Classes 6D and 7D are Impaired. Each Holder of an Allowed Claim in Class 6D or 7D shall be entitled to vote to accept or reject the Plan.
          3.7.5 Classes 6E and 7E: General Unsecured Claims
               (a) Classification: Classes 6E and 7E consist of all General Unsecured Claims against the DMW Guarantor Debtors.
               (b) Treatment: Each Holder of an Allowed Claim in Class 6E or 7E, including claims under contracts and unexpired leases rejected by the Debtors herein (or pursuant to a separate motion) and trade payables, shall receive the following treatment at the option of the Debtors: (i) on the Effective Date, or as soon thereafter as practicable, payment in cash equal to 100% of such Allowed Claim in Class 6E or 7E; or (ii) the assumption or payment in full or in part of any such Allowed Claim as such Claim becomes due in the ordinary course of business. The Debtors shall reserve all rights to challenge the legal basis and amount of any Claims in Class 6E or 7E.

               (c) Voting: Claims in Classes 6E and 7E are Impaired. Each Holder of an Allowed Claim in Class 6E or 7E shall be entitled to vote to accept or reject the Plan.
          3.7.6 Classes 6F and 7F: Intercompany Claims
               (a) Classification: Classes 6F and 7F consist of all Intercompany Claims against the DMW Guarantor Debtors.
               (b) Treatment: Holders of Allowed Class 6F and 7F Claims shall receive no monetary distributions on account of such Allowed Class 6F and 7F Claims, and all of the Allowed Class 6F and 7F Claims shall be deemed settled, cancelled and extinguished; provided, however, that any Allowed Class 6F or 7F Claim may be reinstated, in full or in part, to the extent the Debtors and a Majority of Consenting Noteholders agree to such treatment. Subject to the foregoing proviso, no Holder of an Allowed Class 6F or 7F Claim shall be entitled to, or shall receive or retain, any property or interest in property on account of such Allowed Class 6F or 7F Claim.
               (c) Voting: Claims in Classes 6F and 7F are Impaired. Each Holder of an Allowed Claim in Class 6F or 7F shall be entitled to vote to accept or reject the Plan.
          3.7.7 Classes 6G and 7G: Interests
               (a) Classification: Classes 6G and 7G consist of all Interests in the DMW Guarantor Debtors.
               (b) Treatment: As of the Effective Date, each Holder of an Allowed Interest in Class 6G or 7G shall retain, unaltered, the legal, equitable and contractual rights to which such Allowed Interest in Class 6G or 7G entitles the Holder, immediately prior to the Effective Date.
               (c) Voting: Interests in Classes 6G and 7G are Unimpaired. Each Holder of an Allowed Interest in Classes 6G or 7G shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, therefore, shall not be entitled to vote to accept or reject the Plan.
     3.8 Classification and Treatment of Claims Against and Interests In the DME Guarantor Debtors (Debtors 8 and 9)
          3.8.1 Classes 8A and 9A: Priority Non-Tax Claims
               (a) Classification: Classes 8A and 9A consist of all Priority Non-Tax Claims against the DME Guarantor Debtors.10
               (b) Treatment: Except to the extent that a Holder of an Allowed Claim in Class 8A or 9A has agreed in writing to a different treatment (in which event such other

[10]	For ease of reference, each of the classes beginning with the number eight (8) relates to Claims or Interests, as applicable, against or in, Dex Media East, Inc. (Debtor 8), and each of the classes beginning with the number nine (9) relates to Claims or Interests, as applicable, against or in, Dex Media East Finance Co. (Debtor 9).

writing will govern), each Holder of an Allowed Claim in Class 8A or 9A that is due and payable on or before the Effective Date shall receive, on account of, and in full and complete settlement, release and discharge of, and in exchange for, such Claim, at the election of the Debtors, (i) cash equal to the amount of such Allowed Claim in Class 8A or 9A in accordance with Section 1129(a)(9) of the Bankruptcy Code, on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) the date such Claim in Class 8A or 9A becomes an Allowed Claim in Class 8A or 9A, or as soon thereafter as is practicable, or (ii) such other treatment required to render such Allowed Priority Non-Tax Claim Unimpaired pursuant to Section 1124 of the Bankruptcy Code. All Allowed Claims in Classes 8A and 9A which are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such claims become due and payable in the ordinary course of business in accordance with the terms thereof.
               (c) Voting: Claims in Classes 8A and 9A are Unimpaired. Each Holder of an Allowed Claim in Class 8A or 9A shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, therefore, shall not be entitled to vote to accept or reject the Plan.
          3.8.2 Classes 8B and 9B: Other Secured Claims
               (a) Classification: Classes 8B and 9B consist of all Other Secured Claims against the DME Guarantor Debtors.
               (b) Treatment: On or as soon as reasonably practicable after, the latest to occur of (i) the Effective Date or (ii) the date on which such Claim in Class 8B or 9B becomes an Allowed Claim in Class 8B or 9B, each Holder of an Allowed Claim in Class 8B or 9B, if any, shall receive, on account of, and in full and complete settlement, release and discharge of, and in exchange for, such Allowed Claim in Class 8B or 9B, at the election of the Debtors, in consultation with the Consenting Noteholders, (a) Reinstatement of any such Allowed Claim in Class 8B or 9B pursuant to Section 1124 of the Bankruptcy Code; (b) payment in full, in cash, of such Allowed Other Secured Claim; (c) satisfaction of any such Allowed Claim in Class 8B or 9B by delivering the collateral securing any such Claim and paying any interest required to be paid under Section 506(b) of the Bankruptcy Code; or (d) providing such Holder with such treatment in accordance with Section 1129(b) of the Bankruptcy Code as may be determined by the Bankruptcy Court. The Debtors’ failure to object to any Claim in Class 8B or 9B in the Chapter 11 Cases shall be without prejudice to the rights of the Debtors or the Reorganized Debtors to contest or otherwise defend against such Claim in the appropriate forum when and if such Claim is sought to be enforced by the Holder of such Claim. Nothing in the Plan or elsewhere shall preclude the Debtors or Reorganized Debtors from challenging the validity of any alleged Lien on any asset of any Debtor or Reorganized Debtor or the value of any such collateral.
               (c) Voting: Claims in Classes 8B and 9B are Unimpaired. Each Holder of an Allowed Claim in Class 8B or 9B shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, therefore, shall not be entitled to vote to accept or reject the Plan.
          3.8.3 Classes 8C and 9C: Convenience Claims

               (a) Classification: Classes 8C and 9C consist of all Convenience Claims against the DME Guarantor Debtors.
               (b) Treatment: On or as soon as reasonably practicable after, the latest of (i) the Effective Date or (ii) the date on which such Claim in Class 8C or 9C becomes an Allowed Claim in Class 8C or 9C, each Holder of an Allowed Claim in Class 8C or 9C shall receive, on account of, and in full and complete satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Claim in Class 8C or 9C, an amount equal to one hundred percent (100%) of such Allowed Claim in Class 8C or 9C, subject to a cap of $5,000; provided, however, that if the Allowed Convenience Claims in the aggregate against all of the Debtors exceed the Maximum Convenience Class Payment, then Holders of Convenience Class claims shall receive their Pro Rata share of the Maximum Convenience Class Payment.
               (c) Election: Any Holder of a Claim in Class 8E or 9E that desires treatment of such Claim as a Convenience Claim shall make such election on the Ballot to be provided to Holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.
               (d) Voting: Claims in Class 8C and 9C are Impaired. Each Holder of an Allowed Claim in Class 8C or 9C shall be entitled to vote to accept or reject the Plan.
          3.8.4 Classes 8D and 9D: DME Lenders Guaranty Claims
               (a) Classification: Classes 8D and 9D consist of all DME Lenders Guaranty Claims against the DME Guarantor Debtors.
               (b) Treatment: On or as soon as practicable after the Effective Date, in full and complete settlement, release and discharge of, and in exchange for, the Allowed Claims in Classes 8D and 9D, as of the Effective Date, each Holder of an Allowed Class 8D or 9D Claim (as the case may be) shall be entitled to the treatment set forth in greater detail in the DME Lenders Plan Support Agreement appended to the Disclosure Statement as Exhibit B, including, without limitation, such rights as set forth in the Amended and Restated DME Credit Agreement, the Amended and Restated DME Lenders Guaranty & Collateral Agreement and such other definitive documentation executed in connection therewith as of the Effective Date. Holders of Allowed Claims in Classes 8D and 9D shall receive no additional consideration under the Plan on account of such Allowed Claims in Classes 8D and 9D.
               (c) Voting: Claims in Classes 8D and 9D are Impaired. Each Holder of an Allowed Claim in Class 8D or 9D shall be entitled to vote to accept or reject the Plan.
          3.8.5 Classes 8E and 9E: General Unsecured Claims
               (a) Classification: Classes 8E and 9E consist of all General Unsecured Claims against the DME Guarantor Debtors.

               (b) Treatment: Each Holder of an Allowed Claim in Class 8E or 9E, including claims under contracts and unexpired leases rejected by the Debtors herein (or pursuant to a separate motion) and trade payables, shall receive the following treatment at the option of the Debtors: (i) on the Effective Date, or as soon thereafter as practicable, payment in cash equal to 100% of such Allowed Claim in Class 8E or 9E; or (ii) the assumption or payment in full or in part of any such Allowed Claim as such Claim becomes due in the ordinary course of business. The Debtors shall reserve all rights to challenge the legal basis and amount of any Claims in Class 8E or 9E.
               (c) Voting: Claims in Classes 8E and 9E are Impaired. Each Holder of an Allowed Claim in Class 8E or 9E shall be entitled to vote to accept or reject the Plan.
          3.8.6 Classes 8F and 9F: Intercompany Claims
               (a) Classification: Classes 8F and 9F consist of all Intercompany Claims against the DME Guarantor Debtors.
               (b) Treatment: Holders of Allowed Class 8F and 9F Claims shall receive no monetary distributions on account of such Allowed Class 8F and 9F Claim, and all of the Allowed Class 8F and 9F Claims shall be deemed settled, cancelled and extinguished; provided, however, that any Allowed Class 8F or 9F Claims may be reinstated, in full or in part, to the extent the Debtors and a Majority of Consenting Noteholders agree to such treatment. Subject to the foregoing proviso, no Holder of an Allowed Class 8F or 9F Claims shall be entitled to, or shall receive or retain, any property or interest in property on account of such Allowed Class 8F or 9F Claim.
               (c) Voting: Claims in Classes 8F and 9F are Impaired. Each Holder of an Allowed Claim in Class 8F or 9F shall be entitled to vote to accept or reject the Plan
          3.8.7 Classes 8G and 9G: Interests
               (a) Classification: Classes 8G and 9G consist of all Interests in the DME Guarantor Debtors.
               (b) Treatment: As of the Petition Date, each Holder of an Allowed Interest in Class 8G or 9G shall retain, unaltered, the legal, equitable and contractual rights to which such Allowed Interest in Class 8G or 9G entitles the Holder immediately prior to the Effective Date.
               (c) Voting: Interests in Classes 8G and 9G are Unimpaired. Each Holder of an Allowed Interest in Class 8G or 9G shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, therefore, shall not be entitled to vote to accept or reject the Plan.
     3.9 Classification and Treatment of Claims Against and Interests In the RHDI Guarantor Debtors (Debtors 10 through 16)
          3.9.1 Classes 10A through 16A: Priority Non-Tax Claims

               (a) Classification: Classes 10A through 16A consist of all Priority Non-Tax Claims against the RHDI Guarantor Debtors.11
               (b) Treatment: Except to the extent that a Holder of an Allowed Claim in Classes 10A through 16A has agreed in writing to a different treatment (in which event such other writing will govern), each Holder of an Allowed Claim in Classes 10A through 16A that is due and payable on or before the Effective Date shall receive, on account of, and in full and complete settlement, release and discharge of, and in exchange for, such Claim, at the election of the Debtors, (i) cash equal to the amount of such Allowed Claim in Classes 10A through 16A in accordance with Section 1129(a)(9) of the Bankruptcy Code, on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) the date such Claim in Classes 10A through 16A becomes an Allowed Claim in Classes 10A through 16A (or as soon thereafter as is practicable) or (ii) such other treatment required to render such Allowed Claim in Classes 10A through 16A Unimpaired pursuant to Section 1124 of the Bankruptcy Code. All Allowed Claims in Classes 10A through 16A which are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such claims become due and payable in the ordinary course of business in accordance with the terms thereof.
               (c) Voting: Claims in Classes 10A through 16A are Unimpaired. Each Holder of an Allowed Claim in Classes 10A through 16A shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, therefore, shall not be entitled to vote to accept or reject the Plan.
          3.9.2 Classes 10B through 16B: Other Secured Claims
               (a) Classification: Classes 10B through 16B consist of all Other Secured Claims against the RHDI Guarantor Debtors.
               (b) Treatment: On or as soon as reasonably practicable after, the latest to occur of (i) the Effective Date or (ii) the date on which such Claim in Classes 10B through 16B becomes an Allowed Claim in Classes 10B through 16B, each Holder of an Allowed Claim in Classes 10B through 16B, if any, shall receive, on account of, and in full and complete settlement, release and discharge of, and in exchange for, such Allowed Claim in Classes 10B through 16B, at the election of the Debtors, in consultation with the Consenting Noteholders, (a) Reinstatement of any such Allowed Other Secured Claim pursuant to Section 1124 of the Bankruptcy Code; (b) payment in full, in cash, of such Allowed Other Secured Claim; (c) satisfaction of any such Allowed Claim in Classes 10B through 16B by delivering the collateral securing any such Claim and paying any interest required to be paid under Section 506(b) of the Bankruptcy Code; or (d) providing such Holder with such treatment in accordance with Section 1129(b) of the Bankruptcy Code as may be determined by the Bankruptcy Court. The Debtors’

[11]	For ease of reference, each of the classes beginning with the number: (i) ten (10) relates to Claims or Interests, as applicable, against or in, DonTech Holdings, LLC; (ii) eleven (11) relates to Claims or Interests, as applicable, against or in, DonTech II Partnership; (iii) twelve (12) relates to Claims or Interests, as applicable, against or in R.H. Donnelley Publishing & Advertising of Illinois Holdings, LLC; (iv) thirteen (13) relates to Claims or Interests, as applicable, against or in R.H. Donnelley Publishing & Advertising of Illinois Partnership; (v) fourteen (14) relates to Claims or Interests, as applicable, against or in Get Digital Smart, Inc.; (vi) fifteen (15) relates to Claims or Interests, as applicable, against or in R.H. Donnelley APIL, Inc.; and (vii) sixteen (16) relates to Claims or Interests, as applicable, against or in R.H. Donnelley Publishing & Advertising, Inc.

failure to object to any Claim in Classes 10B through 16B in the Chapter 11 Cases shall be without prejudice to the rights of the Debtors or the Reorganized Debtors to contest or otherwise defend against such Claim in the appropriate forum when and if such Claim is sought to be enforced by the Holder of such Claim. Nothing in the Plan or elsewhere shall preclude the Debtors or Reorganized Debtors from challenging the validity of any alleged Lien on any asset of any Debtor or Reorganized Debtor or the value of any such collateral.
               (c) Voting: Claims in Classes 10B through 16B are Unimpaired. Each Holder of an Allowed Claim in Classes 10B through 16B shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, therefore, shall not be entitled to vote to accept or reject the Plan.
          3.9.3 Classes 10C through 16C: Convenience Claims
               (a) Classification: Classes 10C through 16C consist of all Convenience Claims against the RHDI Guarantor Debtors.
               (b) Treatment: On or as soon as reasonably practicable after, the latest of (i) the Effective Date or (ii) the date on which such Claim in Classes 10C through 16C becomes an Allowed Claim in Classes 10C through 16C, each Holder of an Allowed Claim in Classes 10C through 16C shall receive, on account of, and in full and complete satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Claim in Classes 10C through 16C, an amount equal to one hundred percent (100%) of such Allowed Claim, subject to a cap of $5,000; provided, however, that if the Allowed Convenience Claims in the aggregate against all of the Debtors exceed the Maximum Convenience Class Payment, then Holders of Claims in Classes 10C through 16C shall receive their Pro Rata share of the Maximum Convenience Class Payment.
               (c) Election: Any Holder of a Claim in Classes 10F through 16F that desires treatment of such Claim as a Convenience Claim shall make such election on the Ballot to be provided to Holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.
               (d) Voting: Claims in Classes 10C through 16C are Impaired. Each Holder of an Allowed Claim in Classes 10C through 16C shall be entitled to vote to accept or reject the Plan.
          3.9.4 Classes 10D through 16D: RHDI Lenders Guaranty Claims
               (a) Classification: Classes 10D through 16D consist of all RHDI Lenders Guaranty Claims against the RHDI Guarantor Debtors.
               (b) Treatment: On or as soon as practicable after the Effective Date, in full and complete settlement, release and discharge of, and in exchange for, the Allowed Claims in Classes 10D through 16D, as of the Effective Date, each Holder of an Allowed Class 10D through 16D Claim (as the case may be) shall be entitled to the treatment set forth in greater detail in the RHDI Lenders Plan Support Agreement appended to the Disclosure Statement as Exhibit B, including, without limitation, such rights as set forth in the Amended and Restated RHDI Lenders Guaranty & Collateral Agreement executed as of the Effective Date. Holders of Allowed Claims in Classes 10D through 16D shall receive no additional consideration under the Plan on account of such Allowed Claims in Classes 10D through 16D.
               (c) Voting: Claims in Classes 10D through 16D are Impaired. Each Holder of an Allowed Claim in Classes 10D through 16D shall be entitled to vote to accept or reject the Plan.
          3.9.5 Classes 10E through 16E: RHDI Noteholders Guaranty Claims
               (a) Classification: Classes 10E through 16E consist of all RHDI Noteholders Guaranty Claims against the RHDI Guarantor Debtors.
               (b) Treatment: On or as soon as practicable after the Effective Date, in full and complete settlement, release and discharge of, and in exchange for, the Allowed Claims in Classes 10E through 16E, each Holder of an Allowed Claim in Classes 10E through 16E shall receive the same treatment as provided to Allowed Claims in Class 3E, and Holders of such Allowed Claims in Classes 10E through 16E shall receive no additional consideration under the Plan on account of such Allowed Claims in Classes 10E through 16E. For the avoidance of doubt, to the extent that a Notes Indenture Trustee and a Noteholder each file a Proof of Claim evidencing a duplicative Class 10E through 16E Claim, only the Claim of the Notes Indenture Trustee shall be Allowed.
               (c) Voting: Claims in Classes 10E through 16E are Impaired. Each Holder of an Allowed Claim in Classes 10E through 16E shall be entitled to vote to accept or reject the Plan.
          3.9.6 Classes 10F through 16F: General Unsecured Claims
               (a) Classification: Classes 10F through 16F consist of all General Unsecured Claims against the RHDI Guarantor Debtors.
               (b) Treatment: Each Holder of an Allowed Claim in Classes 10F through 16F, including claims under contracts and unexpired leases rejected by the Debtors herein (or pursuant to a separate motion) and trade payables, shall receive the following treatment at the option of the Debtors: (i) on the Effective Date, or as soon thereafter as practicable, payment in cash equal to 100% of such Allowed Claim in Class 10F through 16F; or (ii) the assumption or payment in full or in part of any such Allowed Claim as such Claim becomes due in the ordinary course of business. The Debtors shall reserve all rights to challenge the legal basis and amount of any Claims in Classes 10F through 16F.
               (c) Voting: Claims in Classes 10F through 16F are Impaired. Each Holder of an Allowed Claim in Classes 10F through 16F shall be entitled to vote to accept or reject the Plan.
          3.9.7 Classes 10G through 16G: Intercompany Claims

               (a) Classification: Classes 10G through 16G consist of all Intercompany Claims against the RHDI Guarantor Debtors.
               (b) Treatment: Holders of Allowed Claims in Classes 10G through 16G shall receive no monetary distributions on account of such Allowed Claims, and all of the Allowed Claims in Classes 10G through 16G shall be deemed settled, cancelled and extinguished; provided, however, that any Allowed Claim in Classes 10G through 16G may be reinstated, in full or in part, to the extent the Debtors and a Majority of Consenting Noteholders agree to such treatment. Subject to the foregoing proviso, no Holder of an Allowed Claim in Classes 10G through 16G shall be entitled to, or shall receive or retain, any property or interest in property on account of such Allowed Claim in Classes 10G through 16G.
                (c) Voting: Claims in Classes 10G through 16G are Impaired. Each Holder of an Allowed Claim in Class 10G through 16G shall be entitled to vote to accept or reject the Plan.
          3.9.8 Classes 10H through 16H: Interests
               (a) Classification: Classes 10H through 16H consist of all Interests in the RHDI Guarantor Debtors.
               (b) Treatment: As of the Effective Date, each Holder of an Allowed Interest in Classes 10H through 16H shall retain, unaltered, the legal, equitable and contractual rights to which such Allowed Interest in Classes 10H through 16H entitles the Holder immediately prior to the Effective Date.
                (c) Voting: Interests in Classes 10H through 16H are Unimpaired. Each Holder of an Allowed Interest in Classes 10H through 16H shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, therefore, shall not be entitled to vote to accept or reject the Plan.
     3.10 Classification and Treatment of Claims Against and Interests In the Non-Guarantor Debtors Other than RHD Service LLC (Debtors 17 through 19)
          3.10.1 Classes 17A through 19A: Priority Non-Tax Claims
               (a) Classification: Classes 17A through 19A consist of all Priority Non-Tax Claims against the Non-Guarantor Debtors.12
               (b) Treatment: Except to the extent that a Holder of an Allowed Claim in Classes 17A through 19A has agreed in writing to a different treatment (in which event such other writing will govern), each Holder of an Allowed Claim in Classes 17A through 19A that is due and payable on or before the Effective Date shall receive, on account of, and in full and complete settlement, release and discharge of, and in exchange for, such Claim, at the election of

[12]	For ease of reference, each of the classes beginning with the number: (i) seventeen (17) relates to Claims or Interests, as applicable, against or in, Dex Media Service LLC; (ii) eighteen (18) relates to Claims or Interests, as applicable, against or in, Business.com, Inc.; and (iii) nineteen (19) relates to Claims or Interests, as applicable, against or in Work.com, Inc.

the Debtors, (i) cash equal to the amount of such Allowed Claim in Classes 17A through 19A in accordance with Section 1129(a)(9) of the Bankruptcy Code, on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) the date such Claim in Classes 17A through 19A becomes an Allowed Claim in Classes 17A through 19A, or as soon thereafter as is practicable, or (ii) such other treatment required to render such Allowed Claim in Classes 17A through 19A Unimpaired pursuant to Section 1124 of the Bankruptcy Code. All Allowed Claims in Classes 17A through 19A which are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such claims become due and payable in the ordinary course of business in accordance with the terms thereof.
               (c) Voting: Claim in Classes 17A through 19A are Unimpaired. Each Holder of an Allowed Claim in Classes 17A through 19A shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, therefore, shall not be entitled to vote to accept or reject the Plan.
          3.10.2 Classes 17B through 19B: Other Secured Claims
               (a) Classification: Classes 17B through 19B consist of all Other Secured Claims against the Non-Guarantor Debtors.
               (b) Treatment: On or as soon as reasonably practicable after, the latest to occur of (i) the Effective Date or (ii) the date on which such Claim in Classes 17B through 19B becomes an Allowed Claim in Classes 17B through 19B, each Holder of an Allowed Claim in Classes 17B through 19B, if any, shall receive, on account of, and in full and complete settlement, release and discharge of, and in exchange for, such Allowed Claim in Classes 17B through 19B, at the election of the Debtors, in consultation with the Consenting Noteholders, (a) Reinstatement of any such Claim in Classes 17B through 19B pursuant to Section 1124 of the Bankruptcy Code; (b) payment in full, in cash, of such Allowed Claim in Classes 17B through 19B; (c) satisfaction of any such Allowed Claim in Classes 17B through 19B by delivering the collateral securing any such Claim and paying any interest required to be paid under Section 506(b) of the Bankruptcy Code; or (d) providing such Holder with such treatment in accordance with Section 1129(b) of the Bankruptcy Code as may be determined by the Bankruptcy Court. The Debtors’ failure to object to any Claim in Classes 17B through 19B in the Chapter 11 Cases shall be without prejudice to the rights of the Debtors or the Reorganized Debtors to contest or otherwise defend against such Claim in the appropriate forum when and if such Claim is sought to be enforced by the Holder of such Claim. Nothing in the Plan or elsewhere shall preclude the Debtors or Reorganized Debtors from challenging the validity of any alleged Lien on any asset of any Debtor or Reorganized Debtor or the value of any such collateral.
               (c) Voting: Claims in Classes 17B through 19B are Unimpaired. Each Holder of an Allowed Claim in Classes 17B through 19B shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, therefore, shall not be entitled to vote to accept or reject the Plan.
          3.10.3 Classes 17C through 19C: Convenience Claims
               (a) Classification: Classes 17C through 19C consist of all Convenience Claims against the Non-Guarantor Debtors.

               (b) Treatment: On or as soon as reasonably practicable after, the latest of (i) the Effective Date or (ii) the date on which such Claim in Classes 17C through 19C becomes an Allowed Claim in Classes 17C through 19C, each Holder of an Allowed Claim in Classes 17C through 19C shall receive, on account of, and in full and complete satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Claim in Classes 17C through 19C, an amount equal to one hundred percent (100%) of such Allowed Claim, subject to a cap of $5,000; provided, however, that if the Allowed Convenience Claims in the aggregate against all of the Debtors exceed the Maximum Convenience Class Payment, then Holders of Convenience Class claims shall receive their Pro Rata share of the Maximum Convenience Class Payment.
               (c) Election: Any Holder of a Claim in Classes 17D through 19D that desires treatment of such Claim as a Convenience Claim shall make such election on the Ballot to be provided to Holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.
          3.10.4 Voting: Claims in Classes 17C through 19C are Impaired. Each Holder of an Allowed Claim in Classes 17C through 19C shall be entitled to vote to accept or reject the Plan.
          3.10.5 Classes 17D through 19D: General Unsecured Claims
               (a) Classification: Classes 17D through 19D consist of all General Unsecured Claims against the Non-Guarantor Debtors.
               (b) Treatment: Each Holder of an Allowed Claim in Classes 17D through 19D, including claims under contracts and unexpired leases rejected by the Debtors herein (or pursuant to a separate motion) and trade payables, shall receive the following treatment at the option of the Debtors: (i) on the Effective Date, or as soon thereafter as practicable, payment in cash equal to 100% of such Allowed Claim in Class 17D through 19D; or (ii) the assumption or payment in full or in part of any such Allowed Claim as such Claim becomes due in the ordinary course of business. The Debtors shall reserve all rights to challenge the legal basis and amount of any Claims in Classes 17D through 19D.
               (c) Voting: Claims in Classes 17D through 19D are Impaired. Each Holder of an Allowed Claim in Classes 17D through 19D shall be entitled to vote to accept or reject the Plan.
          3.10.6 Classes 17E through 19E: Intercompany Claims
               (a) Classification: Classes 17E through 19E consist of all Intercompany Claims against the Non-Guarantor Debtors.
               (b) Treatment: Holders of Allowed Claims in Classes 17E through 19E shall receive no monetary distributions on account of such Allowed Claims, and all of the Allowed Claims in Classes 17E through 19E shall be deemed settled, cancelled and extinguished; provided, however, that any Allowed Claim in Classes 17E through 19E may be reinstated, in full or in part, to the extent the Debtors and a Majority of Consenting Noteholders agree to such treatment. Subject to the foregoing proviso, no Holder of an Allowed Claim in Classes 17E through 19E shall be entitled to, or shall receive or retain, any property or interest in property on account of such Allowed Claim in Classes 17E through 19E.
               (c) Voting: Claims in Classes 17E through 19E are Impaired. Each Holder of an Allowed Claim in Classes 17E through 19E shall be entitled to vote to accept or reject the Plan.
          3.10.7 Classes 17F through 19F: Interests
               (a) Classification: Classes 17F through 19F consist of all Interests in the Non-Guarantor Debtors.
               (b) Treatment: As of the Effective Date, each Holder of an Allowed Interest in Classes 17F through 19F shall retain, unaltered, the legal, equitable and contractual rights to which such Allowed Interest in Classes 17F through 19F entitles the Holder immediately prior to the Effective Date.
               (c) Voting: Interests in Classes 17F through 19F are Unimpaired. Each Holder of an Allowed Interest in Classes 17F through 19F shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, therefore, shall not be entitled to vote to accept or reject the Plan.
     3.11 Classification and Treatment of Claims Against and Interests In RHD Service LLC (Debtor 20)
          3.11.1 Class 20A: Intercompany Claims
               (a) Classification: Class 20A consists of all Intercompany Claims against RHD Service LLC.
               (b) Treatment: With respect to the Allowed Claims in Class 20A, as of the Effective Date, RHD Service LLC shall repay in cash the aggregate principal amount of (i) $50,000,000 to DME, (ii) $50,000,000 to RHDI, and (iii) $75,000,000 to DMW, on account of, and in full and complete satisfaction, settlement, release and discharge of and in exchange for their respective Allowed Claims in Class 20A.
               (c) Voting: Claims in Class 20A are Impaired. Each Holder of an Allowed Claim in Class 20A shall be entitled to vote to accept or reject the Plan.
          3.11.2 Class 20B: Interests
               (a) Classification: Class 20B consists of all Interests in RHD Service LLC.

               (b) Treatment: As of the Effective Date, each Holder of an Allowed Interest in Class 20B shall retain, unaltered, the legal, equitable and contractual rights to which such Allowed Interest in Class 20B entitles the Holder immediately prior to the Effective Date.
               (c) Voting: Interests in Class 20B are Unimpaired. Each Holder of an Allowed Interest in Class 20B shall be conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and, therefore, shall not be entitled to vote to accept or reject the Plan.
ARTICLE IV: ACCEPTANCE OR REJECTION OF PLAN
     4.1 Impaired Classes of Claims and Interests Entitled to Vote.
          Holders of Claims or Interests in each Impaired Class of Claims or Interests that receive or retain property under the Plan will be solicited with respect to the Plan and are entitled to vote to accept or reject the Plan.
     4.2 Acceptance by an Impaired Class.
          Pursuant to Section 1126(c) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if, after excluding any Claims held by any Holder designated pursuant to Section 1126(e) of the Bankruptcy Code, (a) the Holders of at least two-thirds in dollar amount of the Allowed Claims actually voting in such Class have voted to accept the Plan, and (b) more than one-half in number of such Allowed Claims actually voting in such Class have voted to accept the Plan.
     4.3 Deemed Acceptance of the Plan.
          Classes of Claims or Interests designated as Unimpaired are conclusively presumed to accept the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and the votes of the Holders of such Claims or Interests will not be solicited.
     4.4 Presumed Rejection of the Plan.
          Class 1I is Impaired by this Plan, and Holders of Interests in Class 1I will not receive or retain any property under the Plan. Under Section 1126(g) of the Bankruptcy Code, Holders of Class 1I Interests are conclusively presumed to reject the Plan and thus the votes of such Holders of Class 1I Interests will not be solicited.
     4.5 Confirmability and Severability of the Plan.
          4.5.1 Consensual Confirmation. The Confirmation requirements of Section 1129(a) of the Bankruptcy Code must be satisfied separately with respect to each Debtor. Therefore, notwithstanding the combination of the separate plans of reorganization of all Debtors in the Plan for purposes of, among other things, economy and efficiency, the Plan shall be deemed a separate chapter 11 plan for each such Debtor.
          4.5.2 Cramdown. With respect to any Impaired Class of Claims that fails to accept the Plan in accordance with Section 1129(a) of the Bankruptcy Code, if any, including any Classes that may be created pursuant to any amendments to the Plan, the Debtors will request that the Court confirm the Plan in accordance with Section 1129(b) of the Bankruptcy Code with respect to any such non-accepting Classes, in which case or cases, the Plan shall constitute a motion for such relief.
          4.5.3 Reservation of Rights. The Debtors reserve the right to amend, modify, supplement, or withdraw the Plan, any other plan, or the Plan in its entirety, for any reason, including, without limitation, in the event that any separate plan for a particular Debtor is not confirmed; provided, however, that any amendment, modification or supplement to the Plan (i) is reasonably acceptable to a Majority of Consenting Noteholders in accordance with the Noteholders Support Agreement and Noteholders Plan Term Sheet and (ii) shall not be inconsistent with the terms of the Banks Support Agreements. In addition, should the Plan, or any individual Debtor’s plan, fail to be accepted by the requisite number and amount of Claims and Interests voting, as required to satisfy Section 1129 of the Bankruptcy Code, and notwithstanding any other provision of the Plan to the contrary, the Debtors reserve the right to amend, modify, supplement, or withdraw the Plan in its entirety; provided, however, that any amendment, modification or supplement to the Plan (i) is reasonably acceptable to a Majority of Consenting Noteholders in accordance with the Noteholders Support Agreement and Noteholders Plan Term Sheet and (ii) shall not be inconsistent with the terms of the Banks Support Agreements.
ARTICLE V : MEANS FOR IMPLEMENTATION OF THE PLAN
     5.1 Non-Substantive Consolidation.
          The Plan is a joint plan that does not provide for substantive consolidation of the Debtors’ Estates, and on the Effective Date, the Debtors’ Estates shall not be deemed to be substantively consolidated for purposes hereof. Unless otherwise provided by the Plan or the Confirmation Order, Allowed Claims held against one Debtor will be satisfied solely from the cash and assets of such Debtor and its Estate, provided that, to the extent of any insufficiency, funds or other property may be advanced to the relevant Debtor(s) by any of the Estates of the Debtors. Except as specifically set forth herein, nothing in the Plan or the Disclosure Statement shall constitute or be deemed to constitute an admission that any one or all of the Debtors is subject to or liable for any Claims against any other Debtor. A Claim against multiple Debtors will be treated as a separate Claim against each Debtor’s Estate for all purposes (including, but not limited to, voting and distribution; provided, however, that there shall be only a single recovery on account of such Claims and any distribution from a Debtor on account of such Claims shall take into account the Distributions to be made by other Debtors on account of such Claims pursuant to the Plan), and such Claims shall be administered and treated in the manner provided in the Plan.
     5.2 Corporate Governance, Directors, Officers and Corporate Action.
          5.2.1 Certificate of Incorporation; By-Laws; Limited Liability Company Agreement; Limited Partnership Agreement.
               (a) On the Effective Date, the Certificate of Incorporation and By-Laws of Reorganized RHDC in the forms attached hereto as Exhibit 5.2.1(1) and Exhibit 5.2.1(2)

of the Plan (to be filed with the Plan Supplement) shall go into effect. The Certificate of Incorporation and By-Laws of Reorganized RHDC shall include (i) provisions authorizing shares of New RHDC Common Stock in the numbers set forth therein of which a portion shall initially be issued and outstanding as of the Effective Date; provided, however, that shares representing no less than ten percent (10%) of the New RHDC Common Stock on a fully diluted basis shall be reserved for issuance pursuant to the Management Incentive Plan and (ii) provisions, to the extent necessary or appropriate, effectuating the provisions of the Plan. Consistent with, but only to the extent required by, Section 1123(a)(6) of the Bankruptcy Code, the Certificate of Incorporation shall, among other things, prohibit the issuance of non-voting equity securities.
               (b) The certificates or articles of incorporation, by-laws, limited liability company agreements and partnership agreements, as applicable, of each of the Reorganized Debtors shall be amended as necessary to (a) include director and officer liability exculpation and indemnity provisions (including advancement of expenses) to the fullest extent permitted by Delaware law (or the law of the state of organization, if not Delaware), and (b) satisfy the provisions of the Plan and the Bankruptcy Code. After the Effective Date, the Reorganized Debtors may amend and restate their certificates or articles of incorporation, by-laws, limited liability company agreements and partnership agreements, as applicable, as permitted by applicable law and subject to the Amended and Restated Credit Documents.
          5.2.2 Directors and Officers of Reorganized RHDC. As of the Effective Date, the initial directors of Reorganized RHDC shall be the persons identified in Exhibit 5.2.2 which shall be attached as an Exhibit to the Plan Supplement. The term of any current members of the board of directors of RHDC not identified as members of the initial board of directors of Reorganized RHDC shall expire as of the Effective Date. The initial board of directors of Reorganized RHDC shall consist of seven (7) directors, including (a) the chief executive officer of Reorganized RHDC, (b) three (3) directors selected by Franklin Advisers, Inc., and (c) three (3) directors selected by the Consenting Noteholders; provided, however, that the Consenting Noteholders shall interview and consider any then serving directors of the RHDC Board of Directors who wish to be considered as a candidate for the Reorganized RHDC Board of Directors.
          5.2.3 In accordance with Section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose in Exhibit 5.2.2 of the Plan the identity and affiliations of any person proposed to serve on the initial board of directors of Reorganized RHDC, and to the extent such person is an insider other than by virtue of being a director, the nature of any compensation for such person. Each director of Reorganized RHDC shall serve from and after the Effective Date pursuant to the terms of the Certificate of Incorporation, By-Laws and applicable law. On the Effective Date, the term of any current directors of the board of directors of RHDC not identified as directors of Reorganized RHDC shall expire and such persons shall be deemed to have been removed as a director on the Effective Date. All existing executive officers of Reorganized RHDC are expected to continue to serve in their existing capacities.
          5.2.4 Management of Reorganized Debtors Other Than Reorganized RHDC. The board of directors of each Reorganized Debtor (other than Reorganized RHDC) shall be identified and selected by the board of directors of Reorganized RHDC and consist of some or all of the members of the board of directors of Reorganized RHDC. All existing executive officers of the Reorganized Debtors are currently expected to continue to serve in their existing capacities.
          5.2.5 Corporate Action. On the Effective Date, the adoption of the Certificate of Incorporation or similar constituent documents, the adoption of the By-Laws, the Registration Rights Agreement, the selection of directors and officers for Reorganized RHDC and the Reorganized Debtors, and all other actions contemplated by the Plan shall be authorized and approved in all respects (subject to the provisions of the Plan). All matters provided for in the Plan involving the entity structure of the Debtors or the Reorganized Debtors, and any entity action required by the Debtors or the Reorganized Debtors in connection with the Plan, shall be deemed to have timely occurred in accordance with applicable law and shall be in effect, without any requirement of further action by the security holders, directors, managers, partners or shareholders of Reorganized RHDC, the Debtors or the Reorganized Debtors. On the Effective Date, the appropriate directors and officers of Reorganized RHDC and/or of the other Reorganized Debtors are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan (including, without limitation, the Amended and Restated Credit Documents) in the name of and on behalf of Reorganized RHDC and/or the other Reorganized Debtors.
     5.3 Issuance and Distribution of New Securities and Related Matters.
          5.3.1 Issuance of New RHDC Common Stock and New RHDC Notes. On the Effective Date, Reorganized RHDC shall (i) issue up to the number of shares of New RHDC Common Stock to be authorized pursuant to the Certificate of Incorporation and all instruments, certificates and other documents required to be issued or distributed pursuant to the Plan without further act or action under applicable law, regulation, order or rule; provided, however, that shares representing no less than ten percent (10%) of the New RHDC Common Stock on a fully diluted basis shall be reserved for issuance pursuant to the Management Incentive Plan; and (ii) issue the New RHDC Notes for distribution in accordance with the Plan.
          5.3.2 The issuance and distribution of the New RHDC Common Stock and New RHDC Notes under or in connection with the Plan shall be, and shall be deemed to be, exempt from registration under any applicable federal or state securities laws to the fullest extent permissible under applicable non-bankruptcy law and under bankruptcy law, including, without limitation, Section 1145(a) of the Bankruptcy Code. Without limiting the effect of Section 1145 of the Bankruptcy Code, all documents, agreements and instruments entered into on or as of the Effective Date contemplated by or in furtherance of the Plan shall become effective and binding in accordance with their respective terms and conditions upon the parties thereto. In addition, all of the shares of New RHDC Common Stock and the New RHDC Notes issued pursuant to the Plan shall be fully paid and non-assessable and freely tradeable under Section 1145 of the Bankruptcy Code; provided, however, that to the extent that any of the New RHDC Common Stock or New RHDC Notes are not freely tradeable under Section 1145, the Holders thereof shall have customary demand and S-3 registration rights as set forth in and subject to any applicable Registration Rights Agreement.
          5.3.3 Distribution of New RHDC Common Stock and New RHDC Notes. On or as soon as reasonably practicable after the Effective Date, all of the shares of the New RHDC Common Stock and the New RHDC Notes to which any Holder of a Claim shall become entitled pursuant to the Plan shall be made by delivery of one or more certificates representing such shares or notes as described herein or issued in the name of such Holder or DTC or its nominee or nominees in accordance with DTC’s book-entry exchange procedures, as contemplated by Section 7.5.2 hereof, subject to the terms and conditions of the Plan. In the period pending distribution of the New RHDC Common Stock and New RHDC Notes to any Holder of a Claim entitled to receive such distribution, such Holder shall be entitled to exercise any voting rights and receive any dividends or other distributions payable in respect of such Holder’s New RHDC Common Stock and/or New RHDC Notes (including, without limitation receiving any proceeds of any permitted transfer of such New RHDC Common Stock or RHDC Notes), and to exercise all other rights in respect of the New RHDC Common Stock or New RHDC Notes (so that such Holder shall be deemed for tax purposes to be the owner of the New RHDC Common Stock or New RHDC Notes issued in the name of such Holder).
     5.4 Reporting Requirements Under Securities Exchange Act of 1934 and Listing on the New York Stock Exchange or NASDAQ Stock Market. As soon as reasonably practicable after the Effective Date, Reorganized RHDC shall continue to be a mandatory reporting company under Section 12 of the Securities Exchange Act of 1934, as amended. In addition, as soon as practicable after the Effective Date but no later than sixty (60) days after the Effective Date, Reorganized RHDC shall use its commercially reasonable efforts to obtain the listing of the New RHDC Common Stock for trading on the New York Stock Exchange (“NYSE”) or for quotation in the NASDAQ stock market but will have no liability if it is unable to do so. Persons receiving distributions of New RHDC Common Stock, by accepting such distributions, shall be deemed to have agreed to cooperate with Reorganized RHDC’s reasonable requests to assist Reorganized RHDC in its efforts to list the New RHDC Common Stock on the NYSE or for quotation on NASDAQ, including, without limitation, appointing or supporting the appointment of a sufficient number of directors to the board of directors of Reorganized RHDC who satisfy the independence and other requirements of the NYSE or NASDAQ and establishing committees of the board of directors of Reorganized RHDC and agreeing to such other requirements of listing on the NYSE or NASDAQ.
     5.5 Amended and Restated Credit Agreements.
          5.5.1 Amended and Restated RHDI Credit Agreement. On the Effective Date, (a) Reorganized RHDI, as borrower, (b) Reorganized RHDC, as guarantor (c) the RHDI Lenders Agent, and (d) the Holders of Class 3D Claims shall become party to the Amended and Restated RHDI Credit Agreement. In addition, on the Effective Date, (a) Reorganized RHDC, Reorganized RHDI and certain direct and indirect subsidiaries of RHDC that become party thereto, as guarantors, (b) the RHDI Lenders Agent, and (c) the Holders of Claims in Classes 1D and 10D through 16D shall become party to the Amended and Restated RHDI Lenders Guaranty & Collateral Agreement.
          5.5.2 Amended and Restated DMW Credit Agreement. On the Effective Date, (a) Reorganized DMW, as borrower, (b) Reorganized DMI and Reorganized Dex Media West, Inc., as guarantors, (c) the DMW Lenders Agent, and (d) the Holders of Class 4D Claims shall become party to the Amended and Restated DMW Credit Agreement. In addition, on the Effective Date, (a) Reorganized DMW, Reorganized Dex Media West, Inc., Reorganized Dex Media West Finance Co., Reorganized RHDC and certain direct and indirect subsidiaries of RHDC that become party thereto, as guarantors, (b) the DMW Lenders Agent, and (c) the

Holders of Claims in Classes 6D and 7D shall become party to the Amended and Restated DMW Lenders Guaranty & Collateral Agreement.
          5.5.3 Amended and Restated DME Credit Agreement. On the Effective Date, (a) Reorganized DME, as borrower, (b) Reorganized DMI and Reorganized Dex Media East, Inc., as guarantors (c) the DME Lenders Agent, and (d) the Holders of Class 5D Claims shall become party to the Amended and Restated DME Credit Agreement. In addition, on the Effective Date, (a) Reorganized DME, Reorganized Dex Media East, Inc., Reorganized Dex Media East Finance Co., Reorganized RHDC and certain direct and indirect subsidiaries of RHDC that become party thereto, as guarantors, (b) the DME Lenders Agent, and (c) the Holders of Claims in Classes 8D and 9D shall become party to the Amended and Restated DME Lenders Guaranty & Collateral Agreement.
     5.6 Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors.
          On and after the Effective Date, the Reorganized Debtors shall continue to exist as separate entities in accordance with the applicable law in the respective jurisdiction in which they are organized and pursuant to their respective certificates or articles of incorporation and by-laws, limited liability company agreements or partnership agreements in effect prior to the Effective Date, except to the extent such documents are to be amended pursuant to the terms of the Plan. Notwithstanding anything to the contrary in the Plan, the Reinstated Claims and Interests and Impaired Claims and Interests of a particular Debtor or Reorganized Debtor shall remain the obligations solely of such Debtor or Reorganized Debtor and shall not become obligations of any other Debtor or Reorganized Debtor by virtue of the Plan, the Chapter 11 Cases, or otherwise. Except as otherwise provided in the Plan, on and after the Effective Date, all property of the Estates of the Debtors, including all claims, rights and causes of action and any property acquired by the Debtors or the Reorganized Debtors under or in connection with the Plan, shall vest in the Reorganized Debtors free and clear of all Claims, Liens, charges, remedies and other encumbrances. On and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property and compromise or settle any Claims without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, with the sole exception of any restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur on or after the Effective Date for professionals’ fees, disbursements, expenses or related support services without application to the Bankruptcy Court.
     5.7 Cancellation of Notes, Instruments, Debentures and RHDC Interests.
          On the Effective Date, except as otherwise provided for herein, all (a) Notes, RHDC Interests, and any other notes, bonds, indentures (including the Notes Indentures), stockholders agreements, registration rights agreements, repurchase agreements and repurchase arrangements or other instruments or documents evidencing or creating any indebtedness or obligations of a Debtor that relate to Claims or Interests that are Impaired under the Plan shall be cancelled, (b) the obligations of the Debtors under any agreements, stockholders agreements, registration rights agreements, repurchase agreements and repurchase arrangements, or indentures (including the Notes Indentures) governing the Notes, RHDC Interests and any other notes, bonds, indentures, or other instruments or documents evidencing or creating any Claims or Interests against a Debtor that relate to Claims or Interests that are Impaired under the Plan shall be discharged, and (c) the obligations of the Debtors under the DME Hedge Agreements, DMW Hedge Agreements and RHDI Hedge Agreements shall be terminated and discharged; provided, however, that any agreements, notes and related instruments and documents executed and delivered by any of the Debtors in connection with the DME Credit Agreement, DMW Credit Agreement or RHDI Credit Agreement shall be subject to the terms and conditions of the Amended and Restated Credit Documents. Notwithstanding the foregoing and anything contained in the Plan, the Notes Indentures shall continue in effect to the extent necessary to (i) allow the Debtors, Reorganized Debtors or the relevant Notes Indenture Trustees to make distributions pursuant to the Plan on or about the Effective Date on account of the Noteholders Claims under the respective Notes Indentures, (ii) permit the relevant Notes Indenture Trustee to assert its Notes Indenture Trustee Charging Lien, (iii) permit the Notes Indenture Trustees to appear in the Chapter 11 Cases, and (iv) permit the applicable Notes Indenture Trustee to perform any functions that are necessary in connection with the foregoing clauses (i) through (iii); provided, however, that, for the avoidance of doubt, the Notes Indentures shall be, and shall be deemed to be, fully and completely terminated and discharged upon the making of the distributions set forth in clause (i) hereof. As of the Effective Date, any RHDC Interest that has been authorized to be issued but that has not been issued shall be deemed cancelled and extinguished without any further action of any party.
     5.8 Cancellation of Liens.
          Except as otherwise provided in the Plan, on the Effective Date, any Lien securing any Other Secured Claim (other than a Lien securing an Other Secured Claim that is Reinstated pursuant to the Plan) shall be deemed released and the Holder of such Secured Claim shall be authorized and directed to release any collateral or other property of any Debtor (including any cash collateral) held by such Holder and to take such actions as may be requested by the Debtors (or the Reorganized Debtors, as the case may be) to evidence the release of such Lien, including the execution, delivery, and filing or recording of such releases as may be requested by the Debtors (or the Reorganized Debtors, as the case may be).
     5.9 Compensation and Benefit Programs
          5.9.1 Except and to the extent previously assumed by an order of the Bankruptcy Court, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Employee Benefit Plans, including the Employment and Retirement Benefit Agreements, of the Debtors, as amended or modified, including programs subject to Sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before, on or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed except for (i) executory contracts or plans specifically rejected pursuant to the Plan, and (ii) executory contracts or plans that have previously been rejected, are the subject of a motion to reject or have been specifically waived by the beneficiaries of any plans or contracts; provided, however, that (x) the Debtors shall pay all “retiree benefits” (as defined in Section 1114(a) of the Bankruptcy Code), (y) to the extent applicable, each of the Employment and Retirement Benefit Agreements shall be amended prior to (or upon) such assumption to provide that the implementation of the restructuring in accordance with the Plan shall not alone constitute “Good Reason” to terminate employment;

and (z) notwithstanding anything to the contrary in this Section 5.9.1, the assumption of Employee Benefit Plans not (i) listed on Exhibit C of the Noteholders Plan Term Sheet, or (ii) otherwise approved, authorized or assumed by an order of the Bankruptcy Court, shall be reasonably acceptable to a Majority of Consenting Noteholders.
          5.9.2 As of the Effective Date, RHDC and any other Reorganized Debtor whose employees are covered by the Employee Pension Plans shall assume and continue the Employee Pension Plans, satisfy the minimum funding standards pursuant to 26 U.S.C. § 412 and 29 U.S.C. § 1082, and administer the Employee Pension Plans in accordance with their terms and the provisions of ERISA. Further, nothing in the Plan shall be construed in any way as discharging, releasing or relieving the Debtors or the Debtors’ successors, including the Reorganized Debtors, or any party, in any capacity, from liability imposed under any law or regulatory provision with respect to the Employee Pension Plans or Pension Benefit Guaranty Corporation.
     5.10 Management Incentive Plan
          As of the Effective Date, Reorganized RHDC shall adopt the Management Incentive Plan substantially in the form to be attached as an Exhibit to the Plan Supplement, pursuant to which not less than ten percent (10%) of the fully diluted New RHDC Common Stock shall be reserved for issuance. Awards under such Management Incentive Plan may be granted either (a) pursuant to action taken prior to the Effective Date with the consent of the Consenting Noteholders, with such grants to be effective on the Effective Date, or (b) from time to time on or after the Effective Date, as determined by the compensation committee of the Reorganized RHDC board of directors in such committee’s discretion. On and after the Effective Date, eligible persons who receive awards under such Management Incentive Plan shall be entitled to the benefits thereof on the terms and conditions provided for therein. As of the Effective Date, all equity-based awards granted by a Debtor prior to the Petition Date shall terminate and cease to be binding on such Debtor.
     5.11 Sources of Cash for Plan Distributions.
          Except as otherwise provided in the Plan or the Confirmation Order, all cash necessary for the Reorganized Debtors to make payments pursuant to the Plan may be obtained from existing cash balances, the operations of the Debtors and the Reorganized Debtors or sales of assets.
     5.12 Restructuring Transactions.
          On, prior to or after the Effective Date, any Debtor or Reorganized Debtor may enter into or undertake any Restructuring Transactions and may take such actions as may be determined by such Debtor or Reorganized Debtor to be necessary or appropriate to effect such Restructuring Transactions; provided, however, that the Debtors shall have obtained the consent of a Majority of Consenting Noteholders prior to entering into or undertaking any such Restructuring Transaction that is entered into or undertaken on or prior to the Effective Date. The actions to effect the Restructuring Transactions may include, without limitation: (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, conversion, restructuring, recapitalization, disposition, liquidation or dissolution containing terms that are consistent with the terms herein and that satisfy the requirements of applicable law and such other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, disposition, or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms herein and having such other terms to which the applicable entities may agree; (iii) the filing of appropriate certificates or articles of merger, consolidation, conversion or dissolution (or similar instrument) pursuant to applicable law; and (iv) all other actions which the applicable entities may determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law in connection with such transactions. The Restructuring Transactions may include one or more mergers, consolidations, conversions, restructurings, recapitalizations, dispositions, liquidations or dissolutions, as may be determined by the Debtors or Reorganized Debtors to be necessary or appropriate to effect the purposes of such Restructuring Transaction for the benefit of the Reorganized Debtors, including, without limitation, the potential simplification of the organizational structure of the Debtors or Reorganized Debtors; provided, however, that the Debtors shall have obtained the consent of a Majority of Consenting Noteholders prior to entering into any such Restructuring Transaction that is entered into on or prior to the Effective Date. In each case in which the surviving, resulting or acquiring person in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting or acquiring person will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided by applicable law or in any contract, instrument or other agreement or document effecting a disposition to such surviving, resulting or acquiring person, which may provide that another Reorganized Debtor will perform such obligations. Schedule 5.12, to be filed with the Plan Supplement, in form and substance reasonably acceptable, or acceptable, as the case may be, to a Majority of Consenting Noteholders in accordance with the Noteholders Support Agreement and Noteholders Plan Term Sheet, shall set forth a detailed description of the actions and steps required to implement the Restructuring Transactions. On or prior to, or as soon as practicable after, the Effective Date, the Debtors or the Reorganized Debtors may take such steps as they may deem necessary or appropriate to effectuate any Restructuring Transactions that satisfy the requirements set forth in this Section 5.12; provided, however, that the Debtors shall have obtained the consent of a Majority of Consenting Noteholders prior to entering into or undertaking any such Restructuring Transaction that is entered into or undertaken on or prior to the Effective Date. The Restructuring Transactions shall be authorized and approved by the Confirmation Order pursuant to, among other provisions, Sections 1123 and 1141 of the Bankruptcy Code and Section 303 of Title 8 of the Delaware Code, if applicable, without any further notice, action, third-party consents, court order or process of any kind.
     5.13 Additional Transactions Authorized Under the Plan.
          In accordance with the provisions of the Plan and the Confirmation Order, on or prior to the Effective Date, the Debtors shall be authorized to take any such actions as may be necessary or appropriate to Reinstate Claims or Interests or render Claims or Interests not Impaired.
ARTICLE VI : TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
     6.1 Assumption of Executory Contracts and Unexpired Leases.

          Upon the occurrence of the Effective Date, all executory contracts or unexpired leases of the Debtors shall be deemed assumed in accordance with, and subject to, the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code, unless such executory contract or unexpired lease (i) was previously assumed or rejected by the Debtors, (ii) previously expired or terminated in accordance with its terms, (iii) is an executory contract that is set forth on Exhibit 6.5 hereto, which shall be filed as an exhibit to the Plan Supplement, or (iv) is subject to the Assumption/Rejection Motion. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of each such assumption pursuant to Sections 365(a) and 1123 of the Bankruptcy Code. Each executory contract and unexpired lease assumed pursuant to this Article VI shall revest in and be fully enforceable by the respective Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, or any order of the Bankruptcy Court authorizing and providing for its assumption or applicable federal law.
     6.2 Cure of Defaults of Assumed Executory Contracts and Unexpired Leases.
          Any monetary amounts by which each executory contract and unexpired lease to be assumed hereunder is in default shall be satisfied, pursuant to Section 365(b)(l) of the Bankruptcy Code, by payment of the default amount in cash on the Effective Date or on such other terms as the parties to each such executory contract or unexpired lease may otherwise agree. In the event of a dispute regarding (a) the amount of any cure payments, (b) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (c) any other matter pertaining to assumption, the cure payments required by Section 365(b)(l) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption. Pending the Bankruptcy Court’s ruling on such motion, the executory contract or unexpired lease at issue shall be deemed assumed by the Debtors unless otherwise ordered by the Bankruptcy Court.
     6.3 Assumption of Collective Bargaining Agreements.
          Upon the occurrence of the Effective Date, all collective bargaining agreements entered into by the Debtors, or any of them, and in effect as of the Effective Date, shall be deemed to have been assumed in accordance with, and subject to, the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the survival, and/or the pertinent Debtor’s assumption of the collective bargaining agreements then in effect, except to the extent that such agreements have already been assumed prior to the entry of the Confirmation Order.
     6.4 Insurance Policies and Agreements.
          Insurance policies issued to, or insurance agreements entered into by, the Debtors prior to the Petition Date (including, without limitation, any policies covering directors’ or officers’ conduct) shall continue in effect after the Effective Date. To the extent that such insurance policies or agreements (including, without limitation, any policies covering directors’ or officers’ conduct) are considered to be executory contracts, then, notwithstanding anything to the contrary in the Plan, the Plan shall constitute a motion to assume such insurance policies and agreements, and, subject to the occurrence of the Effective Date, the entry of the Confirmation Order shall constitute approval of such assumption pursuant to Section 365(a) of the Bankruptcy

Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of each Debtor, its Estate, and all parties in interest in the Chapter 11 Cases. Unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, no payments are required to cure any defaults of the Debtors existing as of the Confirmation Date with respect to each such insurance policy or agreement. To the extent that the Bankruptcy Court determines otherwise as to any such insurance policy or agreement, the Debtors reserve the right to seek rejection of such insurance policy or agreement or other available relief.
     6.5 Rejection of Executory Contracts and Unexpired Leases.
          On the Effective Date, each executory contract and unexpired lease that is listed on Exhibit 6.5, which Exhibit shall be in form and substance reasonably acceptable to a Majority of Consenting Noteholders and shall be attached as an Exhibit to the Plan Supplement, shall be deemed to have been rejected pursuant to Section 365 of the Bankruptcy Code. Each contract or lease listed on Exhibit 6.5 shall be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. The Debtors expressly reserve their right, at any time prior to the Effective Date, to amend Exhibit 6.5 to delete any unexpired lease or executory contract therefrom or add any unexpired lease or executory contract thereto, provided, however, that such amendment to Exhibit 6.5 is reasonably acceptable to a Majority of Consenting Noteholders. To the extent that an executory contract or unexpired lease (i) is not listed on Exhibit 6.5, (ii) has not been previously rejected or (iii) is not subject to a motion to reject at the time of the Confirmation Date (including the Assumption/Rejection Motion), such executory contract or unexpired lease shall be deemed to have been assumed as provided in Section 6.1 hereto. Listing a contract or lease on Exhibit 6.5 shall not constitute an admission by a Debtor or a Reorganized Debtor that such contract or lease is an executory contract or unexpired lease or that such Debtor or Reorganized Debtor has any liability thereunder.
     6.6 Rejection Damages Bar Date.
          If the rejection by a Debtor, pursuant to the Plan, of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor, or the properties of any of them, unless a Proof of Claim is filed with the Claims Agent and served upon counsel to the Debtors or the Reorganized Debtors (as the case may be) by the earlier of thirty (30) days after the Effective Date or (ii) thirty (30) days after entry of a Final Order rejecting any executory contract or unexpired lease.
     6.7 Post-Petition Contracts and Leases.
          All contracts, agreements and leases that were entered into by the Debtors or assumed by the Debtors after the Petition Date shall be deemed to have been assigned by the Debtors to the Reorganized Debtors on the Effective Date.
ARTICLE VII : PROVISIONS GOVERNING DISTRIBUTIONS
     7.1 Distributions for Claims or Interests Allowed as of the Initial Distribution Date.

          Except as otherwise provided herein or as ordered by the Bankruptcy Court or to the extent that any Holder of an Allowed Claim agrees to different treatment, distributions to be made on account of Claims that are Allowed as of the Effective Date shall be made on the Effective Date or as soon thereafter as is practicable. Notwithstanding anything herein to the contrary, distributions on account of Administrative Expense Claims that are Allowed Claims as of the Effective Date shall be made on, or as soon as practicable after, the Effective Date, with no action to enforce a right to such payment until at least thirty (30) days after the Effective Date. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to Section 8.2 of the Plan. Notwithstanding the date on which any distribution of New RHDC Common Stock is actually made to a Holder of a Claim that is an Allowed Claim entitled to receive such distribution on the Effective Date, as of the date of the distribution such Holder shall be deemed to have the rights of a Holder of New RHDC Common Stock distributed as of the Effective Date. Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day.
     7.2 Interest on Claims.
          Except as otherwise specifically provided for in the Plan, the Confirmation Order or other order of the Bankruptcy Court (including, without limitation, the Final Cash Collateral Orders), or required by applicable bankruptcy or non-bankruptcy law, post-petition interest shall not accrue or be paid on any Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim.
          Notwithstanding the foregoing, the applicable borrower Debtor pursuant to the RHDI Credit Agreement, DMW Credit Agreement and DME Credit Agreement and the applicable Final Cash Collateral Order shall pay any reasonable fees and expenses due and payable, current scheduled amortization and interest at the non-default rate on the Revolving Loans and Term Loans, current fees in respect of any outstanding letters of credit and interest in respect of the Hedge Termination Payments, accruing thereunder, respectively, on or after the Petition Date and during the pendency of the Chapter 11 Cases.
     7.3 Distributions by Disbursing Agent.
          Except as specifically provided for in the Plan, the Disbursing Agent shall make all distributions required to be made under the Plan. The Reorganized Debtors may act as Disbursing Agent or may employ or contract with other entities to assist in or make the distributions required by the Plan, including, but not limited to, the Indenture Trustees. Other than as specifically set forth in the Plan, distributions to be made on account of Allowed Noteholders Claims shall be made in accordance with the terms of the respective Notes Indenture or in accordance with the Plan to the extent that any such Notes Indenture is silent.
     7.4 Delivery of Distributions and Undeliverable or Unclaimed Distributions.
          The following terms shall govern the delivery of distributions and undeliverable or unclaimed distributions with respect to Claims.

          7.4.1 Delivery of Distributions in General. Distributions to Holders of Allowed Claims shall be made at the addresses set forth in the Debtors’ records unless such addresses are superseded by Proofs of Claim or transfers of claim filed pursuant to Bankruptcy Rule 3001.
          7.4.2 Distributions to Holders of General Unsecured Claims against RHDC, DMI, RHDI and DMW. In the event that the Debtors or the Reorganized Debtors determine, with the reasonable consent of a Majority of Consenting Noteholders, that (i) the aggregate dollar amount of Allowed General Unsecured Claims against RHDC exceeds the Maximum Class 1G Payment, (ii) the aggregate dollar amount of Allowed General Unsecured Claims against DMI exceeds the Maximum Class 2E Payment, (iii) the aggregate dollar amount of Allowed General Unsecured Claims against RHDI exceeds the Maximum Class 3F Payment, or (iv) the aggregate dollar amount of Allowed General Unsecured Claims against DMW exceeds the Maximum Class 4G Payment (each a “Maximum Payment” and collectively, the “Maximum Payments”), then the Debtors or the Reorganized Debtors, with the reasonable consent of a Majority of Consenting Noteholders, shall take any and all necessary steps to facilitate the pro rata distribution of the relevant Maximum Payment or Maximum Payments, as the case may be, to the respective holders of such Allowed General Unsecured Claims, including, without limitation, seeking Bankruptcy Court approval for setting reasonable reserves, if necessary, withholding portions of any distributions and/or providing other distribution mechanisms, as appropriate, pending the completion of the Claims allowance and reconciliation process for the applicable Debtor and/or Debtors.13
          7.4.3 Undeliverable and Unclaimed Distributions.
               (a) Holding and Investment of Undeliverable and Unclaimed Distributions. If the distribution to any Holder of an Allowed Claim is returned to the Reorganized Debtors or the Disbursing Agent as undeliverable or is otherwise unclaimed, no further distributions shall be made to such Holder unless and until the Reorganized Debtors or the Disbursing Agent is notified in writing of such Holder’s then current address.
               (b) Failure to Claim Undeliverable Distributions. Any Holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable or unclaimed distribution within six (6) months after the Effective Date shall be deemed to have forfeited its claim for such undeliverable or unclaimed distribution and shall be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed distribution against the Debtors or their Estates or the Reorganized Debtors or their property. In such cases, any cash for distribution on account of such claims for undeliverable or unclaimed distributions shall become the property of the Estates and the Reorganized Debtors free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary. Any New RHDC Common Stock held for distribution on account of such Claim shall be canceled and of no further force or effect. Nothing contained in the Plan shall require any Disbursing Agent, including, but not limited to, the Reorganized Debtors, to attempt to locate any Holder of an Allowed Claim or Interest.

[13]	The Debtors reserve the right to modify, alter and/or supplement this Section 7.4.2, with the reasonable consent of a Majority of Consenting Noteholders, on or before the Plan Supplement Filing Date.

     7.5 Record Date for Distributions.
          7.5.1 With the exception of Allowed Prepetition Lenders Claims, the Debtors, Reorganized Debtors, the Disbursing Agent, and the Notes Indenture Trustees shall have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim that occurs after the close of business on the Distribution Record Date, and shall be entitled for all purposes herein to recognize and distribute only to those Holders of Allowed Claims or Interests that are Holders of such Claims, or Interests, or participants therein, as of the close of business on the Distribution Record Date. The Reorganized Debtors, the Disbursing Agent, and the Notes Indenture Trustees shall instead be entitled to recognize and deal for all purposes under the Plan with only those record Holders stated on the official claims register as of the close of business on the Distribution Record Date.
          7.5.2 Distributions to Holders of Allowed Noteholder Claims administered by each Notes Indenture Trustee shall be made to the account of, or at the direction of, the respective Notes Indenture Trustee and subject to the rights of the Notes Indenture Trustees to assert their Notes Indenture Trustee Charging Lien, by means of book-entry exchange through the facilities of the DTC in accordance with the customary practices of the DTC, as and to the extent practicable, and the Distribution Record Date shall not apply. In connection with such book-entry exchange, each Notes Indenture Trustee shall deliver instructions to the DTC instructing the DTC to effect distributions on a Pro Rata basis as provided under the Plan with respect to such Claims upon which such Notes Indenture Trustee acts as trustee.
     7.6 Means of Cash Payment.
          Payments of cash made pursuant to the Plan shall be in U.S. dollars and shall be made, at the option and in the sole discretion of the Reorganized Debtors, by (a) checks drawn on or (b) wire transfer from a bank selected by the Reorganized Debtors; provided that cash payments made to the Prepetition Lenders Agents shall be made in immediately available funds by wire transfer. Cash payments to foreign creditors may be made, at the option of the Reorganized Debtors, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.
     7.7 Withholding and Reporting Requirements.
          In connection with the Plan and all distributions thereunder, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Reorganized Debtors shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. All persons holding Claims shall be required to provide any information necessary to effect information reporting and the withholding of such taxes.
     7.8 Setoffs.
          Other than with regards to the Noteholders Claims, the RHDI Lender Claims, the DMW Lender Claims and the DME Lender Claims, the Reorganized Debtors may, pursuant to Section 553 of the Bankruptcy Code or applicable nonbankruptcy laws, but shall not be required to, set off against any Claim, the payments or other distributions to be made pursuant to the Plan in respect of such Claim, or claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the Holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such Holder.
     7.9 Fractional Shares.
          No fractional shares of New RHDC Common Stock shall be distributed. Where a fractional share would otherwise be called for, the actual issuance shall reflect a rounding up (in the case of more than .50) of such fraction to the nearest whole share of New RHDC Common Stock or a rounding down of such fraction (in the case of .50 or less than .50) to the nearest whole share of New RHDC Common Stock. The total number of shares of New RHDC Common Stock to be distributed pursuant to the Plan shall be adjusted as necessary to account for the rounding provided for herein.
ARTICLE VIII : PROVISIONS FOR RESOLVING DISPUTED CLAIMS AND DISPUTED INTERESTS
     8.1 Objections to and Estimation of Claims.
          After the Effective Date, only the Reorganized Debtors may object to the allowance of any Claim or Administrative Expense Claim. After the Effective Date, the Reorganized Debtors shall be accorded the power and authority to allow or settle and compromise any Claim without notice to any other party, or approval of, or notice to the Bankruptcy Court. In addition, the Debtors or the Reorganized Debtors may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to Section 502(c) of the Bankruptcy Code regardless of whether the Debtors or Reorganized Debtors have previously objected to such Claim. Unless otherwise ordered by the Bankruptcy Court, the Debtors or Reorganized Debtors shall serve and file any objections to Claims and Interests as soon as practicable, but in no event later than (a) ninety (90) days after the Effective Date or (b) such later date as may be determined by the Bankruptcy Court upon a motion which may be made without further notice or hearing.
     8.2 Payments and Distributions on Disputed, Contingent and Unliquidated Claims and Interests and on Claims for Which Proofs of Claim are Filed.
          No partial payments and no partial distributions will be made with respect to a disputed, contingent or unliquidated Claim, or with respect to any Claim for which a Proof of Claim has been filed, until the resolution of such disputes or estimation or liquidation of such claims by settlement or by Final Order. As soon as practicable after a disputed, contingent or unliquidated Claim becomes an Allowed Claim in an amount certain, the Holder of such Allowed Claim will receive all payments and distributions to which such Holder is then entitled under the Plan.
ARTICLE IX : CONFIRMATION AND CONSUMMATION OF THE PLAN

     9.1 Conditions to Confirmation. The following are conditions precedent to the occurrence of the confirmation of the Plan, each of which may be satisfied or waived in accordance with Section 9.3 of the Plan:
          9.1.1 The Bankruptcy Court shall have entered an order, in a form reasonably acceptable to the Debtors and a Majority of Consenting Noteholders and the Prepetition Lenders Agents, approving the adequacy of the Disclosure Statement.
          9.1.2 The Confirmation Order approving and confirming the Plan, as such Plan may have been modified, amended or supplemented, shall be in form and substance reasonably acceptable to the Debtors, a Majority of Consenting Noteholders and the Prepetition Lenders Agents.
          9.1.3 The Plan Related Documents shall each be in form and substance reasonably acceptable to the Debtors and a Majority of Consenting Noteholders.
     9.2 Conditions to Effective Date. The Plan shall not become effective, and the Effective Date shall not occur, unless and until the following conditions shall have been satisfied or waived in accordance with Section 9.3 of the Plan:
          9.2.1 All conditions to Confirmation in Section 9.1 of the Plan shall have been either satisfied or waived.
          9.2.2 The Confirmation Order shall have become a Final Order and shall be in form and substance reasonably acceptable to the Debtors, a Majority of Consenting Noteholders and the Prepetition Lenders Agents.
          9.2.3 All fees and expenses of counsel and the financial advisor to the Consenting Noteholders, as well as the out-of-pocket expenses of the Consenting Noteholders in connection with the restructuring of the Debtors that were incurred prior to the Confirmation Hearing, shall have been paid in full in cash.
          9.2.4 Each of the Amended and Restated Credit Documents shall have been executed and delivered by the relevant Reorganized Debtors, and the Closing Date, as defined in each of the Amended and Restated Credit Documents, shall have occurred.
          9.2.5 To the extent a Majority of Consenting Noteholders (i) determine that a Registration Rights Agreement is appropriate or necessary on the Effective Date and (ii) notify the Debtors in writing of such determination at least thirty (30) days prior to the Confirmation Hearing, then any such Registration Rights Agreement shall have been executed and delivered by the relevant Debtors.
     9.3 Waiver of Conditions.
          Notwithstanding anything contained in Section 9.1 or 9.2 hereof, the Debtors, with the consent of a Majority of Consenting Noteholders, and, to the extent applicable, the Prepetition Lenders Agents, may waive in writing the occurrence of any of the foregoing conditions precedent to the Confirmation of the Plan and/or the Effective Date or to modify any of such conditions precedent; provided, however, that such consent shall not be unreasonably withheld or delayed. Any such written waiver of a condition precedent set forth in this section may be effected at any time without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan. Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action. If the Debtors decide that one of the foregoing conditions cannot be satisfied, and the occurrence of such condition is not waived in the manner set forth above, then the Debtors shall file a notice of the failure of the Effective Date with the Bankruptcy Court, at which time the Plan and the Confirmation Order shall be deemed null and void.
     9.4 Consequences of Non-Occurrence of Effective Date.
          If the Confirmation Order is vacated, (a) the Plan shall be null and void in all respects; (b) any settlement of Claims or Interests provided for hereby shall be null and void without further order of the Bankruptcy Court; and (c) to the extent permitted under the Bankruptcy Code, the time within which the Debtors may assume and assign or reject all executory contracts and unexpired leases shall be extended for a period of one hundred twenty (120) days after the date the Confirmation Order is vacated.
     9.5 Substantial Consummation.
          Substantial Consummation of the Plan shall be deemed to occur on the Effective Date.
     9.6 Notice of Effective Date
          The Debtors shall file with the Bankruptcy Court a notice of the occurrence of the Effective Date within a reasonable period of time after the conditions in Section 9.2 of the Plan have been satisfied or waived pursuant to Section 9.3 of the Plan.
ARTICLE X : INJUNCTIONS, RELEASES AND DISCHARGE
     10.1 Discharge.
          10.1.1 Discharge of Claims and Termination of Interests.
               (a) As of the Effective Date, except as expressly provided in the Plan or the Confirmation Order, all distributions and rights afforded under the Plan and the treatment of Claims and Interests under the Plan shall be, and shall be deemed to be, in exchange for, and in complete satisfaction, settlement, discharge and release of, all Claims and any other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities of any nature whatsoever, and of all Interests, or other rights of a Holder of an equity security or other ownership interest, relating to any of the Debtors or the Reorganized Debtors or any of their respective assets, property and Estates, or interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, and regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, or Interests or other rights of a Holder of an equity security or other ownership interest, and upon the Effective Date, the Debtors and the Reorganized Debtors shall (i) be deemed discharged under Section 1141(d)(1)(A) of the Bankruptcy Code and released from any and all Claims and any other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and any Interests or other rights of a Holder of an equity security or other ownership interest, of any nature whatsoever, including, without limitation, liabilities that arose before the Effective Date (including prior to the Petition Date), and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a Proof of Claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is Allowed under Section 502 of the Bankruptcy Code (or is otherwise resolved), or (c) the Holder of a Claim based upon such debt voted to accept the Plan and (ii) terminate and cancel all rights of any equity security Holder in any of the Debtors and all Interests, including RHDC Interests.
               (b) As of the Effective Date, except as expressly provided in the Plan or the Confirmation Order, all Persons shall be precluded from asserting against each of the Debtors, the Debtors’ respective assets, property and Estates, the Reorganized Debtors and their respective Related Persons any other or further Claims, or any other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities of any nature whatsoever, and all Interests or other rights of a Holder of an equity security or other ownership interest, relating to any of the Debtors or Reorganized Debtors or any of their respective assets, property and Estates based upon any act, omission, transaction or other activity of any nature that occurred prior to the Effective Date. In accordance with the foregoing, except as expressly provided in the Plan or the Confirmation Order, the Confirmation Order shall constitute a judicial determination, as of the Effective Date, of the discharge of all such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and any Interests or other rights of a Holder of an equity security or other ownership interest and termination of all rights of any equity security Holder in any of the Debtors and all Interests, including RHDC Interests, pursuant to Sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void and extinguish any judgment obtained against the Debtors or the Reorganized Debtors or any of their respective assets, property and Estates at any time, to the extent such judgment is related to a discharged Claim, debt or liability or terminated right of any equity security Holder in any of the Debtors or terminated Interest, including an RHDC Interest.
          10.1.2 Discharge Injunction.
          Except as provided in the Plan or the Confirmation Order, as of the Effective Date, (i) all Persons that hold, have held, or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, cause of action or liability of any nature whatsoever, or any Interest or other right of a Holder of an equity security or other ownership interest, relating to any of the Debtors or the Reorganized Debtors or any of their respective assets, property and Estates, that is discharged pursuant to this Section 10.1 of the Plan, (ii) all other parties in interest, and (iii) each of the Related Persons of each of the foregoing entities, are, and shall be, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions against any of the Debtors, the Reorganized Debtors, any of their respective property and their respective Related Persons, whether directly or indirectly, derivatively or otherwise, on account of or based on the subject matter of such discharged Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and of all Interests or other rights of a Holder of an equity security or other ownership interest: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum; (ii) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order; (iii) creating, perfecting or in any way enforcing in any matter, directly or indirectly, any Lien; (iv) setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation owed to any Person discharged under Section 10.1.1; and (v) commencing or continuing in any manner, in any place of any judicial, arbitration or administrative proceeding in any forum, that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order.
          10.1.3 Integral to Plan
          Each of the discharges and injunctions provided in this Section 10.1 is an integral part of the Plan and is essential to its implementation. Each of the Debtors and the Reorganized Debtors shall have the right to independently seek the enforcement of the discharge and injunction set forth in this Section 10.1.
     10.2 Releases.
          10.2.1 Releases by Debtors and Estates. Except as otherwise expressly provided in the Plan or the Confirmation Order, on the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each of the Debtors and Reorganized Debtors on its own behalf and as representative of its respective Estate, and each of its respective Related Persons, shall, and shall be deemed to, completely and forever release, waive, void, extinguish and discharge unconditionally, each and all of the Released Parties of and from any and all Claims, any and all other obligations, suits, judgments, damages, debts, rights, remedies, causes of action and liabilities of any nature whatsoever, and any and all Interests or other rights of a Holder of an equity security or other ownership interest, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are or may be based in whole or part on any act, omission, transaction, event or other circumstance taking place or existing on or prior to the Effective Date (including prior to the Petition Date) in connection with or related to any of the Debtors, the Reorganized Debtors or their respective assets, property and Estates, the Chapter 11 Cases or the Plan, the Disclosure Statement, the Restructuring Transactions or the Plan Support Agreements that may be asserted by or on behalf of any of the Debtors or Reorganized Debtors or their respective Estates.
          10.2.2 Releases by Holders of Claims and Interests. Except as otherwise expressly provided in the Plan or the Confirmation Order, on the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each Person that has held, currently holds or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, cause of action or liability of any nature whatsoever, or any Interest, or other right of a Holder of an equity security or other ownership interest that is terminated, and each of its respective Related Persons, shall, and shall be deemed to, completely and forever release, waive, void, extinguish and discharge unconditionally each and all of the Released Parties of and from any and all Claims, any and all other obligations, suits, judgments, damages, debts, rights, remedies, causes of action and liabilities of any nature whatsoever (including, without limitation, those arising under the Bankruptcy Code), and any and all Interests or other rights of a Holder of an equity security or other ownership interest, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are or may be based in whole or part on any act, omission, transaction, event or other circumstance taking place or existing on or prior to the Effective Date (including prior to the Petition Date) in connection with or related to any of the Debtors, the Reorganized Debtors or their respective assets, property and Estates, the Chapter 11 Cases or the Plan, the Disclosure Statement, the Restructuring Transactions, the Plan Term Sheets or the Plan Support Agreements; provided, however, that each Person that has submitted a Ballot may elect, by checking the appropriate box on its Ballot, not to grant the releases set forth in this Section 10.2.2 with respect to those Released Parties other than the Debtors, the Reorganized Debtors, and their respective predecessors, successors and assigns (whether by operation of law or otherwise).
          10.2.3 Injunction Related to Releases.
          Except as provided in the Plan or the Confirmation Order, as of the Effective Date, (i) all Persons that hold, have held, or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, causes of action or liability of any nature whatsoever, or any Interest or other right of a Holder of an equity security or other ownership interest, relating to any of the Debtors or the Reorganized Debtors or any of their respective assets, property and Estates, that is released pursuant to this Section 10.2 of the Plan, (ii) all other parties in interest, and (iii) each of the Related Persons of each of the foregoing entities, are, and shall be, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions, whether directly or indirectly, derivatively or otherwise, on account of or based on the subject matter of such discharged Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and of all Interests or other rights of a Holder of an equity security or other ownership interest: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum; (ii) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order; (iii) creating, perfecting or in any way enforcing in any matter, directly or indirectly, any Lien; (iv) setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation owed to any Person discharged under Section 10.1.1; and (v) commencing or continuing in any manner, in any place of any judicial, arbitration or administrative proceeding in any forum, that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order.
          10.2.4 Integral to Plan.
          Each of the releases and injunctions provided in this Section 10.2 is an integral part of the Plan and is essential to its implementation. Each of the Released Parties and any other Persons protected by the releases and injunctions set forth in this Section 10.2 shall have the right to independently seek the enforcement of such releases and injunctions.
          10.2.5 Deemed Consent.

          By submitting a Ballot and not electing to withhold consent to the releases of the applicable Released Parties set forth in Section 10.2.2 hereof by marking the appropriate box on the Ballot, each holder of a Claim or Interest shall be deemed, to the fullest extent permitted by applicable law, to have specifically consented to the releases set forth in Section 10.2.2.
          10.2.6 No Waiver.
          Notwithstanding anything to the contrary contained in this Section 10.2, the releases and injunctions set forth in this Section 10.2 shall not, and shall not be deemed to, limit, abridge or otherwise affect the rights of the Reorganized Debtors to enforce, sue on, settle or compromise the rights, claims and other matters expressly retained by the Reorganized Debtors pursuant to the Plan.
     10.3 Supplemental Injunction.
          In order to supplement the injunctive effect of the Discharge Injunction, and pursuant to the exercise of the equitable jurisdiction and power of the Bankruptcy Court under Section 105(a) of the Bankruptcy Code, the Confirmation Order shall provide for the following injunctions to take effect as of the Effective Date.
          10.3.1 Terms. In order to preserve and promote the settlements contemplated by and provided for in the Plan, and to supplement, where necessary, the injunctive effect of the discharge as provided in Sections 1141 and 524 of the Bankruptcy Code and as described in this Article, except as otherwise expressly provided in the Plan or the Confirmation Order, all Persons and any Person claiming by or through them, which have held or asserted, which currently hold or assert or which may hold or assert any Claims or any other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities of any nature whatsoever, and all Interests, or other rights of a Holder of an equity security or other ownership interest, against any of the Released Parties based upon, attributable to, arising out of or relating to any Claim against or Interest in any of the Debtors, whenever and wherever arising or asserted, whether in the U.S. or anywhere else in the world, whether sounding in tort, contract, warranty or any other theory of law, equity or admiralty, shall be, and shall be deemed to be, permanently stayed, restrained and enjoined from taking any action against any of the Released Parties for the purpose of directly or indirectly collecting, recovering or receiving any payment or recovery with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest, arising prior to the Effective Date (including prior to the Petition Date), including, but not limited to:
               (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests, or other rights of a Holder of an equity security or other ownership interest, against any of the Released Parties or the assets or property of any Released Party;
               (b) enforcing, attaching, collecting or recovering, by any manner or means, any judgment, award, decree or order against any of the Released Parties or the assets or property of any Released Party with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest;
               (c) creating, perfecting or enforcing any Lien of any kind against any of the Released Parties or the assets or property of any Released Party with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest;
               (d) except as otherwise expressly provided in the Plan or the Confirmation Order, asserting, implementing or effectuating any setoff, right of subrogation, indemnity, contribution or recoupment of any kind against any obligation due to any of the Released Parties or against the property of any Released Party with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest; and
               (e) taking any act, in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan, the Plan Related Documents or the Confirmation Order relating to such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest.
          10.3.2 Bankruptcy Rule 3016 Compliance. The Debtors’ compliance with the formal requirements of Bankruptcy Rule 3016(c) shall not constitute an admission that the Plan provides for an injunction against conduct not otherwise enjoined under the Bankruptcy Code.
          10.3.3 Integral to Plan.
          Each of the injunctions provided in this Section 10.3 is an integral part of the Plan and is essential to its implementation. Each of the Released Parties and any other Persons protected by the injunctions set forth in this Section 10.3 shall have the right to independently seek the enforcement of such injunctions.
     10.4 Disallowed Claims And Disallowed Equity Interests.
          On and after the Effective Date, the Debtors and the Reorganized Debtors shall be fully and finally discharged of any and all liability or obligation on any and all disallowed Claims or disallowed Interests, and any Order disallowing any Claim or Interest which is not a Final Order as of the Effective Date solely because of an entity’s right to move for reconsideration of such order pursuant to Section 502 of the Bankruptcy Code or Bankruptcy Rule 3008 shall nevertheless become and be deemed to be a Final Order on the Effective Date. The Confirmation Order, except as otherwise provided herein, shall constitute an Order: (a) disallowing all Claims and Interests to the extent such Claims and Interests are not allowable under any provision of Section 502 of the Bankruptcy Code, including, but not limited to, time-barred Claims and Interests, and Claims for unmatured interest, and (b) disallowing or subordinating to all other Claims, as the case may be, any Claims for penalties, punitive damages or any other damages not constituting compensatory damages.
     10.5 Exculpation.
          10.5.1 No Released Party shall have or incur any liability to (i) any Person that has held, currently holds or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, cause of action or liability of any nature whatsoever, or any Interest or other right of a Holder of an equity security or other ownership interest, (ii) any other party in interest, (iii) any Person claiming by or through any of the foregoing entities, or (iv) any of the Related Persons of any of the foregoing entities, from (x) any and all claims and causes of action arising on or after the Petition Date, and (y) any and all claims and causes of action relating to any act taken at any time or omitted to be taken in connection with, relating to, or arising out of, the Chapter 11 Cases or the formulating, negotiating, preparing, disseminating, implementing, administering, soliciting, confirming or consummating the Plan, the Disclosure Statement, the Restructuring Transactions, the Plan Term Sheets, the Plan Support Agreements, or any contract or instrument, release or other agreement or document created or entered into in connection with the Plan or any other act taken or omitted to be taken in connection with or in contemplation of the restructuring of any of the Debtors, with the sole exception of willful misconduct or gross negligence, and each Released Party in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to its duties and responsibilities under the Plan.
          10.5.2 Notwithstanding any other provision herein, (i) no Person that has held, currently holds or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, cause of action or liability of any nature whatsoever, or any Interest or other right of a Holder of an equity security or other ownership interest, (ii) no other party in interest, (iii) no Person claiming by or through any of the foregoing entities, and (iv) none of the Related Persons of any of the foregoing entities, shall, or shall be deemed to, have any Claim or right of action whatsoever against any Released Party for, or on account of or relating to (x) any and all claims and causes of action arising on or after the Petition Date, and (y) any and all claims and causes of action relating to any act taken or omitted to be taken in connection with, relating to, or arising out of, the Chapter 11 Cases, or the formulating, negotiating, preparing, disseminating, implementing, administering, soliciting, confirming or consummating the Plan, the Disclosure Statement, the Confirmation Order, the Restructuring Transactions, the Plan Term Sheets, the Plan Support Agreements, or any contract or instrument, release or other agreement or document created or entered into in connection with the Plan or any other act taken or omitted to be taken in connection with or in contemplation of the restructuring of any of the Debtors, with the sole exception of willful misconduct or gross negligence.
     10.6 Revesting of Assets.
          Pursuant to Section 1141(b) of the Bankruptcy Code, all property of the respective Estate of each Debtor, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in the applicable Reorganized Debtor on the Effective Date. Thereafter, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court. As of the Effective Date,

all property of each Reorganized Debtor shall be free and clear of all Liens, Claims and Interests, except as specifically provided in the Plan or the Confirmation Order. Without limiting the generality of the foregoing, each Reorganized Debtor may, without application to or approval by the Bankruptcy Court, pay fees that it incurs after the Effective Date for professional services and expenses.
     10.7 Preservation of Rights of Action and Litigation Claims.
          Except as otherwise provided in the Plan, the Confirmation Order, or in any document, instrument, release or other agreement entered into in connection with the Plan, in accordance with Section 1123(b) of the Bankruptcy Code, the Debtors and their Estates shall retain the Litigation Claims. The Reorganized Debtors, as the successors in interest to the Debtors and their Estates, may enforce, sue on, settle or compromise (or decline to do any of the foregoing) any or all of the Litigation Claims. The Debtors or the Reorganized Debtors expressly reserve all rights to prosecute any and all Litigation Claims against any Person, except as otherwise expressly provided in the Plan, and no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise), or laches, shall apply to such Litigation Claims upon, after, or as a consequence of Confirmation or the occurrence of the Effective Date.
     10.8 Survival of Indemnification Obligations.
          10.8.1 Prepetition Indemnification and Reimbursement Obligations. For purposes of the Plan, all respective obligations of RHDC and the other Debtors to indemnify and reimburse persons who are or were directors, officers, managers or employees and agents of the Debtors on the Petition Date or at any time thereafter, whether pursuant to certificates or articles of incorporation, codes of regulation, by-laws, limited liability company agreements, limited liability partnership agreements, applicable state or non-bankruptcy law, or specific agreement or any combination of the foregoing, shall be treated as if they are executory contracts that are assumed pursuant to Section 365 of the Bankruptcy Code under the Plan as of the Effective Date, and such obligations shall survive confirmation of the Plan, shall remain unaffected by the Plan, and shall not be discharged or impaired by the Plan, irrespective of whether the indemnification or reimbursement obligation is owed in connection with any event occurring before, on or after the Petition Date, it being understood that all indemnification provisions in place on and prior to the Effective Date for directors, officers, managers or employees and agents of the Debtors shall survive the effectiveness of the Plan for claims related to or in connection with any actions, omissions or transactions prior to the Effective Date (including prior to the Petition Date). Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the survival, and the Debtors’ assumption, of each of the Debtors’ director and officer liability insurance policies. Additionally, the Debtors shall obtain (at market-based premiums) prior to the Effective Date insurance policies providing coverage for claims (as defined in such policies) made for any wrongful acts (as defined in such policies) or other covered conduct, acts or omissions occurring prior to the Effective Date (also referred to as “tail coverage”) with coverage (in scope and substance) and on terms no less favorable to the current insureds than the Debtors’ insurance policies existing as of the date of entry of the Confirmation Order, which insurance policies shall be described in greater detail in the Plan Supplement and shall be reasonably acceptable to a Majority of Consenting Noteholders.

          10.8.2 Integral Part of Plan.
          Each of the provisions set forth in Section 10.8 is an integral part of the Plan and is essential to its implementation. Each Person entitled to indemnification and insurance pursuant to this Section 10.8 shall have the right to independently seek the enforcement of each of the terms of this Section 10.8.
ARTICLE XI: RETENTION OF JURISDICTION
     11.1 Exclusive Jurisdiction of the Bankruptcy Court.
          Pursuant to Sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases, the Plan and the Confirmation Order to the fullest extent permitted by law, including, among other things, jurisdiction to:
          11.1.1 allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Expense Claim or Priority Tax Claim and the resolution of any objections to the allowance or priority of Claims or Interests;
          11.1.2 grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan for periods ending on or before the Effective Date;
          11.1.3 resolve any matters related to the assumption or assumption and assignment of any executory contract or unexpired lease to which any Debtor is a party or with respect to which any Debtor or the Reorganized Debtor may be liable and to hear, determine, and, if necessary, liquidate any Claims arising therefrom;
          11.1.4 ensure that distributions to Holders of Allowed Claims or Allowed Interests are accomplished pursuant to the provisions of the Plan;
          11.1.5 decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;
          11.1.6 enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan, the Confirmation Order and all contracts, instruments, releases and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;
          11.1.7 resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation, or enforcement of the Plan, the Confirmation Order or any contract, instrument, release or other agreement or document that is executed or created pursuant to the Plan, or any entity’s rights arising from or obligations incurred in connection with the Plan or such documents, except to the extent the Amended and Restated

Credit Documents expressly provide otherwise, in which case, the Bankruptcy Court’s jurisdiction in respect of such Amended and Restated Credit Documents shall be concurrent;
          11.1.8 approve any modification of the Plan before or after the Effective Date pursuant to Section 1127 of the Bankruptcy Code or approve any modification of the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan;
          11.1.9 hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under Sections 330, 331, 363, 503(b), 1103 and 1129(c)(9) of the Bankruptcy Code, which shall be payable by the Debtors only upon allowance thereof pursuant to the order of the Bankruptcy Court, provided, however, that the fees and expenses of the Reorganized Debtors, incurred after the Effective Date, including counsel fees, may be paid by the Reorganized Debtors in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;
          11.1.10 issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;
          11.1.11 hear and determine causes of action by or on behalf of the Debtors or the Reorganized Debtors;
          11.1.12 hear and determine matters concerning state, local and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code;
          11.1.13 enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated, or if distributions pursuant to the Plan are enjoined or stayed;
          11.1.14 determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement, or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order; provided, however, that the terms of the Amended and Restated Credit Documents shall govern the jurisdiction respecting the interpretation or enforcement, after the Effective Date, of the Amended and Restated Credit Documents or any rights or remedies thereunder of the secured lenders party thereto;
          11.1.15 enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;
          11.1.16 hear and determine all matters related to (i) the property of the Estates from and after the Confirmation Date and (ii) the activities of the Reorganized Debtors; provided, however, that the terms of the Amended and Restated Credit Documents shall govern the jurisdiction respecting the interpretation or enforcement, after the Effective Date, of the Amended and Restated Credit Documents or any rights or remedies thereunder of the secured lenders party thereto;
          11.1.17 hear and determine disputes with respect to compensation of the Reorganized Debtors’ professional advisors.
          11.1.18 hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under the Bankruptcy Code; and
          11.1.19 enter an order closing the Chapter 11 Cases.
ARTICLE XII: MISCELLANEOUS
     12.1 Surrender of Instruments.
          12.1.1 As a condition to participation under the Plan, the Holder of a Note, debenture or other evidence of indebtedness of the Debtors that desires to receive the property to be distributed on account of an Allowed Claim based on such Note, debenture or other evidence of indebtedness shall surrender such Note, debenture or other evidence of indebtedness to the Debtors, or their designee (unless such Holder’s Claim will be Reinstated by the Plan, in which case such surrender shall not be required), and shall execute and deliver such other documents as are necessary to effectuate the Plan; provided, however, that if a claimant is a Holder of an equity security or Note, debenture or other evidence of indebtedness for which no physical certificate was issued to the Holder but which instead is held in book-entry form pursuant to a global security held by DTC or other securities depositary or custodian thereof, then the beneficial holder of such a Noteholders Claim shall be deemed to have surrendered such holder’s security, Note, debenture or other evidence of indebtedness upon the surrender of such global security by DTC or such other securities depository or custodian thereof, or in the event the DTC or such other securities depository or custodian does not surrender such global security on the Effective Date or as soon as practicable thereafter, then the Debtors may waive any requirement of surrender of such Note. Except as otherwise provided in this section, if no surrender of a security, Note, debenture or other evidence of indebtedness occurs and a claimant does not provide an affidavit and indemnification agreement, in form and substance satisfactory to the Debtors, that such security, Note, debenture or other evidence of indebtedness was lost, then no distribution may be made to any claimant whose Claim or Interest is based on such security, Note, debenture or other evidence of indebtedness thereof. The Debtors or the Reorganized Debtors (as the case may be) shall make subsequent distributions only to the persons who surrender the securities for exchange (or their assignees) and the record Holders of such securities shall be those Holders of record as of the Effective Date.
     12.2 Committees.
          The appointment of the Unsecured Creditors Committee, and any other official committee in the Chapter 11 Cases, shall terminate on the Effective Date.
     12.3 Post-Confirmation Date Retention of Professionals.

          Upon the Effective Date, any requirement that professionals employed by the Reorganized Debtors comply with Sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate, and the Reorganized Debtors will be authorized to employ and compensate professionals in the ordinary course of business and without the need for Bankruptcy Court approval.
     12.4 Bar Date for Payment or Reimbursement of Professional Fees and Expenses and Claims for Substantial Contribution.
          Except as otherwise provided in the Final Cash Collateral Orders, all final requests for compensation or reimbursement of the fees of any professional employed in the Chapter 11 Cases pursuant to Section 327 or 1103 of the Bankruptcy Code or otherwise, including any Claims for making a substantial contribution under Section 503(b)(4) of the Bankruptcy Code, must be filed and served on the Reorganized Debtors and their counsel and the Office of the United States Trustee, not later than forty five (45) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such professionals or other entities for compensation or reimbursement of expenses must be filed and served on the parties specified above in this Section 12.4 and the requesting professional or other entity not later than twenty (20) days after the date on which the applicable application for compensation or reimbursement was served.
     12.5 Effectuating Documents and Further Transactions.
          Each of the Debtors and the Reorganized Debtors is authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.
     12.6 Exemption from Transfer Taxes.
          Pursuant to Section 1146(a) of the Bankruptcy Code, (a) the issuance, transfer or exchange of notes or equity securities under the Plan; (b) the creation of any mortgage, deed of trust, Lien, pledge or other security interest; (c) the making or assignment of any lease or sublease; or (d) the making or delivery of any deed or other instrument of transfer under the Plan, including, without limitation, merger agreements, agreements of consolidation, restructuring, disposition, liquidation or dissolution, deeds, bills of sale, and transfers of tangible property, shall not be subject to any stamp tax or other similar tax.
     12.7 Payment of Statutory Fees.
          All fees payable pursuant to Section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date.
     12.8 Payment of Notes Indenture Trustee Fees.
          Notwithstanding anything to the contrary in the Plan, the Notes Indenture Trustee Fees shall be paid in full, in cash, on the Effective Date; provided, however, that such amounts shall exclude any fees and expenses incurred by the Notes Indenture Trustees related to any objections to Confirmation of the Plan and/or such other actions that may interfere with or delay Confirmation of the Plan.
     12.9 Notes Indenture Trustees’ Proof of Claim in respect of Noteholders Claims.
          Consistent with Bankruptcy Rule 3003(c) and as provided in Sections 3.2.5(d), 3.3.4(d), 3.4.5(d), 3.5.5(d) and 3.5.6(d), in the event that the Notes Indenture Trustees file a proof of claim in respect of the Noteholders Claims and a Noteholder also files a Proof of Claim evidencing a duplicative Noteholders Claim, then only the Proof of Claim of the Indenture Trustees shall be Allowed.
     12.10 Amendment or Modification of the Plan.
          Subject to Section 1127 of the Bankruptcy Code and, to the extent applicable, Sections 1122, 1123 and 1125 of the Bankruptcy Code, the Debtors may alter, amend, modify or supplement the Plan, Plan Supplement or the Exhibits at any time prior to or after the Confirmation Date but prior to the Substantial Consummation of the Plan; provided, however, that any amendment, modification or supplement to the Plan is reasonably acceptable to a Majority of Consenting Noteholders and shall not be inconsistent with the terms of the Banks Support Agreements. A Holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended, modified or supplemented, if the proposed alteration, amendment, modification or supplement does not materially and adversely change the treatment of the Claim or Interest of such Holder.
     12.11 Severability of Plan Provisions.
          If, prior to the Confirmation Date, any term or provision of the Plan is determined by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, Impaired or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.
     12.12 Binding Effect; Successors and Assigns.
          The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims and Interests, and all other parties in interests in these Chapter 11 Cases and the respective successors and assigns of each of the foregoing, including, without limitation, the Reorganized Debtors. The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.
     12.13 Revocation, Withdrawal or Non-Consummation.

          Subject to the rights of the Consenting Noteholders under the Noteholders Support Agreement and the Noteholders Plan Term Sheet, the Debtors reserve the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan as to any or all of the Debtors, or if confirmation or consummation as to any or all of the Debtors does not occur, then, with respect to such Debtors, (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or unexpired leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person, (ii) prejudice in any manner the rights of such Debtors or any other Person or (iii) constitute an admission of any sort by the Debtors or any other Person.
     12.14 Notice.
          All notices, requests and demands to or upon the Debtors or the Reorganized Debtors to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:
R.H. Donnelley Corporation
1001 Winstead Drive,
Cary, NC 27513.
Att’n: Corporate Secretary
Telephone: (919) 297-1600
Facsimile: (919) 297-1518
with a copy to:
YOUNG CONAWAY STARGATT & TAYLOR, LLP
The Brandywine Building
1000 West Street, 17th Floor
P.O. Box 391
Wilmington, Delaware 19899-0391
Att’n: Robert S. Brady (No. 2847)
           Edmon L. Morton (No. 3856)
Telephone: (302) 571-6600
Facsimile: (302) 571-1253
SIDLEY AUSTIN LLP
1 South Dearborn Street
Chicago, IL 60603
Att’n: James F. Conlan, Esq.
           Jeffrey C. Steen, Esq.
           Paul S. Caruso, Esq.
           Jeffrey E. Bjork, Esq.
           Bojan Guzina, Esq.

           Alex R. Rovira, Esq.
Telephone: (312) 853-7000
Facsimile: (312) 853-7036
     12.15 Governing Law.
          Except to the extent that the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent that an exhibit or schedule to the Plan or the relevant document provide otherwise, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such jurisdiction.
     12.16 Tax Reporting and Compliance.
          The Reorganized Debtors are hereby authorized, on behalf of each of the Debtors, to request an expedited determination under Section 505 of the Bankruptcy Code of the tax liability of the Debtors for all taxable periods ending after the Petition Date through, and including, the Effective Date.
     12.17 Filing of Additional Documents.
          On or before Substantial Consummation of the Plan, the Reorganized Debtors and the Debtors, as applicable, shall File such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, each in form and substance reasonably acceptable, or acceptable, as the case may be, to a Majority of Consenting Noteholders in accordance with the Noteholders Support Agreement and Noteholders Plan Term Sheet.
     12.18 Reservation of Rights.
          Except as expressly set forth herein, the Plan shall have no force and effect unless the Bankruptcy Court has entered the Confirmation Order. The filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by the Debtors with respect to the Plan shall not be and shall not be deemed to be an admission or waiver of any rights of the Debtors with respect to the Holders of Claims and Interests.
          Notwithstanding anything in the contrary in the Plan, each of the Debtors expressly reserves the right to cure and reinstate the Prepetition Lenders Claims against the Holders of the Prepetition Lenders Claims pursuant to Section 1124 of the Bankruptcy Code.
Dated: October 21, 2009

R.H. Donnelley Corporation (for itself and on behalf of the other Debtors, as Debtors and Debtors in Possession)
By:	/s/ Steven M. Blondy
	Name:	Steven M. Blondy
	Title:	Executive Vice President and Chief Financial Officer

Appendix A
Primary Obligor Debtors

Debtor Number	Debtor Name
1.	R.H. Donnelley Corporation
2.	Dex Media, Inc.
3.	R.H. Donnelley, Inc.
4.	Dex Media West LLC
5.	Dex Media East LLC

Appendix B
DMW Guarantor Debtors

Debtor Number	Debtor Name
6.	Dex Media West, Inc.
7.	Dex Media West Finance Co.

Appendix C
DME Guarantor Debtors

Debtor Number	Debtor Name
8.	Dex Media East, Inc.
9.	Dex Media East Finance Co.

Appendix D
RHDI Guarantor Debtors

Debtor Number	Debtor Name
10.	DonTech Holdings, LLC
11.	DonTech II Partnership
12.	R.H. Donnelley Publishing & Advertising of Illinois Holdings, LLC
13.	R.H. Donnelley Publishing & Advertising of Illinois Partnership
14.	Get Digital Smart, Inc.
15.	R.H. Donnelley APIL, Inc.
16.	R.H. Donnelley Publishing & Advertising, Inc.

Appendix E
Non-Guarantor Debtors

Debtor Number	Debtor Name
17.	Dex Media Service LLC
18.	Business.com, Inc.
19.	Work.com, Inc.
20.	RHD Service LLC